Exhibit 10.7

                             RESTRUCTURING AGREEMENT

                                   dated as of

                                 March 20, 2003

                                  by and among

                              AXTEL, S.A. DE C.V.,

                            as Borrower and Customer,

                            Nortel Networks Limited,

                                   as Lender,

                            Nortel Networks Limited,

                                  together with

                    Nortel Networks de Mexico, S.A. de C.V.,

                                  as Supplier,

                                       and

                         TORONTO DOMINION (TEXAS), INC.,

                               as Collateral Agent

                                Table of Contents

                                                                            Page



1.01     Defined Terms........................................................2

1.02     Terms Generally......................................................9

Article II RESTRUCTURING......................................................9

2.01     Termination of the Supply Contracts..................................9

         (a)      Release of Customer.........................................9

         (b)      Release of Supplier........................................10

2.02     Restructure of the Amended and Restated Finance Agreement...........10

         (a)      Release of Borrower........................................11

         (b)      Release of Lender..........................................11

2.03     Cash Payment........................................................12

2.04     Continuation of Security Documents..................................12

2.05     Execution of New Supply Contracts...................................12

2.06     Share Subscription Transaction by Lender............................12

Article III REPRESENTATIONS AND WARRANTIES...................................14

3.01     Representations and Warranties of the Borrower......................14

         (a)      Organization; Powers.......................................14

         (b)      Authorization; Enforceability..............................14

         (c)      Governmental Approvals.....................................14

         (d)      No Conflicts...............................................14

         (e)      Compliance with Laws and Agreements........................15

         (f)      Collateral.................................................15

         (g)      Source of Funds; Cash Payment Transaction..................15

         (h)      Taxes......................................................15

         (i)      Litigation.................................................15

         (j)      Full Disclosure............................................16

3.02     Representations and Warranties of the Lender and the Supplier.......16

         (a)      Organization; Powers.......................................16

         (b)      Authorization; Enforceability..............................16

         (c)      Governmental Approvals.....................................16

         (d)      No Conflicts...............................................17

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page

         (e)      Compliance with Laws and Agreements........................17

         (f)      Litigation.................................................17

Article IV CONDITIONS PRECEDENT..............................................17

         (a)      Resolutions; Incumbency....................................18

         (b)      Officer's Certificate......................................18

         (c)      Transaction Documents......................................18

         (d)      Third-Party Financing Documentation........................19

         (e)      Cash Payment...............................................19

         (f)      Governmental Approval......................................19

         (g)      Release of All Performance Bonds...........................19

         (h)      Opinions of Counsel........................................19

         (i)      Payment of Fees and Expenses...............................19

         (j)      Amendment of Non-FWA Purchase and License Agreement........19

         (a)      Termination and Release....................................20

         (b)      Power of Attorney..........................................20

         (c)      Officer's Certificate......................................20

         (d)      Transaction Documents......................................20

         (e)      Release....................................................20

         (f)      Opinion of Counsel.........................................21

Article V  COVENANTS.........................................................21

5.01     Governmental Approval...............................................21

5.02     Lease Financing.....................................................21

5.03     Public Disclosure...................................................21

Article VI MISCELLANEOUS.....................................................21

6.01     Notices.............................................................21

6.02     No Deemed Waivers; Remedies Cumulative..............................23

6.03     Expenses............................................................23

6.04     Survival............................................................24

6.05     Counterparts; Integration; Effectiveness............................24

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page

6.06     Severability........................................................24

6.07     Governing Law.......................................................24

6.08     Venue for Suit; Waiver of Jury Trial................................24

6.09     Headings............................................................25

6.10     Confidentiality.....................................................25

6.11     Amendment...........................................................26

6.12     Successors and Assigns..............................................26

SCHEDULE 3.01(i) BORROWER LITIGATION.........................................2

SCHEDULE 3.02(j) LENDER LITIGATION...........................................3

SCHEDULE I SUPPLY CONTRACTS..................................................1

SCHEDULE II OTHER SECURED LENDERS PARTY TO THE INTERCREDITOR AGREEMENT.......2

SCHEDULE III SECURITY DOCUMENTS..............................................3

                                    EXHIBITS

Exhibit A Form of Restructured Amended and Restated Finance Agreement

Exhibit B-1 Form of FWA Purchase and License Agreement

Exhibit B-2 Form of Non-FWA Purchase and License Agreement

Exhibit B-3 Form of Agreement for the Provision of Technical Assistance Support
            Services for FWA Equipment

Exhibit B-4 Form of Agreement for the Provision of Technical Assistance Support
            Services for Non-FWA Equipment

Exhibit B-5 Form of FWA Technology License Agreement

Exhibit B-6 Form of Certification of Amendment to Bylaws

Exhibit B-7 Form of Incumbency Certificate

Exhibit B-8 Form of Borrower Officer's Certificate

Exhibit B-9 Form of Power of Attorney

Exhibit B-10 Form of Lender Officer's Certificate

Exhibit C-1 Form of Extraordinary Shareholders Meeting

Exhibit C-2 Form of Share Subscription Agreement

Exhibit D-1 Form of Joinder to the Shareholders Agreement

Exhibit D-2 Form of Supplemental Joinder Agreement

Exhibit E-1 Form of New York Legal Opinion

Exhibit E-2 Form of Mexican Legal Opinion

Exhibit E-3 Form of Mexican Tax Opinion

Exhibit F Form of Lender Opinion

Exhibit G CNIE Authorization

Exhibit H Form of Release of Borrower Shareholders

Exhibit I List of Additional Mortgages

Exhibit J Form of Amendment to the Civil Mortgage

Exhibit K Form of Amendment to Additional Mortgages

Exhibit L Form of Amendment to the Original Mortgage

Exhibit M Civil Mortgage

Exhibit N Original Mortgage

Exhibit O Form of Pledge on IC's Stock

Exhibit P Form of Pledge on IIR's Stock

Exhibit Q Form of Pledge on Servicios Axtel's Stock

Exhibit R Form of Confirmation of Guarnatee

     Restructuring AGREEMENT dated as of March 20, 2003 (this "Agreement"), by and among AXTEL, S.A. DE C.V., a corporation organized under the laws of Mexico, with its principal office at Boulevard Diaz Ordaz Km 3.33, Colonia Unidad San Pedro, Garza Garcia, N.L., Mexico 66260, as borrower (the "Borrower") and as customer (the "Customer"), NORTEL NETWORKS LIMITED (formerly known as NORTEL NETWORKS CORPORATION), a company organized under the laws of Canada, with its principal office at 8200 Dixie Road, Suite 100, Brampton, Ontario L6T 5P6, Canada, as lender (the "Lender"), Nortel Networks de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico, with its principal office at Insurgentes Sur No 1605, Piso 26 Torre Mural, Col. San Jose Insurgentes C.P., Mexico City, D.F. 03900, Mexico, as supplier (together with the Lender, the "Supplier") and TORONTO DOMINION (TEXAS), INC., a corporation duly organized under the laws of the State of Delaware, United States, with its principal office at 900 Fannin Street, Houston, TX, 77010, United States, as collateral agent (the "Collateral Agent").

                              W I T N E S S E T H:


     WHEREAS, the Supplier and the Customer are parties to certain supply contracts pursuant to which among other things the Borrower agreed to purchase telecommunications equipment and/or services manufactured or supplied by the Supplier related to the design, procurement, installation, commissioning, and operation of a wireless local loop telecommunications network providing national coverage in Mexico, all as described more fully on Schedule I hereto (collectively the "Supply Contracts");

     WHEREAS, the Borrower, the Lender and the Collateral Agent are parties to an Amended and Restated Finance Agreement dated as of June 18, 2001 (as amended by the First Amendment to the Amended and Restated Finance Agreement dated as of September 28, 2001, the Amendment and Conditional Waiver to Finance Agreement dated as of December 31, 2001 and the Waiver and Extension to Finance Agreement and MOU dated as of February 28, 2002 (the "Amended and Restated Finance Agreement"));

     WHEREAS, the Borrower and the Lender have determined that it would be in their mutual best interest to restructure the current outstanding indebtedness incurred by the Borrower under the Amended and Restated Finance Agreement pursuant to terms and upon satisfaction of the conditions set forth herein;

     WHEREAS, the Collateral Agent has no obligations and no responsibilities under this Agreement, and enters into this Agreement at the request of the Lender;

     WHEREAS, the Customer and the Supplier have determined that it would be in their mutual best interest to terminate the Supply Contracts and to enter into the New Supply Contracts (as defined below) pursuant to terms and upon satisfaction of the conditions precedent set forth in Article IV hereof (the "Conditions Precedent").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and to confirm or enter into the agreements referred to herein, the parties agree as follows:



                                   DEFINITIONS

     1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:


     Additional Mortgages means each of the unilateral mortgages in first degree created by the Borrower to the benefit of Nortel Networks Limited, HP and other Original Creditors (which were represented thereunder by the Collateral Agent), in the terms of the Mortgage, as effected and evidenced by each of the public instruments described in Exhibit I to this Agreement

     Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person.

     Agreement has the meaning assigned to such term in the preamble of this agreement.

     Amended and Restated Finance Agreement has the meaning assigned to such term in the Second Recital hereof.

     Amended and Restated Shareholders Undertaking means the Amended and Restated Shareholders Undertaking dated as of June 18, 2001 entered into by Bell Canada International (Mexico Telecom) Limited, Bell Canada International Inc., Telinor Telefonia S. de. R.L. de C.V. ("Telinor"), and WorldTel Mexico Telecom Ltd.

     Amendment to Additional Mortgages means each of the public instruments that certify all amendments made to each of the Additional Mortgages executed by the Borrower, the Banorte, the Original Creditors and the Collateral Agent substantially in the form attached hereto as Exhibit K, to guaranty, among other obligations the full and timely payment of the principal of the Loan, and all interests and charges thereon, and all other obligations of the Borrower under this Agreement and the Restructured Note.

     Amendment to the Civil Mortgage means the public instrument that certifies the amendments to the Civil Mortgage executed by Impulsora e Inmobiliaria Regional, S.A. de C.V., Banorte, the Original Creditors and the Collateral Agent substantially in the form attached hereto as Exhibit J, to guaranty, among other obligations the full and timely payment of the principal of the Loan, and all interests and charges thereon, and all other obligations of the Borrower under this Agreement and the Restructured Note.

     Amendments to the Mortgages means, collectively, the Amendment to the Civil Mortgage, the Amendment to the Original Mortgage and the Amendment to the Additional Mortgages.

     Amendment to the Original Mortgage means the public instrument that certifies the amendment made to the Original Mortgage executed by the Borrower, Banorte, the Original Creditors and the Collateral Agent substantially in the form attached hereto as Exhibit L, to guaranty, among other obligations the full and timely payment of the principal of the Loan, and all interests and charges thereon, and all other obligations of the Borrower under this Agreement and the Restructured Note.

     Applicable Law means, at any time, any statute, law, regulation, ordinance, rule, judgment, writ, rule of common law, common law duty, code, order, decree, Governmental Approval, administrative order, directed duty, directive or requirement of any Governmental Authority in effect (including any Environmental
Law), in each case applicable to and binding upon the relevant Person.

     Authorized Officer means, with respect to any Person, each of (i) the Chief Executive Officer (Director General), (ii) the Chief Operating Officer (Director General Operativo), (iii) the Chief Financial Officer (Director de Finanzas), or
(iv) any two or more duly authorized officers of such Person acting jointly.

     Banorte means Banco Mercantil del Norte, S.A., Institucion de Banca Multiple, Grupo Financiero Banorte.

     Borrower has the meaning assigned to such term in the preamble of this Agreement.

     Borrower Shareholders means the holders of any shares or other direct equity interests in the Borrower.

     Business Day means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York, United States of America, Mexico, D.F., Mexico or Monterrey, Nuevo Leon, Mexico are authorized or required by law to remain closed.

     Cash Payment has the meaning assigned to such term in Section 2.03.

     Civil Mortgage means the unilateral mortgages in first degree created by Impulsora e Inmobiliaria Regional S.A. de C.V. to the benefit of the Creditors as proven with public instrument number 2,649 dated as of August 27, 2001, granted before Jose Luis Farias Montemayor, Public Notary number 120 in Monterrey, Nuevo Leon and recorded in the Public Registry of Real Property and Commerce of Guadalajara, Jalisco under file number 20586, dated as of August 31, 2001 attached hereto as Exhibit M.

     Closing Date means the date on which the conditions specified in Article IV are satisfied or waived.

     CNIE means the Federal Foreign Investments Commission of Mexico (Comision Federal de Inversiones Extranjeras).

     CNIE Authorization means the regulatory authorization or approval from the CNIE attached hereto as Exhibit G.

     COFECO means the Federal Commission of Competition of Mexico (Comision Federal de Competencia).

     COFECO Authorization means the regulatory authorization or approval from the COFECO to be obtained by the Borrower, in accordance with all Applicable Laws, pursuant to which the subscription by the Lender of up to 9.9% of the Borrower's shares in connection with the Share Subscription Transaction will not be considered a restricted concentration under applicable Mexican law.

     COFETEL means the Federal Telecommunications Commission of Mexico (Comision Federal de Telecomunicaciones).

     Collateral means all property of the Borrower and all shares in and property of the Subsidiaries of the Borrower that was or was intended to be subject to any Lien that was created or purported to be created by any Security Document.

     Collateral Agent has the meaning assigned to such term in the preamble of this Agreement.

     Conditions Precedent has the meaning assigned to such term in the Fourth Recital hereof.

     Confirmation of Guarantee means the Confirmation of Guarantee dated as of the date hereof executed by the Guarantors.

     Control means, at any time, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of equity interests (on a fully diluted basis), by contract or otherwise, including the power to appoint a sole administrator for, or to elect or designate for election a majority of the board of directors of, such Person.

     Creditors means, collectively, the Original Creditors and any Other Secured Creditors.

     Customer has the meaning assigned to such term in the preamble of this Agreement.

     Documentary Credit means a credit facility established by Banorte in the principal amount of six million five hundred thousand Dollars (US$6,500,000.00).

     Dollars and the sign US$ each mean the lawful money of the United States.

     Environmental Law means any federal, state or local law (whether imposed by statute, or by a Governmental Authority, administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

     Extraordinary Shareholders Meeting has the meaning assigned to such term in
Section 2.06(a).

     Governmental Approval(s) means any authorization, consent, approval, license, franchise, grant, concession, identification number, lease, ruling, permit, certificate, exemption, action, filing or registration by or with any Governmental Authority including but not limited to the COFECO Authorization.

     Governmental Authority means any nation or government, any state or other political subdivision thereof (including those on the federal, national, state, regional or local level), and any entity acting on behalf of any of them exercising executive, legislative, judicial, regulatory or administrative authority.

     Guarantors means Impulsora e Inmobiliaria Regional S.A. DE C.V., Instalaciones y Contrataciones, S.A. DE C.V. and Servicios Axtel, S.A. DE C.V., each a business corporation duly organized, validly existing and in good standing under the laws of Mexico.

     HP means Hewlett-Packard Mexico, S. de R.L. de C.V. (fka Hewlett-Packard de Mexico, S.A. de C.V.).

     Information has the meaning assigned to such term in Section 6.10.

     Intercreditor Agreement means that certain Intercreditor and Collateral Agency Agreement dated as of June 1, 1999 by and among the Lender, the Collateral Agent as Intercreditor Agent and as Collateral Agent, Hewlett Packard de Mexico, S.A. de C.V. and other certain secured lenders which have become party thereto pursuant to the terms thereof.

     Joinder to the Shareholders Agreement means the Joinder Agreement dated as of the date hereof, between the Borrower and Nortel Networks Limited, to the Shareholders Agreement substantially in the form of Exhibit D-1.

     Lender has the meaning assigned to such term in the preamble of this Agreement.

     Lien means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

     Loan Documents means, collectively, the Restructured Finance Agreement, the Restructured Note, the Security Documents and all other documents related thereto.

     Loan has the meaning assigned to such term in Section 2.02.

     Material Adverse Effect means, (i) as to the Borrower, a material adverse effect on (a) the business, assets, property, operations or condition, financial or otherwise, of the Borrower or the Borrower and its subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any of the other Transaction Documents to which it is a party,
(c) the validity or the enforceability of the Transaction Documents or (d) the rights and benefits contemplated to be available to the Supplier or the Lender under this Agreement or any of the other Transaction Documents to which the Borrower is a party, and (ii) as to the Supplier and the Lender, a material adverse effect on (a) the ability of the Supplier or the Lender to perform any of its obligations under this Agreement or any of the other Transaction Documents to which it is a party, (b) the validity or the enforceability of the Transaction Documents under this Agreement or any of the other Transaction Documents to which the Borrower is a party, and (c) the rights and benefits contemplated to be available to the Borrower under this Agreement or any of the other Transaction Documents to which the Borrower is a party.

     Mexican GAAP means Mexican generally accepted accounting principles, consistently applied.

     Mexico means the United Mexican States.

     Mortgages means, collectively, the Original Mortgage, the Civil Mortgage and the Additional Mortgage and "Mortgage" means any of them.

     New Supply Contracts has the meaning assigned to such term in Section 2.05.

     Original Creditors means Nortel Networks, HP, Siemens and SR Telecom.

     Original Mortgage means the unilateral mortgage in first degree created by the Borrower to the benefit of Nortel, HP and other Original Creditors (as represented thereunder by the Collateral Agent), pursuant to the provisions of Articles 92 and 93 of the General Law on Communications Means of Mexico, as proven with public instrument number 6,249, dated as of June 9, 1999 granted before Daniel G. Morales, Public Notary number 26 in Monterrey, Nuevo Leon, which was duly recorded in the Public Registry of Real Property and Commerce of Monterrey, Nuevo Leon under number 522 , Volume 210-11, Book 4 Third Auxiliar Various Contracts and Acts, Commerce Section, as of June 16, 1999 and under number 595, volume 153, book 15, section II Liens-Mortgages, in the Telecommunications Registry as proven with official communication CFT/DOG/CGST/RT/0047/2000 and in the Mexican Institute of Industrial Property attached hereto as Exhibit N.

     Other Secured Lenders means the Persons listed in Schedule II hereto and such other Persons that may form time to time become secured creditors under the Intercreditor Agreement.

     Performance Bond means any performance bond or letter of credit provided by the Supplier for the benefit of the Customer under any Supply Contract.

     Permitted Liens has the meaning assigned to such term in the Restructured Finance Agreement.

     Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     Pledge on IC's Stock means any pledge created by the Borrower and Impulsora e Inmobiliaria Regional, S.A. de C.V., substantially in the form attached hereto as Exhibit O, on all voting shares representing 100% of the capital stock of Instalaciones y Contrataciones, S.A. de C.V., to guarantee, among other obligations the full and timely payment of the principal of the Loan and all interests and charges thereon, and all other obligations of the Borrower under this Agreement and the Restructured Note.

     Pledge on IIR's Stock means any pledge created by the Borrower and Telinor, substantially in the form attached hereto as Exhibit P, on all voting shares representing 100% of the capital stock of Impulsora e Inmobiliaria Regional, S.A. de C.V., to guarantee, among other obligations the full and timely payment of the principal of the Loan and all interests and charges thereon, and all other obligations of the Borrower under this Agreement and the Restructured Note.

     Pledge on Servicios Axtel's Stock means any pledge created by the Borrower and Impulsora e Inmobiliaria Regional, S.A. de C.V., substantially in the form attached hereto as Exhibit Q, on all voting shares representing 100% of the capital stock of Servicios Axtel, S.A. de C.V., to guarantee, among other obligations the full and timely payment of the principal of the Loan and all interests and charges thereon, and all other obligations of the Borrower under this Agreement and the Restructured Note.

     Pledges means, collectively, the Pledge on IIR's Stock, the Pledge on Servicios Axtel's Stock, and the Pledge on IC's Stock, and the term "Pledge" means any of them.

     Restructured Finance Agreement means the Restructured Amended and Restated Finance Agreement dated concurrently herewith, entered into among the Borrower, Lender, the Supplier and the Collateral Agent.

     Restructured Note has the meaning assigned to such term in Section 2.02.

     Restructuring has the meaning assigned to such term in the introduction to
Article 2.

     Secretary's Certificate means a certificate issued by the Secretary or the Assistant Secretary of the Borrower attaching true and correct copies of the entry in the Shareholders' Register of the Borrower evidencing the Lender as owner of the Shares.

     Security Amendment Documents means, collectively, the Amendments to Mortgages, the Pledges and the Waiver and Amendment to the Intercreditor Agreement, as set forth in Schedule III.

     Security Documents means, collectively, the Statutory Mortgage Deeds, the Subsidiary Mortgage Deeds, the Restricted Subsidiary Guarantees, the Restricted Subsidiary Stock Pledge Agreements, and the other ancillary documents entered into pursuant to the Amended and Restated Finance Agreement as set forth in
Schedule III attached hereto.

     Share Certificates means the share certificates representing the Shares.

     Share Subscription Agreement has the meaning assigned to such term in
Section 2.06(a).

     Share Subscription Transaction means the transaction described in Section 2.06(a).

     Shared Liens means any security interest in the Collateral granted to the Other Secured Lenders.

     Shareholders Agreement means the Unanimous Shareholders Agreement, as amended, made as of October 6, 1997 among Bell Canada International (Mexico Telecom) Limited, Bell Canada International Inc., Telinor Telefonia, S. de R.L. de C.V. (formerly known as Telefonia, S.A. de C.V.), Worldtel Mexico Telecom Ltd., entered into by and among the Borrower, the Lender, Bell Canada International (Mexico Telecom) Limited, Bell Canada International Inc., Telinor Telefonia, S. de R.L. de C.V. and Worldtel Mexico Telecom Ltd.

     Shares has the meaning assigned to such term in Section 2.06(a).

     SHCP means Secretaria de Hacienda y Credito Publico.

     Siemens means Siemens Financial Services Inc.

     SR Telecom means SR Telecom, Inc.

     Subsidiary means, in relation to any Person, any other Person of which more than fifty percent (50%) of the voting stock or other equity interests entitled ordinarily to vote in the election of a majority of the board of directors or other governing body is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

     Supplier has the meaning assigned to such term in the preamble of this Agreement.

     Supplemental Joinder Agreement means the Agreement by and among the Lender, the Borrower and Telinor dated as of the date hereof which is supplemental to the Joinder to the Shareholders Agreement, substantially in the form of Exhibit D-2.

     Supply Contracts has the meaning assigned to such term in the First Recital hereof.

     Taxes means any and all present or future taxes, levies, imposts, duties, deductions, charges, prescribed employment and social taxes or withholdings imposed by any Governmental Authority.

     Third-Party Financing Documentation means all the documentation required by the lender to the Third-Party Financing evidencing and governing the terms and conditions of such financing.

     Third-Party Financing means any financing, either secured or unsecured, obtained by the Borrower on or prior to the Closing Date for the purpose of funding a portion of the Cash Payment

     Transaction Documents means, collectively, this Agreement (including all exhibits and schedules hereto), the Loan Documents, the New Supply Contracts, the Share Subscription Agreement, and the Joinder to the Shareholders Agreement.

     United States means the United States of America (including any State and the District of Columbia), its territories and possessions.

     Waiver and Amendment to the Intercreditor Agreement means the Waiver and Amendment to the Intercreditor Agreement dated the Closing Date by and among, the Collateral Agent, the Lender, Siemens Financial Services Inc., HP and SR Telecom.

     1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference to any statute, decree, regulation or other applicable law shall be construed as a reference to such statute, law, decree, regulation or other applicable law as re-enacted, redesigned, amended, succeeded or extended from time to time, (c) any reference herein to any Person (including any Person defined in Section 1.01) shall be construed to include such Person's successors and assigns and in the case of any Governmental Authority, any Person succeeding to its functions and capacities, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, cash, securities, accounts and contract rights.

                                   ARTICLE II

                                  RESTRUCTURING

     On the terms and subject to the conditions set forth in this Agreement, the parties hereto agree to restructure certain of their rights and obligations, as specified herein, by the following actions to be taken by the applicable party or parties on or before the Closing Date, except as otherwise permitted to be taken thereafter (the
"Restructuring"):

     2.01 Termination of the Supply Contracts. The Customer and the Supplier hereby agree to the termination of the Supply Contracts and the mutual release of all obligations and liabilities under or arising out of the Supply Contracts, as follows:

     (a) Release of Customer. Effective as of the Closing Date, the Supplier, for itself and on behalf of its predecessors and successors and its past and present divisions and subsidiaries, hereby agrees that the Supply Contracts are terminated and forever releases and discharges the Customer and its predecessors and successors and its past and present divisions and subsidiaries and its and their shareholders, directors, officers, employees, agents, representatives, consultants, attorneys, Affiliates, and assigns, from any and all obligations, liabilities, losses, claims, counterclaims, demands, expenses, attorney's fees, rights, actions, causes of action or suits of any kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, suspected or unsuspected, absolute or contingent, in law, equity, bankruptcy or otherwise (including, without limitation, any and all claims for avoidable preferences, fraudulent conveyances or transfers and/or recoverable setoffs under the law of any jurisdiction regarding insolvency or debtor/creditor rights or otherwise) under or arising out of the Supply Contracts.

     (b) Release of Supplier. Effective as of the Closing Date, the Customer, for itself and on behalf of its predecessors and successors and its past and present divisions and subsidiaries, hereby agrees that the Supply Contracts are terminated and forever releases and discharges the Supplier and its predecessors and successors and its past and present divisions and subsidiaries and its and their shareholders, directors, officers, employees, agents, representatives, consultants, attorneys, Affiliates, and assigns, from any and all obligations, liabilities, losses, claims, counterclaims, demands, expenses, attorney's fees, rights, actions, causes of action or suits of any kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, suspected or unsuspected, absolute or contingent, in law, equity, bankruptcy or otherwise (including, without limitation, any and all claims for avoidable preferences, fraudulent conveyances or transfers and/or recoverable setoffs under the law of any jurisdiction regarding insolvency or debtor/creditor rights or otherwise) under or arising out of the Supply Contracts.

     (c) For the avoidance of doubt and without limiting the foregoing, the parties intend by this Section 2.01 that the Supplier release its claims based on accounts receivable from the Customer for delivered deliverables and that the Customer release its claims based on its interest in undelivered deliverables from the Supplier, that the parties cancel all purchase orders and acceptances on which delivery has not been made, that the Supplier retain all undelivered deliverables, that the Customer retain all delivered deliverables, on an "AS IS, WHERE IS" basis, that the Customer release all warranty rights, that the parties release all indemnification rights, and that this Section 2.01 be applied to the earlier terminated ISRP Contract (as defined in Schedule I hereto) and the Transmission Contract (as defined in Schedule I hereto), to obligations that were earlier suspended, amended, or terminated, to obligations that would otherwise survive termination of the Supply Contracts under Section 47 (Survival of Obligations) thereof, and to both Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. in each reference to Supplier.

     (d) The Supplier and the Customer hereby agree to deliver any documents and to take any actions to the extent and when reasonably required by, and in form and substance reasonably satisfactory to, the other party, as the case may be, for tax, customs and other governmental or accounting purposes in connection with the terminations and releases effected by this Section 2.01.

     2.02 Restructure of the Amended and Restated Finance Agreement. The Borrower and the Lender hereby agree to restructure the Amended and Restated Finance Agreement by executing and delivering on or before the Closing Date, subject to the satisfaction of all Conditions Precedent, a Restructured Amended and Restated Finance Agreement dated as of the date hereof, entered into among the Borrower, the Lender, the Supplier and the Collateral Agent substantially in the form of Exhibit A attached hereto, (the "Restructured Finance Agreement") providing for a Loan in the original principal amount of US$24,200,000 to be evidenced by a Note substantially in the form attached thereto (the "Restructured Note"). Subject to the Lender's receipt of the Restructured Note, the Cash Payment, the Share Certificates and the Secretary's Certificate and satisfaction of all Conditions Precedent, the Customer and the Lender agree to the mutual release of all obligations and liabilities under or arising out of the Amended and Restated Finance Agreement, excluding obligations under or arising out of the Restructured Finance Agreement, the Restructured Note, and the Security Documents as applied to the Loan and the Restructured Note on and after the Closing Date, as follows:

     (a) Release of Borrower. Effective as of the Closing Date, the Lender, for itself and on behalf of its predecessors and successors and its past and present divisions and subsidiaries, hereby forever releases and discharges the Borrower and its predecessors and successors and its past and present divisions and subsidiaries and its and their shareholders, directors, officers, employees, agents, representatives, consultants, attorneys, Affiliates, and assigns, from any and all obligations, liabilities, losses, claims, counterclaims, demands, expenses, attorney's fees, rights, actions, causes of action or suits of any kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, suspected or unsuspected, absolute or contingent, in law, equity, bankruptcy or otherwise (including, without limitation, any and all claims for avoidable preferences, fraudulent conveyances or transfers and/or recoverable setoffs under the law of any jurisdiction regarding insolvency or debtor/creditor rights or otherwise) under or arising out of the Amended and Restated Finance Agreement, excluding obligations under or arising out of the Restructured Finance Agreement, the Restructured Note, and the Security Documents as applied to the Loan and the Restructured Note.

     (b) Release of Lender. Effective as of the Closing Date, the Borrower, for itself and on behalf of its predecessors and successors and its past and present divisions and subsidiaries, hereby forever releases and discharges the Lender and its predecessors and successors and its past and present divisions and subsidiaries and its and their shareholders, directors, officers, employees, agents, representatives, consultants, attorneys, Affiliates, and assigns, from any and all obligations, liabilities, losses, claims, counterclaims, demands, expenses, attorney's fees, rights, actions, causes of action or suits of any kind or nature, whether accrued or unaccrued, asserted or unasserted, known or unknown, suspected or unsuspected, absolute or contingent, in law, equity, bankruptcy or otherwise (including, without limitation, any and all claims for avoidable preferences, fraudulent conveyances or transfers and/or recoverable setoffs under the law of any jurisdiction regarding insolvency or debtor/creditor rights or otherwise) under or arising out of the Amended and Restated Finance Agreement, excluding obligations under or arising out of the Restructured Finance Agreement, the Restructured Note, and the Security Documents as applied to the Loan and the Restructured Note.

     (c) For the avoidance of doubt and without limiting the foregoing, the parties intend by this Section 2.02 that (i) an amount equal to fifty percent (50%) of the aggregate outstanding principal amount of the existing loans under the Amended and Restated Finance Agreement which remain unpaid or unsatisfied after Lender's receipt of the Cash Payment and the Restructured Note shall be capitalized in exchange for the Shares, and (ii) the Lender forgive all accrued interest and release all existing loans under the Amended and Restated Finance Agreement which remain unpaid or unsatisfied after Lender's receipt of the Cash Payment, the Restructured Note and the Shares and the Secretary's Certificate.

     2.03 Cash Payment.

     On the Closing Date, subject to the satisfaction of all Conditions Precedent, the Borrower shall pay to the Lender by wire transfer on or before the Closing Date US$125,200,000.00 (One Hundred Twenty Five Million Two Hundred Thousand Dollars) in immediately available funds at Citibank NA, New York, Account Number: 3854-536-4, ABA#: 021000089, Swift Code: CITIUS33, Beneficiary:
Nortel Networks Limited, or such other account as the Lender may designate to the Borrower in writing (the "Cash Payment").

     2.04 Continuation of Security Documents.

     (a) The parties acknowledge and agree that, subject to the terms of, and as amended or otherwise modified by, the Security Amendment Documents, the Security Documents shall continue and shall secure the Borrower's obligations under the Restructured Finance Agreement and the Restructured Note.

     (b) The Borrower shall promptly execute and deliver or cause to be executed or delivered all such instruments, documents or assurances, and promptly do or cause to be done all such other and further things and acts as the Lender may reasonably request in furtherance of the rights, interests, powers, benefits and privileges conferred upon the Lender by the Security Documents, including without limitation, amendments to any of the Security Documents assuring continuation of a first priority security interest, pari passu with the Other Secured Lenders, in the Collateral securing Borrower's obligations to Lender intended to be secured under this Agreement, the Restructured Finance Agreement, or the Restructured Note.

     2.05 Execution of New Supply Contracts.

     On the Closing Date, subject to the satisfaction of all Conditions Precedent, the Customer and the Supplier shall execute and deliver new supply and services contracts substantially in the form of, respectively, Exhibit B-1 hereto, the FWA Purchase and License Agreement, Exhibit B-2 hereto, the Non-FWA Purchase and License Agreement, Exhibit B-3 hereto, the Agreement for the Provision of Technical Assistance Support Services for FWA Equipment, Exhibit B-4 hereto, the Agreement for the Provision of Technical Assistance Support Services for Non-FWA

Equipment, and Exhibit B-5 hereto, the FWA Technology License Agreement (collectively the "New Supply Contracts").

     2.06 Share Subscription Transaction by Lender.

     (a) Subject to the terms and conditions of the Subscription Agreement, the Borrower shall issue, and the Lender shall have the right to subscribe for 250,836,980 nominative, non-voting Series "N" shares of the capital stock of the Borrower, equal to an aggregate of nine and nine-tenths percent (9.9%) equity participation, on a fully diluted basis, in the Borrower (the "Shares") pursuant to (X) an extraordinary shareholders meeting of the Borrower to be held on or before the Closing Date, which shall approve (i) a capital stock increase by means of a debt capitalization and (ii) the amendment of the by-laws (estatutos) of the Borrower to the extent necessary to provide for the right of the Lender to appoint one Director to the board of directors of the Borrower (the "Extraordinary Shareholders Meeting") substantially in the form of Exhibit C-1 attached hereto and (Y) a share subscription agreement (the "Share Subscription Agreement") substantially in the form of Exhibit C-2 attached hereto.

     (b) On or before the Closing Date, the Borrower and the Lender shall enter into the Share Subscription Agreement.

     (c) The Borrower shall amend its bylaws (estatutos) as contemplated by the Extraordinary Shareholders Meeting. The Borrower shall no later than fifteen
(15) Business Days after the holding of the Extraordinary Shareholders Meeting deliver to the Lender (i) second testimony of a public instrument containing the formalization of the Extraordinary Shareholders Meeting; (ii) satisfactory evidence of registration before the Public Registry of Commerce in the domicile of the Borrower of the first testimony of such public instrument; and (iii) a compulsa of the by-laws of the Borrower.

     (d) On or before the Closing Date, but subject to and concurrent with entering into the Share Subscription Agreement by the Lender, the Borrower and the Lender shall enter into the Joinder to the Shareholders Agreement and the Borrower, the Lender and Telinor shall enter into the Supplemental Joinder Agreement.

     (e) The Borrower shall prepare, draft and submit before the COFECO, at its sole cost and expense, all the necessary applications, forms and memoranda to obtain all Governmental Approvals required to fully effect the subscription of shares as contemplated by the Extraordinary Shareholders Meeting and the Share Subscription Agreement, and the Lender shall provide to the Borrower all information regarding or relating to the Lender, and execute all documents, which are necessary for such applications, forms and memoranda.

     (f) (i) The Borrower shall employ its reasonable best efforts to obtain the COFECO Authorization no later than one hundred and twenty (120) days from the Closing Date; (ii) the Lender shall provide such additional information as may be required COFECO regarding or relating to the Lender with respect to the COFECO Authorization; and (iii) the Borrower shall provide a written status report to the Lender of the application submitted for such COFECO Authorization every thirty (30) days from the Closing Date until such authorization is obtained.

     (g) Within thirty (30) days after the later to occur of (i) receipt of payment in full of the US$60,000,000 capital increase, (ii) the expiration without exercise of any and all pre-emptive purchase rights with respect to the Shares, and (iii) receipt of all such Governmental Approvals, the Share Certificates for the Shares and the Secretary's Certificate shall be delivered to the Lender pursuant to the Extraordinary Shareholders Meeting and the Share Subscription Agreement.

     (h) The Borrower agrees to provide the Lender with all information reasonably requested by the Lender to allow the Lender to comply with all tax reporting requirements in connection with or as a result of its investment in the Borrower as set out herein including, without restriction, to the extent required for the Lender to satisfy its tax reporting obligations, financial statements of the Borrower and all Affiliates of the Borrower, such determination of the Borrower's income taking into account and otherwise based upon the Income Tax Act (Canada) in relation to investments by Canadian residents in "foreign affiliates" and "foreign investment entities" as those terms are or may be defined, from time to time, for purposes of such Act, and such statements of the business and undertaking and property and liabilities of the Borrower and such Affiliates as may be required for such tax reporting.



                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender and the Supplier that, each of the statements contained in this Section 3.01 of this Article III is true and correct as of the date of this Agreement.

     (a) Organization; Powers. The Borrower is duly organized, validly existing and, under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect in respect of the Borrower, is qualified to do business in every jurisdiction where such qualification is required.

     (b) Authorization; Enforceability. The transactions to be performed by the Borrower are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, concurso mercantil or quiebra, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Governmental Approvals. The transactions to be performed by the Borrower (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (including COFETEL with respect to the transactions), except for (A) the COFECO Authorization, (B) such as have been obtained or made and are in full force and effect, (C) those that the failure to have or obtain would not be reasonably likely to result in a Material Adverse Effect in respect of the Borrower, (ii) will not violate any applicable law or regulation (including regulations of COFETEL) or the charter, estatutos, or other organizational documents of the Borrower or any order of any Governmental Authority (including COFETEL) having jurisdiction, and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or its assets.

     (d) No Conflicts. There is no proceeding pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower that seeks to rescind, terminate, suspend, modify or otherwise materially affect any Governmental Approvals, except with respect to those Governmental Approvals which the failure to obtain or to have could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

     (e) Compliance with Laws and Agreements. (i) The Borrower and each of its Subsidiaries is in compliance with all Applicable Laws, except to the extent of any non-compliance which alone or in the aggregate with any other non-compliance could not reasonably be expected to have a Material Adverse Effect; (ii) the Borrower has not received, and none of its Subsidiaries has received, any notice or other communications and none of them is otherwise aware of any claim from any Governmental Authority alleging that the Borrower or any of its Subsidiaries is not in compliance with any Applicable Laws, except with respect to allegations of non-compliance which alone or in the aggregate with any other non-compliance (or allegations of non-compliance) could not reasonably be expected to have a Material Adverse Effect; and (iii) to the knowledge of the Borrower and each of its Subsidiaries, there are no circumstances that may prevent or interfere with compliance with Applicable Laws by the Borrower or its Subsidiaries in the future, except to the extent of any non-compliance which alone or in the aggregate with any other non-compliance could not reasonably be expected to have a Material Adverse Effect.

     (f) Collateral. The Borrower is the owner of all of the Collateral. Subject only to Permitted Liens, the Collateral Agent (on behalf of the Lender) has an effective, valid, legally binding and enforceable Lien on all of the Collateral, which Lien is superior and prior to the Liens of all third parties (other than the Permitted Liens).

     (g) Source of Funds; Cash Payment Transaction. Of the Cash Payment no more than US$75,000,000.00 (Seventy Five Million Dollars) is being paid from the proceeds of the Third-Party Financing, and no part of the Cash Payment is being paid from the proceeds of a disposition of any Collateral otherwise than in the ordinary course of business.

     (h) Taxes. The Borrower and each of its Subsidiaries has timely paid all required Taxes and is current with all Tax returns required to be filed by it except for the payment of such Taxes, if any, as are being contested in good faith by appropriate proceedings and as to which (i) adequate reserves have been established in accordance with Mexican GAAP on the books of the Borrower and its Subsidiaries, or (ii) (A) the aggregate amount of such unpaid Taxes, assessments and shares is less than US$500,000 (Five Hundred Thousand Dollars), and (B) the non-payment of which Taxes could not reasonably be expected to have a Material Adverse Effect under such circumstances.

     (i) Litigation.

     (i) Except as disclosed in Schedule 3.01(i), there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending, or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues which: (A) purports to affect or pertain to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby or (B) as to which there is a reasonable possibility of an adverse determination and which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     (ii) No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or Governmental Authority (A) purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document by the Borrower, or (B) which could reasonably be expected to have a Material Adverse Effect.

     (j) Full Disclosure. The exhibits, reports, schedules and other information furnished by or on behalf of the Borrower in connection with this Agreement, taken as a whole, are true and correct in all material respects and do not contain any untrue material statement or omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading at the time when made, deemed made or delivered; provided that, to the extent any such information has been based upon or constitutes a forecast or projection by the Borrower, the Borrower represents only that it acted in good faith and utilized reasonable assumptions in the light of conditions existing at the time such forecasts or projections were prepared and delivered. 3.02 Representations and Warranties of the Lender and the Supplier. The Lender and the Supplier, in each case as to itself, represents and warrants, individually and not jointly, as of the Closing Date to each other party hereto as follows:

     (a) Organization; Powers. Each of the Lender and the Supplier, respectively, is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted

     (b) Authorization; Enforceability. The Transactions to be performed by the each of the Lender and the Supplier are within the corporate powers of each of the Lender and the Supplier and have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly executed and delivered by the each of the Lender and the Supplier and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by the each of the Supplier and the Lender will constitute, a legal, valid and binding obligation of the Lender and the Supplier, enforceable against the Lender and the Supplier in accordance with its terms, except as such enforceability may be limited by

(i) bankruptcy, concurso mercantil or quiebra, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Governmental Approvals. The transactions to be performed by each of the Supplier and the Lender (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (including COFETEL with respect to such transactions) except for (A) the COFECO Authorization and (B) such as have been obtained or made and are in full force and effect, (ii) will not violate the charter, estatutos, or other organizational documents of the Supplier or the Lender or any order of any Governmental Authority (including COFETEL) having jurisdiction, and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon either the Supplier or the Lender or their respective assets.

     (d) No Conflicts. There is no proceeding pending or, to the knowledge of any of the Supplier or the Lender, threatened against either of the Supplier or the Lender that seeks to rescind, terminate, suspend, modify or otherwise materially affect the transactions to be performed by each of the Supplier and the Lender.

     (e) Compliance with Laws and Agreements. (i) Each of the Supplier and the Lender is in compliance with all Applicable Laws, except to the extent of any non-compliance which alone or in the aggregate with any other non-compliance could not reasonably be expected to have a Material Adverse Effect; (ii) neither the Supplier nor the Lender has received any notice or other communications and none of them is otherwise aware of any claim from any Governmental Authority alleging that either the Supplier or the Lender is not in compliance with any Applicable Laws, except with respect to allegations of non-compliance which alone or in the aggregate with any other non-compliance (or allegations of non-compliance) could not reasonably be expected to have a Material Adverse Effect; and (iii) to the knowledge of each of the Supplier and the Lender there are no circumstances that may prevent or interfere with compliance with Applicable Laws by each of the Supplier and the Lender in the future, except to the extent of any non-compliance which alone or in the aggregate with any other non-compliance could not reasonably be expected to have a Material Adverse Effect.

     (f) Litigation.

     (i) Except as disclosed in Schedule 3.02(f), there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending, or, to the knowledge of the Supplier or the Lender or any of their respective Subsidiaries, threatened by or against the Supplier or the Lender or any of their respective Subsidiaries or against any of their respective properties or revenues which purports to affect or pertain to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby.

     (ii) No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document by the Lender or the Supplier.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     The Lender's obligation to perform its obligations pursuant to this Agreement is subject to the Borrower's satisfaction of each of the following Conditions Precedent:

     4.01 On or before the Closing Date, the Lender and the Supplier shall have received all of the following:

     (a) Resolutions; Incumbency. The Lender shall have received from the
Borrower: (i) copies of: (1) resolutions of its board of directors (or shareholders' meeting) authorizing the transactions contemplated by the Transaction Documents, (2) any amendments to its articles of incorporation and by-laws (estatutos) from the date of execution of the Amended and Restated Finance Agreement, and certified as of the Closing Date by its Authorized Officer substantially in the form of Exhibit B-6; (ii) a certificate of its Authorized Officer certifying the names and true signatures of its respective officers authorized to execute and deliver the Transaction Documents substantially in the form of Exhibit B-7.

     (b) Officer's Certificate. The Lender shall have received a certificate, substantially in the form of Exhibit B-8, dated as of the Closing Date, signed by an Authorized Officer of the Borrower stating that, upon execution of the Transaction Documents: (i) all of its representations and warranties contained in Article III are true and correct in all material respects on and as of such date, and (ii) since January 1, 2003, no Material Adverse Effect has occurred.

     (c) Transaction Documents. The Lender and the Supplier shall have received all of the following, each duly executed and delivered by an Authorized Officer of the respective party or parties thereto dated the Closing Date or such other date as agreed to by the Lender or the Supplier, in form and substance satisfactory to the Lender and the Supplier:

     (1) this Agreement;

     (2) the Restructured Finance Agreement;

     (3) the Restructured Note;

     (4) the FWA Purchase and License Agreement;

     (5) the Non-FWA Purchase and License Agreement;

     (6) the Agreement for the Provision of Technical Assistance Support Services for FWA Equipment;

     (7) the Agreement for the Provision of Technical Assistance Support Services for Non-FWA Equipment;

     (8) the FWA Technology License Agreement;

     (9) the Extraordinary Shareholders Meeting;

     (10) the Amendment to the Bylaws;

     (11) the Share Subscription Agreement;

     (12) the Joinder to the Shareholders' Agreement;

     (13) the Supplemental Joinder Agreement;

     (14) the Amendments to Mortgages;

     (15) the Pledges;

     (16) the Waiver and Amendment to the Intercreditor Agreement;

     (17) the Secretary's Certificate of the Borrower evidencing receipt of US$60,000,000 accounted for as Paid in Capital and/or Contributions for Future Capitalization; and

     (18) the Confirmation of Guarantee.

     (d) Third-Party Financing Documentation. The Lender shall have received from the Borrower copies certified to the Lender's satisfaction of all the Third-Party Financing Documentation, including any amendments thereto.

     (e) Cash Payment. The Lender shall have received from the Borrower the Cash Payment.

     (f) Governmental Approval. The Lender shall have received from the Borrower a sealed copy of the application submitted before COFECO.

     (g) Release of All Performance Bonds. The Supplier shall have received from the Borrower the originals of all Performance Bonds, marked cancelled, together with a release thereof in the form required by the issuer thereof (Federal Insurance Company).

     (h) Opinions of Counsel. The Lender shall have received favorable written legal opinions in form and substance satisfactory to the Lender (addressed to the parties hereto and dated the Closing Date) of:

          (i) Cahill Gordon & Reindel, New York counsel for the Borrower, substantially in the form attached hereto as Exhibit E-1;

          (ii) D&A Morales & Asociados, S.C., Mexican counsel for the Borrower, substantially in the form attached hereto as Exhibit E-2;

          (iii) Chevez, Ruiz, Zamarripa y Cia., S.C., tax counsel for the Borrower, substantially in the form attached hereto as Exhibit E-3; and

     (i) Payment of Fees and Expenses. The Lender shall have received payment of all fees, disbursements and other charges of outside legal counsel to the Supplier or the Lender in the United States and Mexico in connection with the preparation, execution and delivery of this Agreement and other Transaction Documents.

     (j) Amendment of Non-FWA Purchase and License Agreement. The Supplier and the Customer shall have mutually agreed on the terms and conditions of the lease financing to be provided for under the Non-FWA Purchase and License Agreement.

     4.02 On or before the Closing Date, the Borrower shall have received all of the following:

     (a) Termination and Release. The Borrower shall have received from the Lender the originals, marked cancelled, of all Promissory Notes made by the Borrower to the Lender supporting loans under the Amended and Restated Finance Agreement.

     (b) Power of Attorney. The Borrower shall have received from each of the Supplier and the Lender a copy of a Power of Attorney evidencing the authority of the Person named therein to execute and deliver the Transaction Documents substantially in the form of Exhibit B-9.

     (c) Officer's Certificate. The Borrower shall have received from each of the Supplier and the Lender a certificate, substantially in the form of Exhibit B-10 dated as of the Closing Date, signed by an Authorized Officer of each of the Supplier and the Lender stating that, upon execution of the Transaction
Documents: (i) all of its representations and warranties contained in Article III are true and correct in all material respects on and as of such date, and
(ii) since January 1, 2003, no Material Adverse Effect has occurred.

     (d) Transaction Documents. The Borrower shall have received all of the following, each duly executed and delivered by an Authorized Officer of the respective party or parties thereto, dated the Closing Date or such other date as agreed to by the Borrower, in form and substance satisfactory to the
Borrower:

     (1) this Agreement;

     (2) the Restructured Finance Agreement;

     (3) the FWA Purchase and License Agreement;

     (4) the Non-FWA Purchase and License Agreement;

     (5) the Agreement for the Provision of Technical Assistance Support Services for FWA Equipment;

     (6) the Agreement for the Provision of Technical Assistance Support Services for Non-FWA Equipment;

     (7) the FWA Technology License Agreement;

     (8) the Share Subscription Agreement; and

     (9) the Joinder to the Shareholders Agreement.

     (e) Release. A release by the Lender of all of the obligations of the Borrower Shareholders under or arising out of the Amended and Restated Finance Agreement and the Amended and Restated Shareholders Undertaking, substantially in the form attached hereto as Exhibit H.

     (f) Opinion of Counsel. The Borrower shall have received favorable written legal opinions in form and substance satisfactory to the Borrower (addressed to the parties hereto and dated the Closing Date) of counsel for the Lender, substantially in the form attached hereto as Exhibit F.

                                    Article V

                                    COVENANTS

     5.01 Governmental Approval. Thirty (30) days from the Closing Date and every thirty (30) days thereafter, the Borrower shall provide a written status report to the Lender regarding the status of, and actions taken with respect to, the Governmental Approvals until such approvals are obtained.

     5.02 Lease Financing. The Lender and the Borrower agree to work together in good faith to negotiate definitive terms and conditions for lease financing to be provided in accordance with Schedule F to the Non-FWA Purchase and License Agreement.

     5.03 Public Disclosure. Each of the parties hereto agrees to consult with each other party and obtain each other party's consent (which shall not be unreasonably withheld) before issuing any press release or otherwise making any public disclosure with respect to any of the Transactions and shall not issue any such press release or make any such public statement prior to such consultation and consent, except as may be required by applicable laws or regulations or any listing agreement with a national securities exchange; provided that the consent of any party hereto that is a controlled subsidiary of any other party hereto may be provided by such other party; and provided, further, that the parties intend to agree prior to the Closing Date on releases to be initially issued by such parties in respect of the Restructuring.

                                   Article VI

                                  MISCELLANEOUS

     6.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand, mail or overnight courier service, or sent by fax, as follows:

                           (a)   To Borrower:

                           Axtel, S.A. de C.V.
                           Boulevard Diaz Ordaz Km 333
                           Colonia Unidad San Pedro 400
                           Garza Garcia 66260
                           N.L., Mexico

                           Fax: 52 81 8114 1771
                           Phone:
                           Attention: Tomas Milmo-Santos/ Patricio Jimenez

                           With copies to:


                           D&A Morales y Asociados, S.C.
                           Vallarta 811 Sur Colonia Mirador
                           64070 Monterrey, N.L., Mexico

                           Attention: Alberto J. Morales
                           Fax No.: 52 81 8129 9220

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005

                           Attention: Roger Andrus, Esq.
                           Fax No.: (212) 269-5420


                           (b) To the Lender:

                           Nortel Networks Limited
                           8200 Dixie Road
                           Suite 100
                           Brampton, Ontario
                           L6T 5P6
                           Attention:  Treasurer
                           Fax:  (905) 863-8258
                           Phone:  (905) 863-6613

                           With copy to:
                           Nortel Networks (CALA) Inc.

                           1500 Concord Terrace
                           Sunrise, Florida  33323-2815
                           Attention:  Corporate Secretary
                           Fax:  (954) 851-8900
                           Phone:  (954) 851-8930

                           I     To the Supplier:

                           Nortel Networks de Mexico S.A. de C.V.
                           Insurgentes Sur No 1605
                           Piso 26 Torre Mural
                           Col. San Jose Insurgentes C.P.
                           Mexico City, D.F. 03900
                           Mexico

                           Attention:  President
                           Fax: 5255 5480 2977
                           Phone:  5255 5480 4448


                           With copy to:
                           Nortel Networks (CALA) Inc.
                           1500 Concord Terrace
                           Sunrise, Florida  33323-2815
                           Attention:  Corporate Secretary
                           Fax:  (954) 851-8900
                           Phone:  (954) 851-8930

                           (d) To the Collateral Agent:

                           Toronto Dominion (Texas), Inc.
                           909 Fannin Street, Suite 77010
                           Houston, TX  77010
                           Attention: [Giovanny Pieternelle]

                           Fax:  1 713 951 0033

                           With copy to:
                           [______________]
                           [______________]

                           Attention: [___________]
                           Fax: [_____________]

     Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective upon receipt.

     6.02 No Deemed Waivers; Remedies Cumulative. No failure or delay by any party to this Agreement in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have.

     6.03 Expenses. The Borrower acknowledges and agrees that all fees, disbursements and other charges of outside legal counsel to the Supplier or the Lender in the United States and Mexico in connection with the preparation, execution and delivery of this Agreement and other Transaction Documents are for the account of the Borrower.

     6.04 Survival. All covenants, agreements, representations and warranties made by each party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Closing Date, regardless of any investigation made by any such other party or on its behalf and notwithstanding that such other party may have had notice or knowledge of any breach or incorrect representation or warranty as of the Closing Date.

     6.05 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax shall be effective as delivery of an originally executed counterpart of this Agreement. The Transaction Documents constitute the entire agreement between and among the parties relating to the subject matter thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter thereof. This Agreement shall become effective when it shall have been executed by all parties listed on the signature pages hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     6.06 Severability. If any one or more of the provisions contained in this Agreement or any documents executed in connection herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

     6.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA (NOT INCLUDING SUCH STATE'S CONFLICT OF LAWS PROVISIONS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

     6.08 Venue for Suit; Waiver of Jury Trial.

     Each party to this Agreement irrevocably hereby expressly waives all right to object to jurisdiction or execution in any legal action or proceeding relating to this Agreement or any other Transaction Document which it may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile and hereby irrevocably consents that any legal action, suit or proceeding arising out of or relating to any of the Transaction Documents and any other document or instrument required to be executed in relation thereto may be instituted in or (other than by the Borrower or the Customer as applied to another Transaction Document that prohibits removal) removed to the United States District Court of the Southern District of New York and the courts of the State of New York sitting in New York, Borough of Manhattan, and by execution and delivery of this Agreement, each of the parties to this Agreement submits to and accepts and consents with regard to any such action or proceeding for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of any such court. Each party to this Agreement agrees that a judgment in any such action, suit or proceeding may be enforced in any other jurisdiction, including Mexico and Canada, by suit upon such judgment. Each party to this Agreement hereby waives any objection it may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and further waives any claim that any such action, suit or proceeding brought in any of the aforesaid courts has been brought in any inconvenient forum.

     EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND OR CAUSE OF ACTION UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE RESTRUCTURED NOTE OR ANY OTHER TRANSACTION DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND SUPPLIER TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

     6.09 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     6.10 Confidentiality. Each of the parties hereby agrees to maintain the confidentiality of the Information (as defined below) for a period of three (3) years from the Closing Date, except that Information may be disclosed (a) to its Affiliates, directors, officers, employees and professional advisors, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of and will agree to be bound by this confidentiality provision), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law including in connection with a public offering of the shares of the Borrower permitted hereunder or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to the execution and delivery of an agreement containing provisions substantially the same as those of this Section 6.10, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the other parties, or (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 6.10 or (2) becomes available to such party on a non-confidential basis from a source other than the other parties.

     For the purposes of this Section 6.10, "Information" means all information received by any party from any other party to this Agreement or any other Transaction Document relating to such other party or its business provided in respect of the Transactions, other than any such information that is available to the parties on a non-confidential basis prior to disclosure by any party. Any Person required to maintain the confidentiality of Information as provided in this Section 6.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential Information.

     6.11 Amendment. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified without the consent of each of the parties hereto.

     6.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (whether by merger, consolidation, exchange of securities, acquisition of assets or otherwise). No party hereto may assign its rights and obligations hereunder, and any such purported assignment in contravention of this Section 6.12 shall be null and void, unless consented to in writing by the other parties hereto; provided, however, that this provision shall not in any way limit (i) the right of the Lender to dispose of its shares of stock in the Borrower in accordance with the Joinder Agreement or (ii) the right of the Lender to assign the Restructured Note and the Restructured Finance Agreement.

     [the remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  AXTEL, S.A. DE C.V.


                                  By: /S/ Patricio Jimenez
                                      ----------------------------
                                      Name: Patricio Jimenez
                                      Title:

                                  By:
                                      ----------------------------
                                      Name:
                                      Title:


                                 NORTEL NETWORKS LIMITED


                                 By: /S/   Jorge H. Suarez
                                     ------------------------------
                                     Name: Jorge H. Suarez
                                     Title: Attorney-in-Fact

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:


                                 Nortel Networks de Mexico, S.A. de C.V.



                                 By: /S/ Gabriel Garcia-Mosquera
                                     -------------------------------
                                 Name: Gabriel Garcia-Mosquera
                                 Title: Attorney-in-Fact
                                 TORONTO DOMINION (TEXAS), INC.


                                 By: /S/ Warren Finlay
                                     ---------------------------------
                                 Name: Warren Finlay
                                 Title: President

                                 By:
                                    ----------------------------------
                                    Name:
                                    Title:

                                                                SCHEDULE 3.01(i)


                               BORROWER LITIGATION


I.- Monterrey, N.L.

               A.- Ordinary Mercantile Trial filed by METRONET, S.A. DE C.V. ("Metronet") against the Borrower, upon the 4th Civil Court in Monterrey, N.L. In such lawsuit, Metronet claims are: i) early termination of a Commitment Letter, ii) payment of services, and iii) damages.

II.- Mexico, D.F.

               A.- Ordinary Mercantile Trial filed by Spectrasite Communications Mexico, S. de R.L. de C.V. against the Borrower, upon the 30th Civil Court in Mexico, D.F. under proceeding record 203/02. In such action, the plaintiff is seeking to recover the deposit made by Spectrasite Communications Mexico, S. de R.L. de C.V. to Axtel. For this reason Axtel sued Spectrasite Communications Mexico, S. de R.L. de C.V. and Spectrasite Communications Inc. for breach of Contract.

               B.- Ordinary Mercantile Trial filed by Operadora Mexicana de Telefonia, S.A. de C.V. ("OMTEL") against the Borrower, upon the 47th Civil Court in Mexico, D.F., under proceeding record 243/02. In such action, the plaintiff is seeking an early termination of the Telecommunications Service Contract executed between both parties.

               C.- "Juicio de Amparo" filed by TELEFONOS DE MEXICO, S.A. DE C.V. ("Telmex") against several authorities, upon the 1st Federal District Court in Mexico, D.F., under proceeding record number 620/2002-V. Axtel, S.A. de C.V. was named a Third Aggrieved Party on this petition.

                                SCHEDULE 3.02(j)

                                LENDER LITIGATION


                                      None

                                   SCHEDULE I

                                SUPPLY CONTRACTS


1. Supply and Services Contract (Transmission) dated as of December 2, 1998 (the "Transmission Contract") between the Customer and the Supplier, as amended.

2. Supply and Services Contract (Switch) dated as of December 2, 1998 (the "Switch Contract") between the Customer and the Supplier, as amended, and expired as of December 2, 2001.

3. Supply and Services Contract (Internet Services Routing Platform) dated as of September 24, 1999 (the "ISRP Contract") between the Customer and the Supplier, as amended, and terminated as of July 11, 2001.

4. Supply and Services Contract (Last Mile SDH Fiber Optic Electronics Equipment) dated as of December 1, 1999 (the "SDH Contract") between the Customer and the Supplier, as amended.

5. Supply and Services Contract (Last Mile Point-to-Point Microwave Equipment) dated as of December 1, 1999 (the "PTP Contract") between the Customer and the Supplier, as amended.

6. Fiber Optic Materials Installation Contract dated as of December 1, 1999 (the "OSP Contract") between the Customer and the Supplier, as amended.

7. Supply and Services Contract (PDMX) dated as of December 1, 1999 (the "PDMX Contract") between the Customer and the Supplier, as amended.

8. Amended and Restated Supply and Services Contract (Fixed Wireless Access) dated as of July 11, 2001 (the "FWA Contract") between the Customer and the Supplier, as amended, which amended and restated the Supply and Services Contract (Fixed Wireless Access) dated as of December 2, 1998.

9. General Agreement dated as of July 11, 2001 (the "General Agreement") between the Customer and the Supplier, as amended, which terminated the ISRP Contract and amended various of the other Supply Contracts.

10. Second General Agreement dated as of February 28, 2002 (the "Second General Agreement") between the Customer and the Supplier, as amended, which acknowledged expiration of the Switch Contract and amended various of the other Supply Contracts.

                                   SCHEDULE II

           OTHER SECURED LENDERS PARTY TO THE INTERCREDITOR AGREEMENT


1. Hewlett-Packard Mexico, S. de R.L. de C.V. (fka Hewlett Packard de Mexico, S.A. de C.V.).

2. Siemens Financial Services Inc., a corporation duly existing under the laws of the state of Delaware, United States of America with its principal offices at 200 Somerset Corporate Boulevard, Bridgewater, New Jersey, 08807-2843.

3. SR Telecom, Inc., a corporation duly existing under the laws of Canada with its principal offices at 8150 Trans Canada Highway, St. Laurent, Quebec, H4F1M5, Canada.

                                  SCHEDULE III

                               SECURITY DOCUMENTS


1. Statutory Mortgage incorporated into public deed number 6,249 dated June 9, 1999 made before Mr. Daniel C. Morales Notary Public by Axtel, S.A. de C.V. in favor of Toronto Dominion (Texas), Inc. as Collateral Agent, pursuant to which Axtel, S.A. de C.V. granted certain statutory telecommunications mortgages in favor of the Collateral Agent for the benefit of the Lenders.


2. Subsidiary Mortgage Deeds means the security instruments granting a lien in favor of the Lenders in respect of all material assets of certain of the Borrower's Affiliates entered into pursuant to the Amended and Restated Finance Agreement.


3. Restricted Subsidiary Stock Pledge Agreement dated as of June 11, 1999 among Telinor Telefonia S. de R.L. de C.V. (fka Telinor Telefonia, S.A. de C.V.), Impulsora e Inmobiliaria Regional, S.A. de C.V., Nortel Networks Corporation, and Toronto Dominion (Texas), Inc., as Collateral Agent for the Lenders.

4. Restricted Subsidiary Stock Pledge Agreement dated as of June 11, 1999 among Impulsora e Inmobiliaria Regional, S.A. de C.V., Instalaciones y Contrataciones, S.A. de C.V., Nortel Networks Corporation and Toronto Dominion (Texas), Inc., as Collateral Agent for the Lenders.


                          SECURITY AMENDMENT DOCUMENTS

1. Amendment to the Additional Mortgages dated as of ________, 2003 by and among Axtel, S.A. de C.V., Hewlett-Packard Mexico, S. de R.L. de C.V., Nortel Networks Limited, Siemens Financial Services Inc and Toronto Dominion (Texas) Inc.

2. Amendment to the Civil Mortgage dated as of ________, 2003 by and among Impulsora e Inmobiliaria Regional, S.A. de C.V., Banco Mercantil del Nortel, S.A., Institucion de Banca Multiple, Grupo Financiero Banorte, Hewlett-Packard Mexico, S. de R.L. de C.V., Nortel Networks Limited, Siemens Financial Services Inc and Toronto Dominion (Texas) Inc.

3. Amendment to the Original Mortgage dated as of ________, 2003 by and among Axtel, S.A. de C.V., Hewlett-Packard Mexico, S. de R.L. de C.V., Nortel Networks Limited, Siemens Financial Services Inc and Toronto Dominion (Texas) Inc.

4. Pledge on IC's Stock dated as of ___________ created by Axtel, S.A. de C.V. and Impulsora e Inmobiliaria Regional, S.A. de C.V. on all voting shares representing 100% of the capital stock of Instalaciones y Contrataciones, S.A. de C.V.

5. Pledge on IIR's Stock dated as of _________ created by Axtel, S.A. de C.V. and Telinor Telifonia S. de R.L. de C.V. on all voting shares representing 100% of the capital stock of Impulsora e Inmobiliaria Regional, S.A. de C.V.

6. Pledge on Servicios Axtel's Stock dated as of ____________ created by Axtel, S.A. de C.V. and Impulsora e Inmobiliaria Regional, S.A. de C.V. on all voting shares representing 100% of the capital stock of Servicios Axtel. S.A. de C.V.

7. Pledge on the Borrower's Stock dated as of ______________ created by Telinor Telifonia S. de R.L. de C.V. on all of voting shares by Telinor Telifonia S. de R.L. de C.V. of the capital stock of Axtel, S.A. de C.V.

8. Waiver and Amendment to the Intercreditor Agreement dated as of _______, 2003 by and among, the Collateral Agent, the Lender, Siemens Financial Services Inc., Hewlett-Packard Mexico, S. de R.L. de C.V. and SR Telecom.

     EXHIBIT A FORM OF RESTRUCTURED AMENDED AND RESTATED FINANCE AGREEMENT

                                                                     Exhibit B-1

This Purchase and License Agreement for FWA Equipment (the "Agreement") is entered by and among Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. ("NN Mexico" and, collectively, "Nortel Networks"), and Axtel, S.A. de C.V. (the "Customer" and, together with Nortel Networks, the "Parties"), is effective from the Closing Date and shall continue in effect thereafter during the Term. References to "days" shall mean calendar days, unless otherwise specified.

1.  Definitions

1.1 "Concession" means any concession, license, permit or the like (including any additions or amendments thereto) granted and issued by the governmental authorities of Mexico as of the Closing Date or during the Term in favor of Customer that are legally required under applicable laws for operation of the Products sold hereunder and Customer's networks in Mexico.

1.2 "Force Majeure Event" means the occurrence of fire, casualty, explosion, lightning, accident, strike, lockout, labor unrest, labor dispute (whether or not, in respect of the foregoing labor-related matters, the affected party is in a position to settle the matter), war (declared or undeclared), armed conflict, civil disturbance, riot, Act of God, delay of common carrier, the enactment, issuance, or application of any law, local by-law, regulation, or executive, administrative, or judicial order, acts (including delay or failure to act) of any governmental authority, or any other cause or causes (whether of the foregoing, nature or not), or any other similar or different occurrence, which cause or occurrence is beyond the reasonable control of the affected party and whether or not foreseeable by such party.

1.3 "Furnish-only" means Products which Customer is responsible for installing.

1.4 "FWA Business" means, among other things, the know-how and licenses that would allow a third party to manufacture and support base station equipment, customer premises equipment, remote element manager, system software and installation toolsets, that combined provide a fixed wireless access solution operating in the 3.5 GHz spectrum using TDMA technology.

1.5 "Hardware" means a Nortel Networks machine, equipment or component, but not including the software.

1.6 "Local Nortel Networks Affiliate" means any person or entity established prior to or during the Term in Mexico, more than fifty percent (50%) of whose voting shares or outstanding capital stock is owned or controlled (directly or indirectly) by Nortel Networks or an affiliate of Nortel Networks.

1.7 "Nortel Networks Finance Agreement" means the Restructured Amended and Restated Finance Agreement, dated as of _____________ __, 2003, entered into by and between Nortel Networks Limited as Lender and Axtel, S.A. de C.V. as Borrower.

1.8 "Products" means any Hardware, Software or Third Party Vendor Items provided under this Agreement, which are further described in Annex C hereto.

1.9 "Replacement Agreements" means, collectively: (i) this Agreement, (ii) the Technical Assistance Services Agreement for FWA Equipment, dated as of the date hereof and entered into between Customer and NN Mexico (the "FWA TAS Agreement"), (iii) the Purchase and License Agreement for Non-FWA Equipment, dated as of the date hereof and entered into between the Parties hereto, and (iv) the Technical Assistance Services Agreement for Non-FWA Equipment, dated as of the date hereof and entered into between Customer and NN Mexico.

1.9.1 "Restructuring Agreement" means the Restructuring Agreement, dated as of __________ __, 2003, entered into among the Parties hereto.

1.10 "Senior Note" means that certain promissory note dated ____________ __, 2003, executed by Customer and payable to Nortel Networks as per the Nortel Networks Finance Agreement.

1.11 "Services" means the activities which may be undertaken by Nortel Networks pursuant to an Order, including but not limited to, consulting, business planning, network planning and analysis.

1.12 "Site" means a location designated by Customer at which the Products are to be installed and the Services are to be performed.

1.13 "Software" means computer programs in object code form or firmware which is owned or licensed by Nortel Networks, its parent or one of its subsidiaries or affiliates, and is copyrighted and licensed, not sold. Software consists of machine-readable instructions, its components, data, audio-visual content (such as images, text, recordings or pictures) and related licensed materials including all whole or partial copies.

1.14 "Software Scripts" means the high level overlay of the Radio Element Manager (REM) software that is either run on demand or scheduled and typically collects, post processes or interprets data for operational, installation, commissioning and maintenance purposes. The Software Scripts do not include REM daemons or REM Graphical User Interface screens (GUI).

1.15 "Specifications" means, with respect to Products and/or Services, the technical specifications set forth in Annex D hereto, which describe or explain the standard functional capabilities and/or requirements for such Products and/or Services.

1.16 "Taxes" means all federal, state, provincial, local, foreign, gross income, gross receipts, sales, use, value added, stamp, levies, customs duties, franchise, withholding, excise, real or personal property taxes, registration charges and all other similar taxes.

1.17 "Term" means five (5) years, commencing on the Closing Date (as defined in the Restructuring Agreement), provided that the Term may be extended for subsequent one (1) year periods, subject to the Parties agreeing on mutually acceptable commercially reasonable terms and conditions, where "commercially reasonable" shall mean terms and conditions which would be expected to be found in a comparable contractual arrangement between arms' length parties, acting without other economic constraint or influence, of similar size and financial situation for products and/or services similar or comparable to those under this Agreement, including, without limitation, price and gross margins, minimum orders, volume commitments and delivery lead times, capital investment required and credit quality of the buyer; and provided, further, that, solely for the period prior to any sale of the FWA Business by Nortel Networks to an unrelated third party, (i) twelve
     (12) months prior to the end of the Term as then in effect, the Parties shall enter into negotiations to determine such mutually acceptable commercially reasonable terms and conditions, (ii) if agreement on such terms and conditions is not reached by the date that is nine (9) months prior to the end of such Term, such determination shall be submitted to arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in force, such proceedings to take place in the English language in the City of Miami, Florida, before a panel of three (3) arbitrators appointed in accordance with the aforementioned rules, (iii) if such arbitration has not resulted in a determination on or before the end of the Term as then in effect, the terms and conditions of this Agreement as in effect during such Term shall be deemed to continue in effect until such a determination is reached, at which time such determination shall be applied retroactively to the end of such Term, (iv) if the terms and conditions determined by such arbitration are acceptable to Customer but are not accepted by Nortel Networks, then the arbitrators shall determine the price at which they believe the FWA business would be sold in an arms length transaction by parties acting without other economic constraint or influence, (v) Customer shall have the right to purchase the FWA Business at such price, and (vi) if the Customer elects not to purchase the FWA Business at such price, then Nortel Networks shall have no continuing obligation to Customer beyond the terms of this Agreement as then in effect.

1.18 "Third Party Vendor Items" includes "Third Party Hardware" and "Third Party Software" and means any non-Nortel Networks hardware and/or software supplied to Customer under this Agreement.

2.   Orders; Initial Order; Change Orders and Delivery Times

2.1 Customer may acquire Products or Services by: (i) issuing a written purchase order, signed by an authorized representative, or (ii) if Customer is enrolled in any then current Nortel Networks electronic commerce program, by submitting electronic orders (collectively, "Orders").

2.2 All Orders shall reference this Agreement and shall comply with the Order Procedure attached as Annex E hereto. Orders are totally binding and non-cancelable.

2.3 All Orders will be governed by and cannot alter the terms and conditions of this Agreement. In order to be valid, all Orders must be accepted by Nortel Networks through a written or electronic communication. Nortel Networks shall accept such Order within the next ten (10) business days after delivery thereof, if such Order (i) is in compliance with this Agreement (prices and descriptions) and no additional terms and conditions have been imposed; (ii) Nortel Networks has received the applicable payment in accordance with Section 5 hereof; and (iii) Customer has provided the applicable letter of credit or other form of payment guarantee in accordance with Section 5 hereof. For the avoidance of doubt, the Parties agree that Nortel Networks shall not be obligated to start performing under any Order until Customer complies with the provisions of this Section 2.3. In the event Nortel Networks does not accept an Order in accordance with this Section 2.3, it shall promptly return to Customer any payments made and/or letters of credit provided by Customer under this Section 2.3.

2.4 The implementation schedule, responsibility matrix and any other items which may be necessary for the performance of Nortel Networks' obligations hereunder shall be mutually agreed upon between the Parties and included as exhibits to the Order. Such exhibits shall be deemed incorporated into this Agreement by this reference.

2.5 Attached hereto as Annex A is the initial Order, which Customer hereby delivers and shall be subject to Section 5.21 below.

2.6 The prices set forth in Annex F and reflected in each Order are based on anticipated delivery and performance schedules and specifications incorporated in such Order.

2.7 Any changes to this Agreement or an Order initiated by Customer or Nortel Networks after the Closing Date resulting in adjustments to process, job schedule, contract price or other requirements thereof may be cause for adjustment by Nortel Networks to the prices and to the relevant delivery and performance schedules set forth therein. Any such adjustment shall be detailed in a change order, a form of which is attached hereto as Annex B ("Change Order"). If the Change Order affects any Products for which Nortel Networks has commenced manufacturing or has shipped or any Services for which Nortel Networks has commenced performance, the adjustment of the price shall include reasonable, documented charges incurred by Nortel Networks related thereto. No such changes shall be performed until a Change Order has been executed by authorized representatives of the Parties. A Change Order may only be used to increase the amount of Products and/or Services ordered and in no event may the amount of Products and/or Services in an Order be cancelled or decreased, whether through a Change Order or otherwise.

2.8 Nortel Networks shall deliver the Products in accordance with the timing set forth in Annex J of this Agreement. The delivery times shall commence after Order acceptance as specified in Section 2.3 of this Agreement. Nortel Networks shall deliver the Products at the applicable Nortel Networks' factory, except for RSS equipment, which shall be delivered at Nortel Networks' North American consolidation warehouse for Mexico (currently in Texas, USA).

3.   Electronic Commerce Programs

3.1 By enrolling in any Nortel Networks' electronic commerce program, Customer agrees to comply with the terms of such program. Customer agrees that all electronic Orders issued are equivalent to a written Order, are governed by the terms and conditions of this Agreement and that in the event of any conflict between this Agreement and the information contained in Customer's or Nortel Networks' electronic commerce website, this Agreement governs. Customer is responsible for the use and protection of all electronic commerce passcodes provided by Nortel Networks and agrees that all Orders submitted using such passcodes are valid and binding Orders authorized by Customer. Nortel Networks shall have no liability to Customer due to Customer's failure to access Customer's or Nortel Networks' electronic commerce website or errors or failures relating to its operation.

4.   Licensed Use of Software

4.1 Nortel Networks grants Customer a nonexclusive and perpetual (subject to Nortel Networks termination rights set forth in section 4.5 below) license to use a copy of the Software with the Products to the extent of the activation or authorized usage level.

4.2 To the extent Software is furnished for use with designated Products or Customer-furnished equipment ("CFE"), Customer is granted a nonexclusive and perpetual (subject to Nortel Networks termination rights set forth in section 4.5 below) license to use the Software only on such Products or CFE, as applicable.

4.3 Software contains trade secrets and Customer agrees to treat Software as Information (as defined in Section 10). Customer will ensure that anyone who uses the Software does so only in compliance with the terms of this Agreement.

4.4 Customer shall not: (a) use, copy, modify, transfer or distribute the Software except as expressly authorized, provided, however, that, Customer is hereby authorized to generate new Software Scripts or modify the existing ones; and provided, further, that Nortel Networks shall not be obligated to support such modified Software Scripts, nor shall it be responsible for any performance issues resulting from such modified Software Scripts; (b) reverse assemble, reverse compile, reverse engineer or otherwise translate the Software; (c) create derivative works or modifications unless expressly authorized; or (d) sublicense, rent or lease the Software. Licensors of intellectual property to Nortel Networks are beneficiaries of this provision.

4.5 Upon breach of the Software license by Customer as set forth in this Agreement or in the event the designated Product or CFE is no longer in use, this license terminates and Customer will promptly return the Software to Nortel Networks or certify its destruction.

4.6 Nortel Networks may audit by remote polling or other reasonable means to determine Customer's Software activation or usage levels.

4.7 With respect to Third Party Software, Customer agrees to abide by the terms provided by Nortel Networks with respect to any such software. Customer further agrees that the terms contained in any Nortel Networks or third party "shrink wrap" or "click" licenses shall govern the use of such software.

4.8 If Nortel Networks and Customer agree that delivery of Software is to be made electronically via File Transfer Protocol, then delivery of such Software by Nortel Networks shall be deemed to have taken place at such time as the Software is loaded onto a network server, as designated by Nortel Networks, and Customer has been provided with appropriate instructions and passwords to enable Customer to begin use of such Software. Notwithstanding the foregoing, the Parties shall comply with all regulations applicable to importation of Software pursuant to applicable law.

4.9 Customer is allowed to make copies of the Software, as may be reasonably necessary for back up, execution or archival purposes only.

5.   Charges, Payment and Taxes

5.1 The contract price for the Products (including software) and Services is set forth in Annex F hereto. Unless otherwise agreed by the Parties in an Order, all prices are in U.S. dollars, exclusive of Taxes. All prices are applicable solely in Mexico.

5.2 In accordance with the terms of Annex "E", within the next five (05) business days after the delivery of the Order in accordance with the terms set forth in Sections 5.3 and 5.21 below, Nortel Networks shall deliver to Customer an invoice for one hundred percent (100%) of the purchase price of such Order.

5.3 Except for the Orders for RSSs mentioned in Section 5.21 below, all Orders for Products shall be accompanied by: (i) payment of seventy percent (70%) of the purchase price thereof upon delivery of the Order through a wire transfer of immediately available funds or by a letter of credit or by any other mutually agreed means; and (ii) within the next five (5) days after delivery of the respective invoice as per Section 5.2 above, a letter of credit or other form of payment guarantee consistent with Section 5.17 hereof for the remaining thirty percent (30%) of the purchase price of the relevant Order.

5.4 Payment of this thirty percent (30%) shall be made by Customer ten (10) days after Delivery Date (as defined in Annex E of this Agreement) of the Products; provided that Customer may notify Nortel Networks in writing within such 10-day period if some or all of the Products delivered are not in compliance with the terms of the Order (the "Non-Compliant Products"), in which case Nortel Networks shall take, within thirty days of the date of Customer's notice, corrective action to resolve such Non-Compliant Products. Customer shall not be obligated to pay, and Nortel Networks shall not be entitled to draw on the letter of credit or other form of payment guarantee, the purchase price of the Non-Compliant Products until Nortel Networks corrects such non-compliance, provided, however, that prior to such resolution Nortel Networks shall issue a revised invoice relating to the portion of Products received by Customer that is in compliance with the terms of the Order. Partial shipments shall be allowed under this Agreement, subject to the terms set forth in Annex "J" of this Agreement. For the avoidance of doubt, the Parties agree that the purchase price of the compliant Products shall be paid by Customer as provided in this
     Section 5.4.

5.5 All Orders for Services shall be accompanied by a letter of credit or other form of payment guarantee consistent with Section 5.17 hereof for one hundred percent (100%) of the price of such Services. Nortel Networks shall invoice Customer one hundred percent (100%) of the price of Services upon completion, unless the Service continues beyond thirty days, in which case Nortel Networks shall invoice Customer at the end of each month for the Services performed in that month.

5.6 With respect to Services, amounts are due upon receipt of invoice and shall be paid by Customer within thirty (30) days of the invoice date.

5.7 Customer shall pay interest on any late payments at the rate of eighteen percent (18%) per annum (11/2% per month).

5.8 Charges for Software may be based on extent of use authorized as specified in this Agreement. Customer agrees to pay the charges applicable for any activation or usage beyond the authorized level.

5.9 Customer is liable and responsible for any Taxes relating to the Products or Services furnished by Nortel Networks or its subcontractors pursuant to this Agreement (whether incurred directly or indirectly by Nortel Networks) and shall, at Nortel Networks' direction, promptly pay to Nortel Networks or pay directly to the applicable government or taxing authority, if requested by Nortel Networks, all such Taxes; provided, however, that in no event shall Customer be liable for Taxes computed upon the income or gross revenues of Nortel Networks or its subcontractors.

5.10 Customer shall be responsible for payment of personal property taxes for Products and materials from the date of shipment by Nortel Networks. Customer's obligations pursuant to this Section shall survive any termination of this Agreement.

5.11 Customer shall, within thirty (30) days of the tax payment on behalf of Nortel Networks, furnish to Nortel Networks all original tax receipts or certified copies in Nortel Networks' name showing payment of the Tax and such other documentation relating to the tax payment which Nortel Networks may reasonably request.

5.12 If Customer shall claim to be exempt from any Taxes, Customer shall furnish to Nortel Networks a tax exemption certificate from the relevant taxing authority in the form required by law or otherwise reasonably acceptable to Nortel Networks. If Customer shall claim any such tax exemption and provides Nortel Networks the required tax exemption certificate and Nortel Networks does not collect the Taxes in reliance thereupon, Customer shall hold Nortel Networks harmless from and against any and all assessments for such Taxes levied on Nortel Networks, including all interest, penalties and late charges upon any such Taxes and the cost of professional consulting fees incurred by Nortel Networks to settle the applicable tax matter with the relevant tax authorities.

5.13 If withholding of any Tax is required in respect of any payment by Customer to Nortel Networks hereunder, Customer shall: (i) withhold the appropriate amount from such payment, (ii) pay such amount to the relevant authorities in accordance with applicable law, and (iii) pay Nortel Networks an additional amount such that the net amount received by Nortel Networks is the amount Nortel Networks would have received in the absence of such withholding.

5.14 Customer shall pay all applicable customs fees, import duties, and similar charges directly to the appropriate governmental authorities. Each party agrees to ensure that it is in good standing and is appropriately registered, including without limitation, with respect to Taxes, in any country, state or other jurisdiction where legally required.

5.15 Nortel Networks reserves the right to import services or subcontractors when and where necessary to complete services related to this Agreement. To the extent the Local Nortel Networks Affiliate must import services or subcontractors in support of this Agreement, Nortel Networks reserves the right to have the Local Nortel Networks Affiliate invoice Customer an additional amount such that the cost of the withholding taxes for such imported Services are borne by Customer.

5.16 Customer consents without qualification to the sale and/or assignment of receivables, in whole or in part, including all or any part of any associated rights, remedies, and obligations, by Nortel Networks subject to a 30-day prior written notice, and authorizes the disclosure of this Agreement as necessary to facilitate such sale. Any tax impact to Customer resulting from such sale and/or assignment shall be borne by Nortel Networks.

5.17 The payments referred to in Sections 5.3(ii), 5.5 above and 5.21 below shall be secured by: (i) an irrevocable and unconditional letter of credit in favor of Nortel Networks, confirmed by a United States bank acceptable to Nortel Networks, or (ii) another form of payment guarantee acceptable to Nortel Networks in its sole discretion.

5.18 If Nortel Networks is prevented from making a shipment of Products, installing such Products or performing the Services due to any Force Majeure Event or for any other reason attributable, in whole or in part, to Customer, the Customer shall accordingly arrange an extension of such letter of credit and reimburse Nortel Networks for any additional expenses arising out of any such delay; provided, however, that this reimbursement obligation shall apply only to the extent that the delay was attributable to Customer; and provided, further, that Customer shall promptly reimburse Nortel Networks for any such additional expenses, and Nortel Networks shall subsequently return to Customer any monies which Customer may have paid in excess once the Parties have reached an agreement on the actual extent of Customer's reimbursement obligation.

5.19 Nortel Networks reserves the right to reject an Order at Nortel Networks' sole discretion, or to withhold shipment of the Products or performance of the Services, or any portion thereof, if: (i) Customer is in default of its payment obligations hereunder, (ii) Customer is in breach of its obligations under this Agreement, or (iii) Customer falls under any of the situations described in Sections 16.1 (i) through (iv) hereof, and all relevant dates for completion shall be adjusted accordingly.

5.20 Customer hereby irrevocably waives, to the fullest extent permitted by law, the right to dispute any invoice submitted by Nortel Networks hereunder, if such invoice is not disputed within twenty one (21) days from invoice receipt. Such dispute must be resolved within ninety (90) days from the invoice date. Payment of any disputed amounts is due and payable upon resolution. All other amounts remain due as per this Section 5.

5.21 Notwithstanding any other provision of this Section 5 to the contrary, in the case of Orders for the annual minimum order amounts referred to in
     Section 19 below, Customer shall submit, on or before December 15 of each year, and dated as of the date of such submission, separate Orders relating to the minimum order commitments for the succeeding calendar year, as follows: (a) In the case of RSS's, the Customer shall submit four (4) separate Orders, each one for one fourth (1/4) of the Baseline Annual Minimum Commitment of RSS units set forth in Section 1(a) of Annex H of this Agreement, relating to the four calendar quarters of the succeeding calendar year, provided that the Orders for the Additional Annual Minimum Commitment of RSS Units set forth in such Annex H, shall be placed by Customer during the calendar year to which such Additional Annual Minimum Commitment applies, and (b) In the case of base stations, the Customer shall submit one (1) Order for the total annual minimum commitment for such calendar year. Nortel Networks shall accept such Orders within ten (10) business days (in the place where Nortel Networks' office which receives such Orders is located) after delivery thereof if such Orders are in compliance with this Agreement (prices and descriptions) and no additional terms and conditions have been imposed. In the case of Orders for RSSs, (i) payment of the initial seventy percent (70%) of the purchase price for the Order corresponding to the first calendar quarter of each calendar year shall be made on or before January 15th of such calendar year, together with a letter of credit or other form of payment guaranty consistent with the requirements of Section 5.17 hereof for the remaining thirty percent (30%) of the purchase price; and (ii) payment of the initial seventy percent (70%) of the purchase price for the respective Orders corresponding to each of the three remaining calendar quarters of such calendar year shall be made on or before the 15th calendar day of the month immediately preceding the calendar quarter to which such Order relates, together with a letter of credit or other form of payment guaranty consistent with the requirements of Section 5.17 hereof for the remaining thirty percent (30%) of the purchase price. Delivery of Products under each such Order shall be in accordance with Annex "J" and shall commence after the initial payment and that payment of the remaining thirty percent (30%) of the purchase price for each Order will be due ten (10) days after Product delivery, subject to the terms set forth in Section 5.4 for non-complying delivery.

5.22 Customer has the right to engage a third party financial institution to provide financing for the Products and/or Services supplied by Nortel Networks under this Agreement (provided that Customer is in compliance with the financial covenants set forth in the Nortel Networks Finance Agreement), in which case such third party financial institution will make the payments as provided under this Agreement; provided, however, that Customer shall continue to be obligated to comply with all its obligations hereunder.

6.   Warranty

6.1 Nortel Networks warrants that the Hardware: (i) is free from defects in materials and workmanship, and (ii) substantially conforms to its Specifications. If Hardware does not function as warranted during the warranty period, Nortel Networks will determine to either: (i) make it do so, or (ii) replace it with substantially equivalent Hardware.

6.2 Nortel Networks provides the Software on an "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND.

6.3 Nortel Networks warrants that Services will be performed in a professional and workmanlike manner. If Services are not performed as warranted and Nortel Networks is notified in writing by Customer within sixty (60) days of the date of the non-conforming Services, Nortel Networks will re-perform the non-conforming Services.

6.4 The warranty period for Hardware shall be twelve (12) months from the date of delivery to Customer as per the terms of this Agreement. In the event Nortel Networks determines that repair or replacement as set forth in this
     Section 6 cannot be made using commercially reasonable efforts (which determination shall be made within thirty (30) days after Nortel Networks receives written notice from Customer) Nortel Networks will give Customer a credit equal to the purchase price paid by Customer for the Hardware, provided that Customer has returned such Hardware to Nortel Networks.

6.5 No warranty is provided for: (i) supply items normally consumed during Product operation; (ii) failures caused by non-Nortel Networks products;
     (iii) failures caused by a Product's inability to operate in conjunction with other Customer hardware or software different from the Third Party Vendor Items provided by Nortel Networks under this Agreement; or (iv) performance failures resulting from improper installation and maintenance or Customer's use of unauthorized parts or components. Warranty will be voided by misuse, accident, damage, alteration or modification, failure to maintain proper physical or operating environment, use of unauthorized parts or components or improper Customer maintenance. The performance by Customer, directly or indirectly, of the installation, engineering, commissioning, network design, support and maintenance of FWA Products by skilled personnel in accordance with the Nortel Procedures shall not invalidate the warranty provided hereunder.

6.6 Nortel Networks provides Third Party Vendor Items on an "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, unless Nortel Networks specifies otherwise. However, such Third Party Vendor Items may carry their own warranties and Nortel Networks shall pass through to Customer any such warranties to the extent authorized. Nortel Networks shall provide to Customer the necessary contact information and applicable documentation, if available, for those third party vendors. Furthermore, Nortel Networks shall provide reasonable assistance to Customer so that Customer may avail itself of any such warranties, but only to the extent such assistance does not cause Nortel Networks to incur any out-of-pocket expenses or material additional costs.

6.7 Nortel Networks warrants that all Nortel Networks Products supplied hereunder shall have been tested at the factory to ensure that they conform to their Specifications and that they shall have successfully passed those tests.

6.8 THESE WARRANTIES AND LIMITATIONS ARE CUSTOMER'S EXCLUSIVE WARRANTIES AND SOLE REMEDIES, AND REPLACE ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.   Services

7.1 Warranty Services: During the warranty period, Nortel Networks provides warranty Services without charge for Nortel Networks Hardware supplied under this Agreement to correct Hardware defects or to bring it up to conformance with the Specifications set forth in this Agreement. Warranty Services to be provided by Nortel Networks are further described in Annex "G" hereof.

7.2 Customer shall notify Nortel Networks prior to returning any Hardware and must reference a return material authorization number issued by Nortel Networks on documentation accompanying such returned Hardware. When Customer is required to return Hardware to Nortel Networks for warranty service, Customer agrees to ship it prepaid and suitably packaged to a location Nortel Networks designates. Nortel Networks will return the Hardware to Customer at Nortel Networks' expense. Nortel Networks is responsible for loss of, or damage to, Hardware while it is: (i) in Nortel Networks' possession, or (ii) in transit back to Customer. Any exchanged Hardware becomes Nortel Networks' property and, subject to Section 8 - Title and Risk of Loss, its replacement becomes the Customer's property. The replacement Hardware may not be new but will be in working order and equivalent to the item exchanged. The warranty period for the repaired or exchanged Hardware shall be the greater of ninety (90) days from the date of delivery of the Hardware back to Customer, or the remaining Hardware warranty period. Customer agrees to ensure that exchanged Hardware is free of any legal obligations or restrictions that prevent its exchange and represents that all returned items are genuine and unaltered. Relocation of Products under warranty Services may result in adjustments to the price and response times.

7.3 Where applicable, before Nortel Networks provides warranty services, Customer agrees to: (i) follow the problem determination, problem analysis, and warranty services request procedures that Nortel Networks provides;
     (ii) secure all program and data contained in Hardware; and (iii) inform Nortel Networks of changes in the Hardware's location.

7.4 Post-warranty and other Services to supplement the warranty Services, including advanced shipment of replacement parts, may be available at prices and policies to be negotiated in good faith and agreed between the Parties. The warranty service terms and exclusions in Section 6 above shall apply to post- and supplemental warranty Services.

7.5 Services in General: Customer agrees to reasonably cooperate with Nortel Networks in the performance by Nortel Networks of the Services, including, without limitation, providing Nortel Networks with sufficient and timely access free of charge to facilities, data, information and personnel of Customer in accordance with the then-current Customer policies, and a suitable physical environment meeting Nortel Networks' specified requirements to permit the timely delivery and installation of Products and/or performance of Services, including the recovery by Nortel Networks of any tools, diagnostic or test equipment, documentation or other items used by Nortel Networks in the performance of the Services.

7.6 In addition, Customer shall be responsible for the accuracy and completeness of all data and information that it provides or causes to be provided to Nortel Networks. In the event that there are any delays by Customer in fulfilling its responsibilities as stated above, there is a disagreement between the parties as to the cooperation required from Customer, or there are errors or inaccuracies in the information provided, Nortel Networks shall be entitled to appropriate schedule and pricing adjustments, including storage fees. It is understood and agreed that the Services provided by Nortel Networks may include the advice and recommendations of Nortel Networks, but all decisions in connection with the implementation of such advice and recommendations shall be the sole responsibility of, and made by, Customer, unless such advice and recommendations are part of consulting services purchased by Customer.

7.7 Service Personnel: Nortel Networks and Customer are each responsible for the supervision, direction, compensation and control of their own employees and subcontractors. Nortel Networks may subcontract any portion or all of the Services to subcontractors selected by

     Nortel Networks. Neither Party shall knowingly solicit to hire employees of the other Party with whom it had contact as a result of the performance of the Services for a period ending twelve (12) months after completion of the Services. Neither Party shall be precluded from conducting generalized searches for employees (and hiring those employees who respond to generalized searches) either through the use of search firms or advertisements in the media, provided that searches are not specifically targeted to employees providing Services.

7.8 Intellectual Property Rights: Nortel Networks, on behalf of itself and its subcontractors, reserves all proprietary rights in and to: (i) all methodologies, designs, engineering details, and other data pertaining to the Services and designs, documentation and other work product prepared by Nortel Networks and delivered to Customer, (ii) all original works, computer programs and updates developed in the course of providing the Services (except Customer's developed programs) or as otherwise agreed in writing by the Parties, (iii) discoveries, inventions, patents, know-how and techniques arising out of the Services, and (iv) any and all products (including software and equipment) developed as a result of the Services. The performance by Nortel Networks of Services shall not be deemed work for hire. Nortel Networks grants to Customer a perpetual, non-exclusive, world-wide, paid up license to use, copy and modify the designs, documentation and other work product prepared by Nortel Networks and delivered to Customer in the performance of Services solely for Customer's internal business purposes. It is understood between the Parties that Nortel Networks will employ its know-how, techniques, concepts, experience and expertise, as well as all other intellectual property, including that to which it reserves its rights hereunder, to perform services for others which are the same as or similar to the Services.

8.   Title and Risk of Loss

8.1 Title and risk of loss for ordered Hardware and Third Party Hardware shall pass from Nortel Networks to Customer upon its delivery to Customer.

9.   Installation and Commissioning

9.1 Customer shall perform all installation, commissioning and software loading services with respect to the FWA Products, using skilled personnel and in accordance with the Nortel Procedures, with the exception of REM software upgrades, which shall be installed by Nortel Networks pursuant to the FWA TAS Agreement.

10.  Confidential Information

10.1 Confidential information ("Information") means: (i) Software and Third Party Software; and (ii) all business, technical, marketing and financial information and data that is clearly marked with a restrictive legend of the disclosing party ("Discloser").

10.2 The party receiving Information ("Recipient") will use the same care and discretion to avoid disclosure, publication or dissemination of Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The Recipient may disclose Information only to: (i) its employees and employees of its parent, subsidiary affiliated companies or subcontractors who have a need to know for purposes of carrying out this Agreement; and (ii) any other party with the Discloser's prior written consent. Before disclosure to any of the above parties, the Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement.

10.3 The Recipient may disclose Information to the extent required by law. However, the Recipient must give the Discloser prompt notice and make a reasonable effort to obtain a protective order.

10.4 No obligation of confidentiality applies to any Information that the
     Recipient: (i) already possesses without obligation of confidentiality;
     (ii) develops independently; or (iii) rightfully receives without obligations of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

10.5 Each party's obligations hereunder shall survive for a period of five (5) years after receipt of Information hereunder from the Discloser, except as otherwise mutually agreed upon by the parties.

10.6 The Discloser makes no representations or warranties of any nature whatsoever with respect to any Information furnished to the recipient, including, without limitation, any warranties of merchantability or fitness for a particular purpose or against infringement, EXCEPT FOR THOSE SET FORTH IN SECTION 6 HEREOF.

10.7 The release of any advertising or other publicity relating to this Agreement requires the prior approval of both Parties.

11.  Patents and Copyrights

11.1 Nortel Networks shall indemnify and hold harmless Customer, its officers, directors, representatives, agents, employees, contractors, subcontractors, subsidiaries and affiliates against any actual direct loss, damage, liability, cost, expense, action or claim, including reasonable attorneys' fees, litigation costs and expenses and amounts paid in settlement, subject to the limitations set forth in the following paragraphs, arising out of or in connection with any infringement or alleged infringement of patents, copyrights, trademarks, trade secrets, or any other intellectual property right of a third party. Therefore, if a third party claims that Nortel Networks Hardware or Software provided to Customer under this Agreement infringes such third party's patent or copyright, Nortel Networks will defend Customer against that claim at Nortel Networks' expense and pay all costs and damages that a court finally awards or are agreed in settlement, provided that Customer: (a) promptly notifies Nortel Networks in writing of the claim, and (b) allows Nortel Networks to control, and cooperates with Nortel Networks at Nortel Networks' expense in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, Nortel Networks agrees to secure the right for Customer to continue to use the Hardware or Software, or to modify it, or to replace it with equivalent Hardware or Software. If Nortel Networks determines that none of these options is reasonably available, Customer agrees to return the Hardware or Software to Nortel Networks on Nortel Networks' written request. Nortel Networks will then give Customer a credit equal to the purchase price paid by Customer for the Hardware or Software. Any such claims against the Customer or liability for infringement arising from use of the Hardware or Software following a request for return by Nortel Networks are the sole responsibility of Customer. This represents Customer's sole and exclusive remedy regarding any claim of infringement.

11.2 Nortel Networks has no obligation regarding any claim based on any of the following: (a) anything Customer provides which is incorporated into the Hardware or Software; (b) compliance by Nortel Networks with the Customer's specifications, designs or instructions; (c) the amount of revenues or profits earned or other value obtained by the use of a Product by Customer;
     (d) Customer's modification of Hardware or Software (subject to Section 4.4(a) hereof); (e) the combination, operation, or use of Hardware or Software with other products not provided by Nortel Networks as a system, or the combination, operation, or use of Hardware or Software with any product, data, or apparatus that Nortel Networks did not provide; (f) the Customer's failure to install or have installed changes, revisions or updates as instructed by Nortel Networks; or (g) infringement by a Third Party Vendor Item alone, as opposed to its combination with Products Nortel Networks provides to Customer as a system.

11.3 In case of any infringement caused by any Third Party Vendor Item, Nortel Networks shall reasonably cooperate with Customer and hereby assigns to Customer any of its rights to request the proper defense and indemnification for such claim to such Third Party Vendor.

     Nortel Networks shall provide Customer with all necessary contact information and applicable documentation, if available, for those third party vendors. Furthermore, Nortel Networks shall use its best efforts to provide reasonable assistance to Customer for Customer to be able to obtain from the Third Party Vendor the applicable defense and indemnification for such Third Party Vendor Item infringement, but only to the extent such assistance does not cause Nortel Networks to incur any out-of-pocket expenses or material additional costs.

12.  Limitation of Liability

12.1 In no event shall Nortel Networks or its agents or suppliers be liable to Customer for more than the amount of any actual direct damages up to the greater of U.S. $100,000 (or equivalent in local currency) or the charges for the Product or Services that are the subject of the claim, regardless of the cause and whether arising in contract, tort or otherwise. This limitation will not apply to claims for damages for bodily injury (including death) and damage to real property and tangible personal property for which Nortel Networks is legally liable and payments as set forth in Section 11 - Patents and Copyrights.

12.2 IN NO EVENT SHALL NORTEL NETWORKS OR ITS AGENTS OR SUPPLIERS BE LIABLE FOR ANY OF THE FOLLOWING: I) DAMAGES BASED ON ANY THIRD PARTY CLAIM, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN; II) LOSS OF, OR DAMAGE TO, CUSTOMER'S RECORDS, FILES OR DATA; OR III) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST SAVINGS), EVEN IF NORTEL NETWORKS IS INFORMED OF THEIR POSSIBILITY.

13.  Concessions

13.1 Customer hereby warrants and represents that it and its affiliates in Mexico have obtained the Concessions which will permit each of them to legally operate all or a portion of the Products in Mexico. The Parties agree that Nortel Networks shall not deliver or install any Products, perform any Services or accept any Orders hereunder unless Customer or its affiliates (if applicable) have been granted a Concession in Mexico for the use of such Products.

14.  Changes or Substitution of Products

14.1 At any time, Nortel Networks may implement changes to the Products, modify the Products' designs and Specifications or substitute the Products with ones of similar or more recent design. The Parties shall mutually agree on the Price of such changed or substituted Products. Such a change to or substitution of the Products provided under this Agreement shall be subject to the following requirements: (i) shall not adversely affect the physical or functional interchangeability or the performance Specifications of the Products, except as otherwise agreed in writing by Customer; (ii) the price for equivalent performance shall be the same or lower than the price agreed hereunder, except as otherwise agreed in writing by Customer; (iii) any change or substitution of the Products shall be functionally equivalent and compatible with the changed or substituted Product, without the need for any other adaptations; and (iv) shall under no circumstances either reduce or decrease Nortel Networks' warranty obligations set forth in this Agreement.

15.  Delayed Shipment of the Products or the Performance of the Services

15.1 If Customer notifies Nortel Networks less than thirty (30) days prior to the scheduled delivery date of the Products (or if the Products have been manufactured per the agreed upon schedule) that Customer does not wish to take delivery thereof at the scheduled time or that a site is not available to receive such Products, or if Customer fails to take delivery of such Products upon their arrival at the applicable site, Nortel Networks shall have the right to place the Products in storage and Customer shall bear all costs of demurrage, restocking, warehousing, reloading, transporting, off-loading, and other associated costs incurred by Nortel Networks. All such costs shall be paid in full within thirty (30) days of Customer's receipt of Nortel Networks' commercial invoice therefor. Customer may delay delivery or fail to take delivery of the Products for not more than thirty
     (30) days. Once such thirty-day term elapses, Customer shall immediately pay to Nortel Networks the outstanding balance of the purchase price of the Products, if any, and the warranty period for the affected Products shall be deemed to start upon expiration of such 30-day term.

15.2 If Customer notifies Nortel Networks less than thirty (30) days prior to the scheduled performance date of the Services that Customer does not wish Nortel Networks to perform such Services at the scheduled time or that the Site is not available for the performance of such Services, Nortel Networks shall have the right to delay the performance of the Services and Customer shall bear all associated and documented out of pocket travel and expense costs incurred by Nortel Networks. All such costs shall be paid in full within thirty (30) days of Customer's receipt of Nortel Networks' commercial invoice therefor.

15.3 Site facilities and physical specifications of equipment (including shelters, fiber cabling, power, etc.) provided by Customer for use with the Products sold hereunder must meet Nortel Networks' installation and environmental Specifications. Any testing required to verify the condition of Site facilities and any required upgrades will be at Customer's expense.

16.  Termination; Survival

16.1 Without prejudice to any rights and remedies provided for hereunder, either Party hereto may terminate this Agreement, effective immediately, upon written notice to any other Party, upon the occurrence of any of the following events or conditions (each, an "Event of Default"):

     (i) the other Party applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,

     (ii) the other Party makes a general assignment for the benefit of its creditors,

     (iii) the other Party commences a voluntary proceeding under the bankruptcy, insolvency or similar laws relating to relief from creditors generally,

     (iv) the other Party fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the bankruptcy, insolvency or similar laws relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property or its liquidation, reorganization, dissolution or winding-up, or

     (v) the other Party materially fails to perform any term or condition under this Agreement or any of its Annexes, which failure continues for a period of thirty (30) days after written notice has been given to the breaching Party; provided, however, that if any Party exercises its termination rights as provided in this Section 16.1 (v) after any sale of the FWA Business by Nortel Networks, the FWA TAS Agreement, shall automatically be terminated concurrently therewith; and provided, further, that if any Party exercises its termination rights as provided in this Section 16.1 (v) prior to any sale of the FWA Business by Nortel Networks, the three other Replacement Agreements shall automatically be terminated concurrently therewith. For the avoidance of doubt, the Parties agree that any failure by Customer to comply with the purchase commitment set forth in Section 19 hereof shall be deemed material.

16.2 In addition, and without prejudice to any rights and remedies provided for hereunder, Nortel Networks may terminate all four Replacement Agreements, effective immediately, upon written notice to the other Party, upon the occurrence of any of the following events or conditions:

     (i) Customer fails to make payment in accordance with the terms and conditions hereof, which failure continues for a period of ten (10) business days (in Mexico) after written notice to Customer,

     (ii) within eighteen (18) months from the date hereof, the identity of Customer's business materially changes by sale of its business, transfer of control of its capital stock, merger or otherwise, unless prior written consent therefor has been obtained from Nortel Networks; or

     (iii) the occurrence of an Event of Default under any one of the Senior Note or the other Replacement Agreements which by the terms of such agreements would allow Nortel Networks to declare such Senior Note due and payable or to terminate such Replacement Agreement, as the case may be.

16.3 The respective obligations of each Party pursuant to Sections 1, 4, 5, 6, 7, 10, 11, 12, 16 and 18 hereof, and any other obligations of each Party pursuant to this Agreement that by their nature would continue beyond the termination, cancellation, or expiration hereof, shall survive such termination, cancellation, or expiration; provided, however, that if Customer fails to make payment in accordance with the terms and conditions hereof (subject to the cure period provided in Section 16.2 above), the Parties expressly agree that the following Sections hereof shall not survive such termination, cancellation, or expiration: Sections 6 and 7; and provided, further, that Section 4 hereof shall survive such termination, cancellation, or expiration only to the extent that Customer is not in default of the payment of the applicable Software license fees, if any.

17.  Nortel Procedures

17.1 "Nortel Procedures" will consist of documents which describe in detail the engineering, installation, commissioning, maintenance, troubleshooting and operation of Product(s). The Nortel Procedures shall be provided in the English language. Nortel Networks shall provide the Nortel Procedures in Spanish if so published. Nortel Networks shall ship electronic documentation containing the applicable Nortel Procedures to Customer with the initial delivery of a system release to Customer. During the Term, Nortel Networks shall, at no additional charge to Customer, deliver to Customer, one set of electronic files with updates, revisions and/or corrections of such Nortel Procedures as they become available. Customer may order additional copies of the Nortel Procedures at Nortel Networks' then applicable prices. Customer may use and reproduce the Nortel Procedures in paper format for the purposes of engineering, installing, commissioning, maintaining, troubleshooting and operating the Products, subject to the limitations regarding Information set forth in Section 10. Reproduction shall include the copyright or similar proprietary notices. Customer is responsible for ensuring proper versions of the Nortel Procedures are printed and distributed.

18.  General

18.1 Customer agrees that it will not export Products procured hereunder from Mexico without Nortel Networks' prior written consent. Nortel Networks reserves the right to assign any portion of an Order accepted under this Agreement, in whole or in part, provided that such assignment shall be in compliance with the provisions of Section 20 below if such assignment falls under the situation provided for in Section 20 of this Agreement. Customer represents and warrants that it is buying Products and/or Services for its own internal use and not for resale.

18.2 Customer agrees to comply with all laws applicable to it, including all applicable export and import laws and regulations. In the event that any provision of this Agreement or portions thereof are held to be invalid or unenforceable, the remainder of this Agreement will remain in full force and effect.

18.3 The terms and conditions of this Agreement, together with the other three Replacement Agreements and any other agreements contemplated by the Term Sheet entered into between Customer and Nortel Networks Limited on October 12, 2002, form the complete and exclusive agreement between Customer and Nortel Networks and replaces any prior oral or written communications and agreements regarding the subject matter thereof.

18.4 Any changes to this Agreement must be made by mutual agreement in writing. All Customer's rights and all of Nortel Networks' obligations are valid only in Mexico.

18.5 The laws of the State of New York, United States of America govern this Agreement, exclusive of its conflict of laws provisions; and nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract. The United Nations Convention on the International Sale of Goods shall not apply.

18.6 If, within thirty (30) days from the date of any notice of dispute from a Party to any other Party, such Parties are unable to resolve the issue, then either Party may initiate the binding arbitration to resolve such dispute by written notice to such other Party upon expiration of such thirty (30) day period. Any dispute between the Parties arising in connection with this Agreement shall be exclusively resolved by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in force. The arbitration proceedings pursuant to this Section 18(c) shall take place in the English language in the City of Miami, State of Florida, before a panel of three (3) arbitrators appointed in accordance with the aforementioned rules. The decision of the arbitrators shall be final and binding upon the Parties and their respective successors and assigns. The decision and award rendered by the arbitrators may be entered in any court of competent jurisdiction and any such court may order the enforcement of such award against the Parties and their respective successors and assigns.

18.7 EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING ANY ORDER ISSUED AND ACCEPTED HEREUNDER.

18.8 The following Annexes are part of this Agreement:

     Annex A - Initial Order
     Annex B - Change Order Procedures and Form of Change Order
     Annex C - Description of Products
     Annex D - Product Specifications
     Annex E - Order Procedure
     Annex F - Prices
     Annex G - Warranty Services
     Annex H - Purchase Commitment
     Annex I - Intentionally Left in Blank
     Annex J - Delivery Times

     In the event of any conflict or inconsistency between the provisions of the body of this Agreement and its Annexes, the body of this Agreement shall prevail.

18.9 Notwithstanding anything in this Agreement to the contrary, if the supply of the Products or the performance of the Services by Nortel Networks, or any portion thereof, or the performance of any other obligation hereunder by any party is prevented, delayed, interfered with, or interrupted by reason of a Force Majeure Event, such prevention, delay, interference, or interruption shall be deemed not to be a default pursuant to this Agreement and the time or times for such performance or supply hereunder shall be extended by the period or periods same is so prevented, delayed, interfered with, or interrupted. The foregoing shall apply even though any such cause exists or is foreseeable as of the date hereof. Neither Party shall be required to change its usual business practices or methods or to assume or incur other than its usual costs or expenses in order to mitigate, avoid, or eliminate any Force Majeure Event or to reduce the period of any resulting delay. Each Party shall notify the other Parties of any delay or failure excused by this Section 18(f) and shall specify the revised performance date as soon as practicable. Nothing contained in this Section 18(f) shall affect any obligation of Customer to make any payment when due in accordance with this Agreement.

18.10 All notices pursuant to this Agreement will be in writing and deemed given when delivered in person, by certified mail or courier service, or by facsimile. Notices to Customer shall be sent to:

         Boulevard Gustavo Diaz Ordaz Km. 3.33 L-1
         Colonia Unidad San Pedro
         San Pedro Garza Garcia
         Nuevo Leon, Mexico
         Attention: Director de Negociaciones Estrategicas with a copy to the Corporate Counsel.


         Notices to Nortel Networks shall be sent to:

         Nortel Networks (CALA) Inc.
         1500 Concord Terrace
         Sunrise, Florida 33323-2815,
         Attention: Senior Counsel

         with a copy to:

         Nortel Networks de Mexico, S.A. de C.V.
         Insurgentes Sur 1605, Piso 30
         Col. San Jose Insurgentes
         03900 Mexico, D.F.
         Attn.: President

         Notices from Customer to Nortel Networks pursuant to Section 5.20, shall be sent to:

         Nortel Networks de Mexico, S.A. de C.V.
         Insurgentes Sur 1605, Piso 30
         Col. San Jose Insurgentes
         03900 Mexico, D.F.
         Attn.: Contract Management - Axtel Project

19.  Purchase Commitment

19.1 Customer hereby irrevocably agrees to purchase from Nortel Networks the minimum annual amounts of Products as further described in Annex H hereof.

20.  Assignment; Right of First Refusal

20.1 Each Party agrees not to assign or otherwise transfer this Agreement or its rights under it, or delegate its obligations, without the other Party's prior written consent, and any attempt to do so is void. Notwithstanding the foregoing, Nortel Networks may assign or otherwise transfer this Agreement or its rights under it, or delegate its obligations, to any of its affiliates. Nortel Networks may also assign or otherwise transfer this Agreement or its rights under it, or delegate its obligations, to any purchaser of the FWA Business without the Customer's prior written consent; provided that:

     (i) Nortel Networks shall provide to Customer the soliciting or offering material used in connection with any contemplated sale of the FWA Business (the "FWA Information") at the same time any such FWA Information is provided to any third party potential purchaser (the "Potential Purchasers"), subject to execution by the Parties of a non-disclosure agreement in a form and substance reasonably satisfactory to Nortel Networks, but no less restrictive on Customer than the non-disclosure agreement executed with the Potential Purchasers; and provided, however, that Nortel Networks may not offer, solicit interest in or sell the FWA Business to any company which is a direct competitor of Customer or does not have the necessary resources (human and/or technical), at Nortel Networks' reasonable judgment, to manufacture the Products and/or to provide the technical support required by Customer, including without limitation, Telefonos de Mexico, S.A. de C.V. or any of its affiliates (the "Restricted Companies");

     (ii) Nortel Networks hereby grants to Customer a right of first refusal ("RFR") with respect to any offer received by Nortel Networks from any third party which Nortel Networks proposes to accept (including any revised offers), allowing Customer to purchase the FWA Business on terms not less favorable than such offer, subject to Customer having made, within fourteen (14) days after Nortel Networks shall have delivered written notice to Customer of such offer or revised offer (the "Vendor's Notice"), a single deposit of US$4,500,000.00 (four million five hundred thousand United States dollars) (the "Deposit") into an interest bearing escrow account. Once Nortel Networks has received the Deposit, Customer shall have the right to perform a due diligence investigation of the FWA Business, and Nortel Networks shall be obligated to promptly provide all the information and access that Customer reasonably requires for the evaluation of the FWA Business; and

     (iii) in the event of any such sale to a purchaser other than Customer, such new vendor shall assume all of Nortel Networks' obligations under this Agreement.

20.2 If Customer exercises its RFR, Nortel Networks and Customer shall have sixty (60) days from payment of the Deposit to negotiate in good faith and enter into a purchase agreement pursuant to which Nortel Networks will sell the FWA Business to Customer, unless a longer period of time is stated in the offer received from the Potential Purchaser, in which case such longer period shall prevail (the "Offer Period"). If the Parties have entered into such an agreement by the end of the Offer Period, the Deposit shall be credited towards the purchase price of the FWA Business. If the Parties have not entered into such an agreement by the end of the Offer Period, Customer shall forfeit in favor of Nortel Networks the Deposit, and Nortel Networks shall have the right to sell the FWA Business to any Potential Purchaser other than a Restricted Company, subject to the terms and conditions of Section 20.3 below; provided, however, that if the terms of the proposed sale are more favorable to such Potential Purchaser than the best offer (from Nortel Networks' perspective) presented by Customer to Nortel Networks during the Offer Period, then the RFR shall again apply to such sale, but Customer shall not be obligated to provide any additional Deposit.

20.3 If Customer shall decline in any instance to exercise its RFR or the Parties fail to enter into the purchase agreement as described in Section 20.2, Nortel Networks shall have the right for a period of one year from the date of such declination or failure, to sell the FWA Business to a Potential Purchaser (except if such Potential Purchaser is a Restricted Company) without prior notice to Customer, on terms which are not more beneficial to such Potential Purchaser than those set forth in Vendor's Notice. If the foregoing conditions are not met, the RFR shall again apply to such sale; provided, however, that the 60-day term provided in Section
     20.2 above shall be reduced to thirty (30) days and Customer shall not be obligated to provide any additional Deposit.

The Parties hereto have executed this Purchase and License Agreement for FWA Equipment as of February __, 2003 and it shall become effective on the Closing Date.


AXTEL, S.A. DE C.V.



By: _______________________________
Name: _____________________________
Title: ______________________________


NORTEL NETWORKS LIMITED



By: _______________________________
Name: _____________________________
Title: Attorney-in-Fact


NORTEL NETWORKS DE MEXICO, S.A. DE C.V.



By: _________________________________
Name: _______________________________
Title: Attorney-in-Fact

                                                                     Exhibit B-2

Purchase and License Agreement for Non - FWA Equipment
--------------------------------------------------------------------------------


This Purchase and License Agreement for Non - FWA Equipment ("Agreement") is entered by and among Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. ("NN Mexico" and, collectively, "Nortel Networks"), and Axtel, S.A. de C.V. ("Customer" and, together with Nortel Networks, the "Parties"), is effective from the Closing Date and shall continue in effect thereafter during the Term. References to "days" shall mean calendar days, unless otherwise specified.

1. Definitions

a)   "Acceptance" has the meaning set forth in Section 9.

b) "Acceptance Tests" means Nortel Networks' applicable standard test and verification procedures for the Products or the Services (or any portion thereof) and set forth in Annex "I" hereto.

c) "Concession" means any concession, license, permit or the like (including any additions or amendments thereto) granted and issued by the governmental authorities of Mexico as of the Closing Date or during the Term in favor of Customer that are legally required under applicable laws for operation of the Products sold hereunder and Customer's networks in Mexico.

d) "Force Majeure Event" means the occurrence of fire, casualty, explosion, lightning, accident, strike, lockout, labor unrest, labor dispute (whether or not, in respect of the foregoing labor-related matters, the affected party is in a position to settle the matter), war (declared or undeclared), armed conflict, civil disturbance, riot, Act of God, delay of common carrier, the enactment, issuance, or application of any law, local by-law, regulation, or executive, administrative, or judicial order, acts (including delay or failure to act) of any governmental authority, or any other cause or causes (whether of the foregoing, nature or not), or any other similar or different occurrence, which cause or occurrence is beyond the reasonable control of the affected party and whether or not foreseeable by such party.

e)   "Furnish-only" means Products which Customer is responsible for installing.

f) "FWA Business" means, among other things, the know-how and licenses that would allow a third party to manufacture and support base station equipment, customer premises equipment, remote element manager, system software and installation toolsets, that combined provide a fixed wireless access solution operating in the 3.5 GHz spectrum using TDMA technology.

g) "Hardware" means a Nortel Networks machine, equipment or component, but not including the Software.

h) "In-Service" means the date on which the earlier of the following conditions occurs: (i) the Products are providing communications services to Customer, (ii) Customer places the Products into commercial service notwithstanding that there are service affecting deficiencies, or (iii) all deficiencies, other than non-service affecting deficiencies, have been cured.

i) "Local Nortel Networks Affiliate" means any person or entity established prior to or during the Term in Mexico, more than fifty percent (50%) of whose voting shares or outstanding capital stock is owned or controlled (directly or indirectly) by Nortel Networks or an affiliate of Nortel Networks.

Hj) "Nortel Networks Finance Agreement" means the Restructured Amended and Restated Finance Agreement, dated as of __________________, entered into by and between Nortel Networks Limited as Lender and Axtel, S.A. de C.V. as Borrower.

k) "Products" means any Hardware, Software or Third Party Vendor Items provided under this Agreement, which are further described in Annex "D" hereto.

l) "Replacement Agreements" means, collectively: (i) this Agreement, (ii) the Technical Assistance Services Agreement for Non-FWA Equipment, dated as of the date hereof and entered into between Customer and NN Mexico (the "Non-FWA TAS Agreement"), (iii) the Purchase and License Agreement for FWA Equipment, dated as of the date hereof and entered into between the Parties hereto, and (iv) the Technical Assistance Services Agreement for FWA Equipment, dated as of the date hereof and entered into between Customer and NN Mexico.

m) "Restructuring Agreement" means the Restructuring Agreement, dated as of ________________________, entered into among the Parties hereto.

n) "Senior Note" means that certain promissory note dated __________________, made by Customer and payable to Nortel Networks as per the Nortel Networks Finance Agreement.

o) "Services" means the activities which may be undertaken by Nortel Networks pursuant to an Order, including but not limited to, engineering, maintenance, installation, implementation, design, consulting, business planning, network planning and analysis, which are further described in Annex "C" hereto.

p) "Site" means a location designated by Customer at which the Products are to be installed and the Services are to be performed.

q) "Software" means computer programs in object code form or firmware which is owned or licensed by Nortel Networks, its parent or one of its subsidiaries or affiliates, and is copyrighted and licensed, not sold. Software consists of machine-readable instructions, its components, data, audio-visual content (such as images, text, recordings or pictures) and related licensed materials including all whole or partial copies.

r) "Specifications" means, with respect to Products and/or Services, the technical specifications set forth in Annex "D" hereto, which describe or explain the standard functional capabilities and/or requirements for such Products and/or Services.

s) "Taxes" means all federal, state, provincial, local, foreign, gross income, gross receipts, sales, use, value added, stamp, levies, customs duties, franchise, withholding, excise, real or personal property taxes, registration charges and all other similar taxes.

t) "Term" means five (5) years, commencing on the Closing Date (as defined in the Restructuring Agreement), provided that the Term may be extended for subsequent one (1) year periods, subject to the Parties agreeing on mutually acceptable commercially reasonable terms and conditions. The Closing Date may be changed by mutual agreement of the Parties.

u) "Third Party Vendor Items" includes "Third Party Hardware" and "Third Party Software" and means any non-Nortel Networks hardware and/or software supplied to Customer under this Agreement.

2.   Orders; Initial Order; Change Orders and Delivery Times

2.1 Customer may acquire Products or Services by: (i) issuing a written purchase order, signed by an authorized representative, or (ii) if Customer is enrolled in any then current Nortel Networks electronic commerce program, by submitting electronic orders (collectively, "Orders").

2.2 All Orders shall reference this Agreement and shall comply with the Order Procedure attached as Annex E hereto. Orders are totally binding and non-cancelable.

2.3 All Orders will be governed by and cannot alter the terms and conditions of this Agreement. In order to be valid, all Orders must be accepted by Nortel Networks through a written or electronic communication. Nortel Networks shall accept such Order within the next ten (10) business days after delivery thereof, if such Order (i) is in compliance with this Agreement (prices and descriptions) and no additional terms and conditions have been imposed, (ii) Nortel Networks has received the applicable payment, in accordance with section 5 hereof, and
     (iii) Customer has provided the applicable letter of credit or other form of payment guarantee in accordance with Section 5 hereof. For the avoidance of doubt, the Parties agree that Nortel Networks shall not be obligated to start performing under any Order until Customer complies with the provisions of this Section 2.3. In the event Nortel Networks does not accept an Order in accordance with this Section 2.3, it shall promptly return to Customer any payments made and/or letters of credit provided by Customer under this Section 2.3.

2.4 The implementation schedule, responsibility matrix and any other items which may be necessary for the performance of Nortel Networks' obligations hereunder shall be mutually agreed upon between the Parties and included as exhibits to the Order. Such exhibits shall be deemed incorporated into this Agreement by this reference.

2.5  Intentionally Left in Blank.

2.6 The prices set forth in Annex F and reflected in each Order are based on anticipated delivery and performance schedules and specifications incorporated in such Order.

2.7 Any changes to this Agreement or an Order initiated by Customer or Nortel Networks after the Closing Date resulting in adjustments to process, job schedule, contract price or other requirements thereof may be cause for adjustment by Nortel Networks to the prices and to the relevant delivery and performance schedules set forth therein. Any such adjustment shall be detailed in a change order, a form of which is attached hereto as Annex B ("Change Order"). If the Change Order affects any Products for which Nortel Networks has commenced manufacturing or has shipped or any Services for which Nortel Networks has commenced performance, the adjustment of the price shall include reasonable, documented charges incurred by Nortel Networks related thereto. No such changes shall be performed until a Change Order has been executed by authorized representatives of the Parties. A Change Order may only be used to increase the amount of Products and/or Services ordered and in no event may the amount of Products and/or Services in an Order be cancelled or decreased, whether through a Change Order or otherwise.

2.8 Nortel Networks shall deliver the Products in accordance with the timing set forth in Annex "J" of this Agreement. The delivery times shall commence after Order acceptance as specified in Section 2.3 of this Agreement. Nortel Networks shall deliver the Products Ex-Works, Incoterms 2000, at the applicable Nortel Networks' factory.

3.   Electronic Commerce Programs

3.1 By enrolling in any Nortel Networks' electronic commerce program, Customer agrees to comply with the terms of such program. Customer agrees that all electronic Orders issued are equivalent to a written Order, are governed by the terms and conditions of this Agreement and that in the event of any conflict between this Agreement and the information contained in Customer's or Nortel Networks' electronic commerce website, this Agreement governs. Customer is responsible for the use and protection of all electronic commerce passcodes provided by Nortel Networks and agrees that all Orders submitted using such passcodes are valid and binding Orders authorized by Customer. Nortel Networks shall have no liability to Customer due to Customer's failure to access Customer's or Nortel Networks' electronic commerce website or errors or failures relating to its operation.

4.   Licensed Use of Software

4.1 Nortel Networks grants Customer a nonexclusive and perpetual (subject to Nortel Networks termination rights set forth in section 4.5 below) license to use a copy of the Software with the Products to the extent of the activation or authorized usage level.

4.2 To the extent Software is furnished for use with designated Products or Customer-furnished Equipment ("CFE"), Customer is granted a nonexclusive and perpetual (subject to Nortel Networks termination rights set forth in section 4.5 below) license to use Software only on such Products or CFE, as applicable.

4.3 Software contains trade secrets and Customer agrees to treat Software as Information (as defined in Section 10). Customer will ensure that anyone who uses the Software does so only in compliance with the terms of this Agreement.

4.4 Customer shall not: (a) use, copy, modify, transfer or distribute the Software except as expressly authorized, (b) reverse assemble, reverse compile, reverse engineer or otherwise translate the Software; (c) create derivative works or modifications unless expressly authorized; or (d) sublicense, rent or lease the Software. Licensors of intellectual property to Nortel Networks are beneficiaries of this provision.

4.5 Upon breach of the Software license by Customer in accordance with the term of this Agreement or in the event the designated Product or CFE is no longer in use, this license terminates and Customer will promptly return the Software to Nortel Networks or certify its destruction.

4.6 Nortel Networks may audit by remote polling or other reasonable means to determine Customer's Software activation or usage levels.

4.7 With respect to Third Party Software, Customer agrees to abide by the terms provided by Nortel Networks with respect to any such software. Customer further agrees that the terms contained in any Nortel Networks or third party "shrink wrap" or "click" licenses shall govern the use of such software.

4.8 If Nortel Networks and Customer agree that delivery of Software is to be made electronically via File Transfer Protocol, then delivery of such Software by Nortel Networks shall be deemed to have taken place at such time as the Software is loaded onto a network server, as designated by Nortel Networks, and Customer has been provided with appropriate instructions and passwords to enable Customer to begin use of such Software. Notwithstanding the foregoing, the Parties shall comply with all regulations applicable to importation of Software pursuant to applicable law.

5.   Charges, Payment and Taxes

5.1 The contract price for the Products (including software) and Services is set forth in Annex F hereto. Unless otherwise agreed by the Parties in an Order, all prices are in U.S. dollars, exclusive of Taxes. All prices are applicable solely in Mexico.

5.2 In accordance with the terms of Annex "E", within the next five (5) business days after the delivery of the Order in accordance with the terms set forth in Section 5.3 below, Nortel Networks shall deliver to Customer an invoice for one hundred percent (100%) of the purchase price of such Order.

5.3 All Orders for Products shall be accompanied by: (i) payment of fifteen percent (15%) of the purchase price thereof upon delivery of the Order through a wire transfer of immediately available funds or by a letter of credit or by any other mutually agreed means; and (ii) within the next five
     (5) days after delivery of the respective invoice as per Section 5.2 above, a letter of credit or other form of payment guarantee consistent with Section 5.17 hereof for the remaining eighty five percent (85%) of the purchase price of the relevant Order.

5.4  Payment of this eighty five percent (85%) shall be made by Customer five
     (5) business days after Delivery Date (as defined in Annex E of this Agreement) of the Products; provided that Customer may notify Nortel Networks in writing within such 5-business day period, if some or all of the Products delivered are not in compliance with the terms of the Order (the "Non Compliant Products"), in which case Nortel Networks shall take, within thirty days of the date of Customer's notice, corrective action to resolve such Non-Compliant Products. Customer shall not be obligated to pay, and Nortel Networks shall not be entitled to draw on the letter of credit or other form of payment guarantee, the purchase price of the Non-Compliant Products until Nortel Networks corrects such non-compliance, provided, however, that prior to such resolution Nortel Networks shall issue a revised invoice relating to the portion of Products received by Customer that is in compliance with the terms of the Order. Partial shipments shall be allowed under this Agreement, subject to the terms set forth in Annex "J" of this Agreement. For the avoidance of doubt, the Parties agree that the purchase price of the compliant Products shall be paid by Customer as provided in this Section 5.4. If during the thirty-day period mentioned herein, Nortel Networks has not corrected the Non Compliant Products, Nortel Networks shall immediately reimburse Customer, at its request, all amounts paid for such Non Compliant Products.

5.5 All Orders for Services shall be accompanied by a letter of credit or other form of payment guarantee consistent with Section 5.17 hereof for one hundred percent (100%) of the price of such Services. Nortel Networks shall invoice Customer one hundred percent (100%) of the price of Services upon completion, unless the Service continues beyond thirty days, in which case Nortel Networks shall invoice Customer at the end of each month for the Services performed in that month.

5.6 With respect to Services, amounts are due upon receipt of invoice and shall be paid by Customer within thirty (30) days of the invoice date.

5.7 Customer shall pay interest on any late payments at the rate of eighteen percent (18%) per annum (11/2% per month).

5.8 Charges for Software may be based on extent of use authorized as specified in this Agreement. Customer agrees to pay the charges applicable for any activation or usage beyond the authorized level.

5.9 Customer is liable and responsible for any Taxes relating to the Products or Services furnished by Nortel Networks or its subcontractors pursuant to this Agreement (whether incurred directly or indirectly by Nortel Networks) and shall, at Nortel Networks' direction, promptly pay to Nortel Networks or pay directly to the applicable government or taxing authority, if requested by Nortel Networks, all such Taxes; provided, however, that in no event shall Customer be liable for Taxes computed upon the income or gross revenues of Nortel Networks or its subcontractors.

5.10 Customer shall be responsible for payment of personal property taxes for Products and materials from the date of shipment by Nortel Networks. Customer's obligations pursuant to this Section shall survive any termination of this Agreement.

5.11 Customer shall, within thirty (30) days of the tax payment on behalf of Nortel Networks, furnish to Nortel Networks all original tax receipts or certified copies in Nortel Networks' name showing payment of the Tax and such other documentation relating to the tax payment which Nortel Networks may reasonably request.

5.12 If Customer shall claim to be exempt from any Taxes, Customer shall furnish to Nortel Networks a tax exemption certificate from the relevant taxing authority in the form required by law or otherwise reasonably acceptable to Nortel Networks. If Customer shall claim any such tax exemption and provides Nortel Networks the required tax exemption certificate and Nortel Networks does not collect the Taxes in reliance thereupon, Customer shall hold Nortel Networks harmless from and against any and all assessments for such Taxes levied on Nortel Networks, including all interest, penalties and late charges upon any such Taxes and the cost of professional consulting fees incurred by Nortel Networks to settle the applicable tax matter with the relevant tax authorities.

5.13 If withholding of any Tax is required in respect of any payment by Customer to Nortel Networks hereunder, Customer shall: (i) withhold the appropriate amount from such payment, (ii) pay such amount to the relevant authorities in accordance with applicable law, and (iii) pay Nortel Networks an additional amount such that the net amount received by Nortel Networks is the amount Nortel Networks would have received in the absence of such withholding.

5.14 Customer shall pay all applicable customs fees, import duties, and similar charges directly to the appropriate governmental authorities. Each party agrees to ensure that it is in good standing and is appropriately registered, including without limitation, with respect to Taxes, in any country, state or other jurisdiction where legally required.

5.15 Nortel Networks reserves the right to import services or subcontractors when and where necessary to complete services related to this Agreement. To the extent the Local Nortel Networks Affiliate must import services or subcontractors in support of this Agreement, Nortel Networks reserves the right to have the Local Nortel Networks Affiliate invoice Customer an additional amount such that the cost of the withholding taxes for such imported Services are borne by Customer.

5.16 Customer consents without qualification to the sale and/or assignment of receivables, in whole or in part, including all or any part of any associated rights, remedies, and obligations, by Nortel Networks subject to a 30-day prior written notice, and authorizes the disclosure of this Agreement as necessary to facilitate such sale. Any tax impact to Customer resulting from such sale and/or assignment shall be borne by Nortel Networks.

5.17 The payments referred to in Sections 5.4 and 5.5 above shall be secured by:
     (i) an irrevocable and unconditional letter of credit in favor of Nortel Networks, confirmed by a United States bank acceptable to Nortel Networks, or (ii) another form of payment guarantee acceptable to Nortel Networks in its sole discretion.

5.18 If Nortel Networks is prevented from making a shipment of Products, installing such Products or performing the Services due to any Force Majeure Event or for any other reason attributable, in whole or in part, to Customer, the Customer shall accordingly arrange an extension of such letter of credit and reimburse Nortel Networks for any additional expenses arising out of any such delay; provided, however, that this reimbursement obligation shall apply only to the extent that the delay was attributable to Customer; and provided, further, that Customer shall promptly reimburse Nortel Networks for any such additional expenses, and Nortel Networks shall subsequently return to Customer any monies which Customer may have paid in excess once the Parties have reached an agreement on the actual extent of Customer's reimbursement obligation.

5.19 Nortel Networks reserves the right to reject an Order at Nortel Networks' sole discretion, or to withhold shipment of the Products or performance of the Services, or any portion thereof, if: (i) Customer is in default of its payment obligations hereunder, (ii) Customer is in breach of its obligations under this Agreement, or (iii) Customer falls under any of the situations described in Sections 16.1 (i) through (iv) hereof, and all relevant dates for completion shall be adjusted accordingly.

5.20 Customer hereby irrevocably waives, to the fullest extent permitted by law, the right to dispute any invoice submitted by Nortel Networks hereunder, if such invoice is not disputed within twenty one (21) days from invoice receipt. Such dispute must be resolved within ninety (90) days from the invoice date. Payment of any disputed amounts is due and payable upon resolution. All other amounts remain due as per this Section 5.

5.21 Customer has the right to engage a third party financial institution to provide financing for the Products and/or Services supplied by Nortel Networks under this Agreement (provided that Customer is in compliance with the financial covenants set forth in the Nortel Networks Finance Agreement), in which case such third party financial institution will make the payments as provided under this Agreement; provided, however, that Customer shall continue to be obligated to comply with all its obligations hereunder.

6.   Warranty

6.1 Nortel Networks warrants that the Hardware: (i) is free from defects in materials and workmanship, and (ii) substantially conforms to its Specifications. If Hardware does not function as warranted during the warranty period, Nortel Networks will determine to either: (i) make it do so, or (ii) replace it with substantially equivalent Hardware.

6.2 Nortel Networks warrants that when Software is used in the specified operating environment it will substantially conform to its Specifications. If Software does not function as warranted during the warranty period, Nortel Networks will provide a suitable fix or workaround or will replace the Software; provided Software is within one software release level of the then current software.

6.3 Nortel Networks warrants that Services will be performed in a professional and workmanlike manner. If Services are not performed as warranted and Nortel Networks is notified in writing by Customer within sixty (60) days of the date of the non-conforming Services, Nortel Networks will re-perform the non-conforming Services.

6.4 The warranty period for Hardware and Software shall be the warranty period identified in the Warranty Matrix attached in the Annex "G" in effect at the time of Customer's Order, provided that Nortel Networks shall not be allowed to reduce the warranty periods set forth in the Warranty Matrix attached hereto in the Annex "G", except in the cases that such reduction applies generally to its customers worldwide. In the event Nortel Networks determines that repair or replacement as set forth in this Section 6 cannot be made using commercially reasonable efforts (which determination shall be made within thirty (30) days after Nortel Networks receives written notice from Customer) Nortel Networks will give Customer a credit equal to the purchase price paid by Customer for the Hardware, provided that Customer has returned such Hardware to Nortel Networks.

6.5 No warranty is provided for: (i) supply items normally consumed during Product operation; (ii) failures caused by non-Nortel Networks products;
     (iii) failures caused by a Product's inability to operate in conjunction with other Customer hardware or software different from the Third Party Vendor Items provided by Nortel Networks under this Agreement; or (iv) performance failures resulting from improper installation and maintenance or Customer's use of unauthorized parts or components. Warranty will be voided by misuse, accident, damage, alteration or modification, failure to maintain proper physical or operating environment, use of unauthorized parts or components or improper Customer maintenance.

6.6 Nortel Networks provides Third Party Vendor Items on an "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, unless Nortel Networks specifies otherwise. However, such Third Party Vendor Items may carry their own warranties and Nortel Networks shall pass through to Customer any such warranties to the extent authorized. Nortel Networks shall provide to Customer the necessary contact information and applicable documentation, if available, for those third party vendors. Furthermore, Nortel Networks shall provide reasonable assistance to Customer so that Customer may avail itself of any such warranties, but only to the extent such assistance does not cause Nortel Networks to incur any out-of-pocket expenses or material additional costs.

6.7 Nortel Networks warrants that all Nortel Networks Products supplied hereunder shall have been tested at the factory to ensure that they conform to their Specifications and that they shall have successfully passed those tests.

6.8 THESE WARRANTIES AND LIMITATIONS ARE CUSTOMER'S EXCLUSIVE WARRANTIES AND SOLE REMEDIES, AND REPLACE ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.   Services

7.1 Warranty Services: During the warranty period, Nortel Networks provides warranty Services without charge for Nortel Networks Hardware supplied under this Agreement to correct Hardware defects or to bring it up to conformance with the Specifications set forth in this Agreement. Warranty Services to be provided by Nortel Networks are further described in Annex "G" hereof.

7.2 Customer shall notify Nortel Networks prior to returning any Hardware and must reference a return material authorization number issued by Nortel Networks on documentation accompanying such returned Hardware. When Customer is required to return Hardware to Nortel Networks for warranty service, Customer agrees to ship it prepaid and suitably packaged to a location Nortel Networks designates. Nortel Networks will return the Hardware to Customer at Nortel Networks' expense. Nortel Networks is responsible for loss of, or damage to, Hardware while it is: (i) in Nortel Networks' possession, or (ii) in transit back to Customer. Any exchanged Hardware becomes Nortel Networks' property and, subject to Section 8 - Title and Risk of Loss, its replacement becomes the Customer's property. The replacement Hardware may not be new but will be in working order and equivalent to the item exchanged. The warranty period for the repaired or exchanged Hardware shall be the greater of ninety (90) days from the date of delivery of the Hardware back to Customer, or the remaining Hardware warranty period. Customer agrees to ensure that exchanged Hardware is free of any legal obligations or restrictions that prevent its exchange and represents that all returned items are genuine and unaltered. Relocation of Products under warranty Services may result in adjustments to the price and response times.

7.3 Where applicable, before Nortel Networks provides warranty services, Customer agrees to: (i) follow the problem determination, problem analysis, and warranty services request procedures that Nortel Networks provides;
     (ii) secure all program and data contained in Hardware; and (iii) inform Nortel Networks of changes in the Hardware's location.

7.4 Post-warranty and other Services to supplement the warranty Services, including advanced shipment of replacement parts, may be available at prices and policies to be negotiated in good faith and agreed between the Parties. The warranty service terms and exclusions in Section 6 above shall apply to post- and supplemental warranty Services.

7.5 Services in General: Customer agrees to reasonably cooperate with Nortel Networks in the performance by Nortel Networks of the Services, including, without limitation, providing Nortel Networks with sufficient and timely access free of charge to facilities, data, information and personnel of Customer in accordance with the then-current Customer policies, and a suitable physical environment meeting Nortel Networks' specified requirements to permit the timely delivery and installation of Products and/or performance of Services, including the recovery by

     Nortel Networks of any tools, diagnostic or test equipment, documentation or other items used by Nortel Networks in the performance of the Services.

7.6 In addition, Customer shall be responsible for the accuracy and completeness of all data and information that it provides or causes to be provided to Nortel Networks. In the event that there are any delays by Customer in fulfilling its responsibilities as stated above, there is a disagreement between the parties as to the cooperation required from Customer, or there are errors or inaccuracies in the information provided, Nortel Networks shall be entitled to appropriate schedule and pricing adjustments, including storage fees. It is understood and agreed that the Services provided by Nortel Networks may include the advice and recommendations of Nortel Networks, but all decisions in connection with the implementation of such advice and recommendations shall be the sole responsibility of, and made by, Customer, unless such advice and recommendations are part of consulting services purchased by Customer.

7.7 Service Personnel: Nortel Networks and Customer are each responsible for the supervision, direction, compensation and control of their own employees and subcontractors. Nortel Networks may subcontract any portion or all of the Services to subcontractors selected by Nortel Networks. Neither Party shall knowingly solicit to hire employees of the other Party with whom it had contact as a result of the performance of the Services for a period ending twelve (12) months after completion of the Services. Neither Party shall be precluded from conducting generalized searches for employees (and hiring those employees who respond to generalized searches) either through the use of search firms or advertisements in the media, provided that searches are not specifically targeted to employees providing Services.

7.8 Intellectual Property Rights: Nortel Networks, on behalf of itself and its subcontractors, reserves all proprietary rights in and to: (i) all methodologies, designs, engineering details, and other data pertaining to the Services and designs, documentation and other work product prepared by Nortel Networks and delivered to Customer, (ii) all original works, computer programs and updates developed in the course of providing the Services (except Customer's developed programs) or as otherwise agreed in writing by the Parties, (iii) discoveries, inventions, patents, know-how and techniques arising out of the Services, and (iv) any and all products (including software and equipment) developed as a result of the Services. The performance by Nortel Networks of Services shall not be deemed work for hire. Nortel Networks grants to Customer a perpetual, non-exclusive, world-wide, paid up license to use, copy and modify the designs, documentation and other work product prepared by Nortel Networks and delivered to Customer in the performance of Services solely for Customer's internal business purposes. It is understood between the Parties that Nortel Networks will employ its know-how, techniques, concepts, experience and expertise, as well as all other intellectual property, including that to which it reserves its rights hereunder, to perform services for others which are the same as or similar to the Services.

8.   Title and Risk of Loss

8.1 Title and risk of loss for ordered Hardware and Third Party Hardware shall pass from Nortel Networks to Customer upon its delivery to Customer.

9.  Installation and Commissioning

9.1 Nortel Networks shall provide Customer with a written general chronological schedule of the Acceptance Tests to be carried out with respect to the Products and the Services. Nortel Networks will notify Customer at least fifteen (15) days in advance of the date on which each portion of the Products and the Services will be ready for the commencement of the Acceptance Tests to be performed with respect thereto. Customer and its representatives shall have the option to witness and have unrestricted access to the Acceptance Tests. In the case that Customer chooses not to witness the Acceptance Tests, Nortel Networks will perform said tests in Customer's absence. Customer's failure to appear at the appointed time and place of performance of the Acceptance Tests pursuant to this
     Section 9.1 shall not preclude Nortel Networks from performing such Acceptance Tests and issuing the applicable Acceptance Certificate (as defined below), upon successful completion thereof. Customer may request additional tests, or a repetition of the tests, at its sole cost and expense. Customer is responsible for: (i) the results obtained from the use of Products and Services; (ii) integration and interconnection with and configuration of Customer's hardware and/or third party hardware and/or systems; and (iii) installation of Furnish-only Products. All configuration assistance provided by Nortel Networks is without warranty or guarantee of any kind.

9.2 For purposes of this Agreement, a "Punch List" shall mean each list prepared in conjunction with one or more Acceptance Tests for the Products and included in the related acceptance certificate ("Acceptance Certificate"), which sets forth one or more non service-affecting items which have not been fully completed or performed by Nortel Networks as of the date of completion of the related Acceptance Test or, subject to Customer's reasonable approval in each case, service-affecting items that may require detailed analysis as to the appropriate remedy.

9.3 Upon successful completion of the Acceptance Tests, Nortel Networks shall submit to Customer an acceptance report ("Acceptance Report") comprising:

     (i) a certification by Nortel Networks that such Acceptance Tests have been successfully completed,

     (ii) a Punch List with respect to such Acceptance Test, and

     (iii) copies of all Acceptance Test results as recorded during the execution of such Acceptance Test.

     Customer will acknowledge such certification by delivering to Nortel Networks the appropriate Acceptance Certificate with respect to such Products and/or Services within ten (10) business days after receipt of the respective Acceptance Report.

9.4 Acceptance by Customer shall occur upon the earlier of either: (i) the date on which the Products is placed In-Service; (ii) one hundred and twenty
     (120) days from shipment of the Products; or (iii) if Customer does not issue the Acceptance Certificate, on the eleventh (11th ) day after Customer's receipt of the respective Acceptance Report.

9.5 Customer shall not unreasonably withhold acceptance of any Product or Service and acceptance shall not be withheld or postponed due to: (i) deficiencies or nonconformities of a Product or Service resulting from causes not attributable to Nortel Networks such as, but not limited to, a material change or inaccuracy of information provided by Customer, inadequacy or deficiencies of any materials, facilities, or services provided directly or indirectly by Customer, or other conditions external to the Products or Services that are beyond the limits specified in the Nortel Networks Specifications; or (ii) deficiencies or shortages with respect to the Products or Services that are attributable to Nortel Networks but are of a nature that do not prevent operation of the Products in a live, commercial environment ("Punch List Items") provided that Nortel Networks, at its expense, agrees to correct such Punch List Items within
     (30) days (or other mutually agreed upon time period) after Customer has accepted such Products or Services.

10.  Confidential Information

10.1 Confidential information ("Information") means: (i) Software and Third Party Software; and (ii) all business, technical, marketing and financial information and data that is clearly marked with a restrictive legend of the disclosing party ("Discloser").

10.2 The party receiving Information ("Recipient") will use the same care and discretion to avoid disclosure, publication or dissemination of Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The Recipient may disclose Information only to: (i) its employees and employees of its parent, subsidiary affiliated companies or subcontractors who have a need to know for purposes of carrying out this Agreement; and (ii) any other party with the Discloser's prior written consent. Before disclosure to any of the above parties, the Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement.

10.3 The Recipient may disclose Information to the extent required by law. However, the Recipient must give the Discloser prompt notice and make a reasonable effort to obtain a protective order.

10.4 No obligation of confidentiality applies to any Information that the
     Recipient: (i) already possesses without obligation of confidentiality;
     (ii) develops independently; or (iii) rightfully receives without obligations of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

10.5 Each party's obligations hereunder shall survive for a period of five (5) years after receipt of Information hereunder from the Discloser, except as otherwise mutually agreed upon by the parties.

10.6 The Discloser makes no representations or warranties of any nature whatsoever with respect to any Information furnished to the recipient, including, without limitation, any warranties of merchantability or fitness for a particular purpose or against infringement, EXCEPT FOR THOSE SET FORTH IN SECTION 6 HEREOF.

10.7 The release of any advertising or other publicity relating to this Agreement requires the prior approval of both Parties.

11.  Patents and Copyrights

11.1 Nortel Networks shall indemnify and hold harmless Customer, its officers, directors, representatives, agents, employees, contractors, subcontractors, subsidiaries and affiliates against any actual direct loss, damage, liability, cost, expense, action or claim, including reasonable attorneys' fees, litigation costs and expenses and amounts paid in settlement, subject to the limitations set forth in the following paragraphs, arising out of or in connection with any infringement or alleged infringement of patents, copyrights, trademarks, trade secrets, or any other intellectual property right of a third party. Therefore, if a third party claims that Nortel Networks Hardware or Software provided to Customer under this Agreement infringes such third party's patent or copyright, Nortel Networks will defend Customer against that claim at Nortel Networks' expense and pay all costs and damages that a court finally awards or are agreed in settlement, provided that Customer: (a) promptly notifies Nortel Networks in writing of the claim, and (b) allows Nortel Networks to control, and cooperates with Nortel Networks at Nortel Networks' expense in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, Nortel Networks agrees to secure the right for Customer to continue to use the Hardware or Software, or to modify it, or to replace it with equivalent Hardware or Software. If Nortel Networks determines that none of these options is reasonably available, Customer agrees to return the Hardware or Software to Nortel Networks on Nortel Networks' written request. Nortel Networks will then give Customer a credit equal to the purchase price paid by Customer for the Hardware or Software. Any such claims against the Customer or liability for infringement arising from use of the Hardware or Software following a request for return by Nortel Networks are the sole responsibility of Customer. This represents Customer's sole and exclusive remedy regarding any claim of infringement.

11.2 Nortel Networks has no obligation regarding any claim based on any of the following: (a) anything Customer provides which is incorporated into the Hardware or Software; (b) compliance by Nortel Networks with the Customer's specifications, designs or instructions; (c) the amount of revenues or profits earned or other value obtained by the use of a Product by Customer;
     (d) Customer's modification of Hardware or Software; (e) the combination, operation, or use of Hardware or Software with other products not provided by Nortel Networks as a system, or the combination, operation, or use of Hardware or Software with any product, data, or apparatus that Nortel Networks did not provide; (f) the Customer's failure to install or have installed changes, revisions or updates as instructed by Nortel Networks; or (g) infringement by a Third Party Vendor Item alone, as opposed to its combination with Products Nortel Networks provides to Customer as a system.

11.3 In case of any infringement caused by any Third Party Vendor Item, Nortel Networks shall reasonably cooperate with Customer and hereby assigns to Customer any of its rights to request the proper defense and indemnification for such claim to such Third Party Vendor. Nortel Networks shall provide Customer with all necessary contact information and applicable documentation, if available, for those third party vendors. Furthermore, Nortel Networks shall use its best efforts to provide reasonable assistance to Customer for Customer to be able to obtain from the Third Party Vendor the applicable defense and indemnification for such Third Party Vendor Item infringement, but only to the extent such assistance does not cause Nortel Networks to incur any out-of-pocket expenses or material additional costs.

12.  Limitation of Liability

12.1 In no event shall Nortel Networks or its agents or suppliers be liable to Customer for more than the amount of any actual direct damages up to the greater of U.S. $100,000 (or equivalent in local currency) or the charges for the Product or Services that are the subject of the claim, regardless of the cause and whether arising in contract, tort or otherwise. This limitation will not apply to claims for damages for bodily injury (including death) and damage to real property and tangible personal property for which Nortel Networks is legally liable and payments as set forth in Section 11 - Patents and Copyrights.

12.2 IN NO EVENT SHALL NORTEL NETWORKS OR ITS AGENTS OR SUPPLIERS BE LIABLE FOR ANY OF THE FOLLOWING: I) DAMAGES BASED ON ANY THIRD PARTY CLAIM, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN; II) LOSS OF, OR DAMAGE TO, CUSTOMER'S RECORDS, FILES OR DATA; OR III) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST SAVINGS), EVEN IF NORTEL NETWORKS IS INFORMED OF THEIR POSSIBILITY.

13.  Concessions

13.1 Customer hereby warrants and represents that it and its affiliates in Mexico have obtained the Concessions which will permit each of them to legally operate all or a portion of the Products in Mexico. The Parties agree that Nortel Networks shall not deliver or install any Products, perform any Services or accept any Orders hereunder unless Customer or its affiliates (if applicable) have been granted a Concession in Mexico for the use of such Products.

14.  Changes or Substitution of Products

14.1 At any time, Nortel Networks may implement changes to the Products, modify the Products' designs and Specifications or substitute the Products with ones of similar or more recent design. The Parties shall mutually agree on the Price of such changed or substituted Products. Such a change to or substitution of the Products provided under this Agreement shall be subject to the following requirements: (i) shall not adversely affect the physical or functional interchangeability or the performance Specifications of the Products, except as otherwise agreed in writing by Customer; (ii) the price for equivalent performance shall be the same or lower than the price agreed hereunder, except as otherwise agreed in writing by Customer; (iii) any change or substitution of the Products shall be functionally equivalent and compatible with the changed or substituted Product, without the need for any other adaptations; and (iv) shall under no circumstances either reduce or decrease Nortel Networks' warranty obligations set forth in this Agreement.

14.2 Nortel Networks shall give Customer three (3) months prior written notice in the event that Nortel Networks discontinues the manufacturing of any Products sold hereunder. For such discontinued Products, Nortel Networks undertakes to continue providing spare parts, technical support, including repair of any Products (or part thereof) which is sent to Nortel Networks for that purpose, for a period of three (3) years after such discontinuance.

15.  Delayed Shipment of the Products or the Performance of the Services

15.1 If Customer notifies Nortel Networks less than thirty (30) days prior to the scheduled delivery date of the Products (or if the Products have been manufactured per the agreed upon schedule) that Customer does not wish to take delivery thereof at the scheduled time or that a site is not available to receive such Products, or if Customer fails to take delivery of such Products upon their arrival at the applicable site, Nortel Networks shall have the right to place the Products in storage and Customer shall bear all costs of demurrage, restocking, warehousing, reloading, transporting, off-loading, and other associated costs incurred by Nortel Networks. All such costs shall be paid in full within thirty (30) days of Customer's receipt of Nortel Networks' commercial invoice therefor. Customer may delay delivery or fail to take delivery of the Products for not more than thirty
     (30) days. Once such thirty-day term elapses, Customer shall immediately pay to Nortel Networks the outstanding balance of the purchase price of the Products, if any, and the warranty period for the affected Products shall be deemed to start upon expiration of such 30-day term.

15.2 If Customer notifies Nortel Networks less than thirty (30) days prior to the scheduled performance date of the Services that Customer does not wish Nortel Networks to perform such Services at the scheduled time or that the Site is not available for the performance of such Services, Nortel Networks shall have the right to delay the performance of the Services and Customer shall bear all associated and documented out of pocket travel and expense costs incurred by Nortel Networks. All such costs shall be paid in full within thirty (30) days of Customer's receipt of Nortel Networks' commercial invoice therefor.

15.3 Site facilities and physical specifications of equipment (including shelters, fiber cabling, power, etc.) provided by Customer for use with the Products sold hereunder must meet Nortel Networks' installation and environmental Specifications. Any testing required to verify the condition of Site facilities and any required upgrades will be at Customer's expense.

16.  Termination; Survival

16.1 Without prejudice to any rights and remedies provided for hereunder, either Party hereto may terminate this Agreement, effective immediately, upon written notice to any other Party, upon the occurrence of any of the following events or conditions (the "Event of Default"):

     (i) the other Party applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,

     (ii) the other Party makes a general assignment for the benefit of its creditors,

     (iii) the other Party commences a voluntary proceeding under the bankruptcy, insolvency or similar laws relating to relief from creditors generally,

     (iv) the other Party fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the bankruptcy, insolvency or similar laws relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property or its liquidation, reorganization, dissolution or winding-up, or

     (v) the other Party materially fails to perform any term or condition under this Agreement or any of its Annexes, which failure continues for a period of thirty (30) days after written notice has been given to the breaching Party; provided, however, that if any Party exercises its termination rights as provided in this Section 16.1 (v) after any sale of the FWA Business by Nortel Networks, the Non-FWA TAS Agreement shall automatically be terminated concurrently therewith; and provided, further, that if any Party exercises its termination rights as provided in this Section 16.1 (v) prior to any sale of the FWA Business by Nortel Networks, the three other Replacement Agreements shall automatically be terminated concurrently therewith. For the avoidance of doubt, the Parties agree that any failure by Customer to comply with the purchase commitment set forth in Section 19 hereof shall be deemed material.

16.2 In addition, and without prejudice to any rights and remedies provided for hereunder, Nortel Networks may terminate all four Replacement Agreements, effective immediately, upon written notice to the other Party, upon the occurrence of any of the following events or conditions:

     (i) Customer fails to make payment in accordance with the terms and conditions hereof, which failure continues for a period of ten (10) business days (in Mexico) after written notice to Customer,

     (ii) within eighteen (18) months from the date hereof, the identity of Customer's business materially changes by sale of its business, transfer of control of its capital stock, merger or otherwise, unless prior written consent therefor has been obtained from Nortel Networks; or

     (iii) the occurrence of a Event of Default under any one of the Senior Note or the other Replacement Agreements which by the terms of such agreements would allow Nortel Networks to declare such Senior Note due and payable or to terminate such Replacement Agreement, as the case may be.

16.3 The respective obligations of each Party pursuant to Sections 1, 4, 5, 6, 7, 10, 11, 12, 16 and 18 hereof, and any other obligations of each Party pursuant to this Agreement that by their nature would continue beyond the termination, cancellation, or expiration hereof, shall survive such termination, cancellation, or expiration; provided, however, that if Customer fails to make payment in accordance with the terms and conditions hereof (subject to the cure period provided in Section 16.2 above), the Parties expressly agree that the following Sections hereof shall not survive such termination, cancellation, or expiration: Sections 6, and 7; and provided, further, that Section 4 hereof shall survive such termination, cancellation, or expiration only to the extent that Customer is not in default of the payment of the applicable Software license fees, if any.

17.  Manuals and Documentation

17.1 "Manuals and Documentation" will consist of documents which describe in detail the engineering, installation, maintenance, repair and operation of Product(s). Manuals and Documentation shall be provided in the English language. Nortel Networks shall provide the Manuals and Documentation in Spanish if published. Nortel Networks shall ship electronic documentation containing the applicable Manuals and Documentation to Customer with the initial delivery of a system of Products delivered to Customer. Customer may order additional copies of applicable Documentation at Nortel Networks' then available price. Customer may use and reproduce the Manuals and Documentation in paper format for the purposes of engineering, installing, maintaining, repairing and operating the Products, subject to the limitations regarding Information, as set forth in Section 10. Reproduction shall include the copyright or similar proprietary notices. Customer is responsible for ensuring proper versions of documentation are printed and distributed. During the Term, Nortel Networks shall, at no additional charge to Customer, make available to Customer upon request, electronic files with updates, revisions and corrections of such Manuals and Documentation.

18.  General

18.1 Customer agrees that it will not export Products procured hereunder from Mexico without Nortel Networks' prior written consent. Nortel Networks reserves the right to assign any portion of an Order accepted under this Agreement, in whole or in part. Customer represents and warrants that it is buying Products and/or Services for its own internal use and not for resale

18.2 Customer agrees to comply with all laws applicable to it, including all applicable export and import laws and regulations. In the event that any provision of this Agreement or portions thereof are held to be invalid or unenforceable, the remainder of this Agreement will remain in full force and effect.

18.3 The terms and conditions of this Agreement, together with the other three Replacement Agreements and any other agreements contemplated by the Term Sheet entered into between Customer and Nortel Networks Limited on October 12, 2002, form the complete and exclusive agreement between Customer and Nortel Networks and replaces any prior oral or written communications and agreements regarding the subject matter thereof.

18.4 Any changes to this Agreement must be made by mutual agreement in writing. All Customer's rights and all of Nortel Networks' obligations are valid only in Mexico.

18.5 The laws of the State of New York govern this Agreement, exclusive of its conflict of laws provisions; and nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract. The United Nations Convention on the International Sale of Goods shall not apply.

18.6 If, within thirty (30) days from the date of any notice of dispute from a Party to any other Party, such Parties are unable to resolve the issue, then either Party may initiate the binding arbitration to resolve such dispute by written notice to such other Party upon expiration of such thirty (30) day period. Any dispute between the Parties arising in connection with this Agreement shall be exclusively resolved by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in force. The arbitration proceedings pursuant to this Section 18(c) shall take place in the English language in the City of Miami, State of Florida, before a panel of three (3) arbitrators appointed in accordance with the aforementioned rules. The decision of the arbitrators shall be final and binding upon the Parties and their respective successors and assigns. The decision and award rendered by the arbitrators may be entered in any court of competent jurisdiction and any such court may order the enforcement of such award against the Parties and their respective successors and assigns.

18.7 EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING ANY ORDER ISSUED AND ACCEPTED HEREUNDER.

18.8 The following Annexes are part of this Agreement:

     Annex A - Intentionally Left in Blank

     Annex B - Change Order Procedures and Form of Change Order

     Annex C - Description of Services

     Annex D - Description and Specification of Products

     Annex E - Order Procedure

     Annex F - Prices

     Annex G - Warranty Services and Warranty Periods

     Annex H - Intentionally Left in Blank

     Annex I - Acceptance Procedures and Protocols

     Annex J - Delivery Times

     In the event of any conflict or inconsistency between the provisions of the body of this Agreement and its Annexes, the body of this Agreement shall prevail.

18.9 Notwithstanding anything in this Agreement to the contrary, if the supply of the Products or the performance of the Services by Nortel Networks, or any portion thereof, or the performance of any other obligation hereunder by any party is prevented, delayed, interfered with, or interrupted by reason of a Force Majeure Event, such prevention, delay, interference, or interruption shall be deemed not to be a default pursuant to this Agreement and the time or times for such performance or supply hereunder shall be extended by the period or periods same is so prevented, delayed, interfered with, or interrupted. The foregoing shall apply even though any such cause exists or is foreseeable as of the date hereof. Neither Party shall be required to change its usual business practices or methods or to assume or incur other than its usual costs or expenses in order to mitigate, avoid, or eliminate any Force Majeure Event or to reduce the period of any resulting delay. Each Party shall notify the other Parties of any delay or failure excused by this Section 18(f) and shall specify the revised performance date as soon as practicable. Nothing contained in this Section 18(f) shall affect any obligation of Customer to make any payment when due in accordance with this Agreement.

18.10 All notices pursuant to this Agreement will be in writing and deemed given when delivered in person, by certified mail or courier service, or by facsimile. Notices to Customer shall be sent to:

         Boulevard Gustavo Diaz Ordaz Km. 3.33 L-1
         Colonia Unidad San Pedro
         San Pedro Garza Garcia
         Nuevo Leon, Mexico
         Attention: Director de Negociaciones Estrategicas

         with a copy to the Corporate Counsel.

         Notices to Nortel Networks shall be sent to:

         Nortel Networks (CALA) Inc.
         1500 Concord Terrace
         Sunrise, Florida 33323-2815
         Attention: Senior Counsel

         with a copy to:

         Nortel Networks de Mexico, S.A. de C.V.
         Insurgentes Sur 1605, Piso 30
         Col. San Jose Insurgentes
         03900 Mexico, D.F.
         Attn.: President

         Notices from Customer to Nortel Networks pursuant to Section 5.20, shall be sent to:

         Nortel Networks de Mexico, S.A. de C.V.
         Insurgentes Sur 1605, Piso 30
         Col. San Jose Insurgentes
         03900 Mexico, D.F.
         Attn.: Contract Management - Axtel Project

19.  Purchase Commitment

19.1 Customer hereby irrevocably agrees to purchase from Nortel Networks the following minimum annual amounts of Products:



                     Year               Minimum Annual Purchase Commitment

                     2003                         US$600,000.00
                     2004                        US$2,100,000.00
                     2005                        US$2,100,000.00
                     2006                        US$2,100,000.00
                     2007                        US$2,100,000.00


19.2 If in any year commencing from year 2003, Axtel has purchased Products from Nortel Networks for an amount greater than the "Minimum Annual Purchase Commitment" set forth in the table above, the difference between the Minimum Annual Purchase Commitment of such year and Axtel's total purchases of such year, will be applied and will reduce automatically Axtel's "Minimum Annual Purchase Commitment" set forth in the table above, beginning with the last year of the commitment (2007) and continuing with the previous years (2006 and so on).

The Parties hereto have executed this Purchase and License Agreement for Non - FWA Equipment as of February __, 2003 and it shall become effective on the Closing Date.


AXTEL, S.A. DE C.V.



By: _______________________________
Name: _____________________________
Title: ______________________________
Address: ___________________________

NORTEL NETWORKS LIMITED



By: _______________________________
Name: _____________________________
Title: ______________________________


NORTEL NETWORKS DE MEXICO, S.A. DE C.V.



By: _________________________________
Name: _______________________________
Title: ________________________________

                                                                     Exhibit B-3


                          Technical Assistance Support
                      Services Agreement for FWA Equipment



This Technical Assistance Support Services Agreement for FWA Equipment (the "Agreement"), dated as of February __, 2003, is entered into between Axtel, S.A. de C.V. a Mexican corporation, ("Customer") and Nortel Networks UK Limited, an English corporation ("Nortel Networks").

The parties hereto agree to the following terms and conditions:

1.   Scope

1.1 Nortel Networks will provide the technical assistance support services (the "TAS Services") and other FWA services (the "Other Services"), as described in the Exhibit "B" of this Agreement (collectively the "Services") at the prices set forth in Exhibit "A".

1.2 As part of the Services described in this Agreement, each year during the Term of this Agreement, Nortel Networks will provide an annual software release designed to enhance the functionality of the FWA System (the "Software Enhancement Release"), as well as its first market application ("FMA"), and when appropriate, it will include solutions to issues raised by Customer through the Technical Support process, as detailed in Exhibit "B", Exhibit "C" and Exhibit "D" of this Agreement. The prices for this Software Enhancement Release and related services, are described in Exhibit "A" of this Agreement. The content and scope of the 2003 Software Enhancement Release are described in Exhibit "C" of this Agreement. The content and scope of subsequent years' of the Software Enhancement Releases shall be agreed via the bi-monthly Product Enhancement Conferences and by the end of September of the previous year.

1.3 The scope of Services is described in the following Exhibits attached hereto and made an integral part of this Agreement:

     o    Exhibit A: Price Summary

     o Exhibit B: Description of the Technical Assistance Support Services ("TAS" or the "Services")

     o    Exhibit C: Content and Scope of the First Software Enhancement
          Release.

     o Exhibit D: "First Market Application Process For Annual FWA Software Enhancement Release".

2.   Price

2.1 The price for the Services to be rendered by Nortel and for the provision of the Software Enhancement Release and related services are indicated in Exhibit A. All amounts have been expressed in US Dollars and do not include any taxes that may be levied by any governmental authority for the sale of the Services.

2.2 If any payment hereunder is to be made in Mexican pesos, the prices in Exhibit A shall be converted to Mexican pesos at the exchange rate published in the Diario Oficial de la Federacion on the date of payment; provided, however, that payment may only be made in Mexican pesos as long as the Services are being provided by a Mexican legal entity.

2.3 Each party shall be responsible for the payment of its own income taxes as they relate to this Agreement. If any authority imposes a tax, duty, levy or fee, excluding those based on Nortel Networks' net income, in connection with the Services supplied by Nortel Networks under this Agreement, Customer agrees to pay that amount as specified in the invoice, or provide exemption documentation.

2.4 If Customer is compelled by law to deduct or withhold any amounts from any payment, then Customer shall pay to Nortel Networks such additional amounts as may be necessary to ensure that Nortel Networks receives a net amount equal to the full amount which would have been received had the payment not been subject to such deduction or withholding.

2.5 Customer consents without qualification to the sale of receivables by Nortel Networks, subject to a 30-day prior written notice, and authorizes the disclosure of this Agreement and any attachments or associated documents as necessary to facilitate such sale. Any tax impact to Customer resulting from such sale and/or assignment shall be borne by Nortel Networks.

3.   Payment Terms

3.1 Nortel Networks shall invoice Customer for the TAS Services every three (3) months, 30 days in advance of the invoice due date, for TAS Services to be provided within such 3-month period.

3.2 Nortel Networks shall invoice Customer one hundred percent (100%) of the price of Other Services upon completion, unless the Other Service continues beyond thirty days, in which case Nortel Networks shall invoice Customer at the end of each month for the Other Services performed in that month.

3.3  Payment for the Services rendered by Nortel Networks shall be within thirty
     (30) days from the date of invoice is received by Customer.

3.4 All payments shall be made in accordance with the payment instructions contained in the applicable invoice if they are not in conflict with the provisions of this Agreement.

3.5 Customer shall pay interest on any late payments at the rate of 18% per annum (11/2% per month).

4.   Term

4.1 The term ("Term") of this Agreement shall start on the Closing Date (as such term is defined in the Restructuring Agreement) and shall continue for the same term as the Purchase and License Agreement for FWA Equipment of even date herewith, entered into among Nortel Networks Limited, Nortel Networks de Mexico, S.A. de C.V. and Customer (the "FWA Supply Contract").

5.   Customer Responsibilities

5.1 Customer agrees to reasonably cooperate with Nortel Networks in the performance by Nortel Networks of the Services, including, without limitation, providing Nortel Networks with sufficient and timely access free of charge to facilities, data, information and personnel of Customer in accordance with Customer's then-current access internal policies, including the recovery by Nortel Networks of any diagnostic or test equipment, documentation or other items used by Nortel Networks in the performance of the Services.

5.2 In addition, Customer shall be responsible for the accuracy and completeness of all data and information that it provides or causes to be provided to Nortel Networks. In the event that there are any delays by Customer in fulfilling its responsibilities as stated above, there is a disagreement between the parties as to the cooperation required from Customer, or there are errors or inaccuracies in the information provided, Nortel Networks shall be entitled to appropriate schedule and pricing adjustments.

6.   Personnel

6.1 Nortel Networks and Customer are each responsible for the supervision, direction, compensation and control of their own employees and subcontractors. Nortel Networks may subcontract any portion or all of the Services to subcontractors selected by Nortel Networks.

6.2 Neither party shall knowingly hire, engage as independent contractors or solicit employees of the other party with whom it had contact as a result of the performance of the Services for a period ending one year after completion of the Services. Neither party shall be precluded from conducting generalized searches for employees (and hiring those employees who respond to generalized searches), through the use of advertisements in the media or through the use of search firms, provided that searches are not specifically targeted on employees providing Services.

7.   Patents and Copyrights

7.1 Nortel shall indemnify and hold harmless Customer, its officers, directors, representatives, agents, employees, contractors, subcontractors, subsidiaries and affiliates against any actual direct loss, damage, liability, cost, expense, action or claim, including reasonable attorneys' fees, litigation costs and expenses and amounts paid in settlement, subject to the limitations set forth in the following paragraphs, arising out of or in connection with any infringement or alleged infringement of patents, copyrights, trademarks, trade secrets, or any other intellectual property right of a third party. Therefore, if a third party claims that any materials manufactured by Nortel Networks and provided to Customer in the performance of the Services infringe that party's patent or copyright, Nortel Networks will defend Customer against that claim at Nortel Networks' expense and pay all costs and damages that a court finally awards or are agreed to in settlement, provided that Customer (a) promptly notifies Nortel Networks in writing of the claim; and (b) allows Nortel Networks to control, and cooperates with Nortel Networks at Nortel Networks' expense in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, Nortel Networks agrees to secure the right for Customer to continue to use the materials, or to modify them, or to replace them with materials that are functionally equivalent. If Nortel Networks determines that none of these alternatives is reasonably available, Customer agrees to return the materials upon Nortel Networks' written request. Nortel Networks will give Customer a credit equal to the amount paid by Customer to Nortel Networks for the infringing materials returned. Any such claims against the Customer or liability for infringement arising from use of the materials following a request for return by Nortel Networks are the sole responsibility of Customer. This represents Customer's sole and exclusive remedy regarding any claim of infringement.

7.2 Nortel Networks has no obligation regarding any claim based on any of the following: (a) anything Customer provides which is incorporated into the materials; (b) compliance by Nortel Networks with the Customer's specifications, designs or instructions; (c) the amount of revenues or profits earned or other value obtained by the use of a product by Customer;
     (d) Customer's modification of the materials or products, provided that Customer is hereby authorized to generate new Software Scripts or modify the existing ones; provided, however, that Nortel Networks shall not be obligated to support such modified Software Scripts; and provided, further, that Nortel Networks shall not be responsible for any performance issues resulting from such modified Software Scripts; or (e) Customer's failure to install or have installed changes, revisions or updates as instructed by Nortel Networks.

7.3 In case of any infringement caused by any Third Party Vendor Item, Nortel Networks shall reasonably cooperate with Customer and hereby assigns to Customer any of its rights to request the proper defense and indemnification for such claim to such Third Party Vendor. Nortel Networks shall provide Customer with all necessary contact information and applicable documentation, if available, for those third party vendors. Furthermore, Nortel Networks shall use its best efforts to provide reasonable assistance to Customer for Customer to be able to obtain from the Third Party Vendor the applicable defense and indemnification for such Third Party Vendor Item infringement, but only to the extent such assistance does not cause Nortel Networks to incur any out-of-pocket expenses or material additional costs.

8.   Intellectual Property

8.1 Nortel Networks, on behalf of itself and its subcontractors, reserves all proprietary rights in and to (i) all methodologies, designs, engineering details, and other data pertaining to the Services and designs, documentation and other work product prepared by Nortel Networks and delivered to Customer, (ii) all original works, computer programs and updates developed in the course of providing the Services (except Customer's developed programs) or as otherwise agreed in writing between the parties, (iii) discoveries, inventions, patents, know-how and techniques arising out of the Services, and (iv) any and all products (including software and equipment) developed as a result of the Services. The performance by Nortel Networks of Services shall not be deemed work for hire. Nortel Networks grants to Customer a perpetual, non-exclusive, world-wide, paid up license to use, copy and modify the designs, documentation and other work product prepared by Nortel Networks and delivered to Customer in the performance of Services solely for Customer's internal business purposes.

8.2 It is understood between the parties that Nortel Networks will employ its know-how, techniques, concepts, experience and expertise, as well as all other intellectual property to which it reserves its rights, to perform services the same as or similar to the Services for others.

9.   Warranty and Disclaimer

9.1 Nortel Networks will perform the Services in a professional and workmanlike manner. Customer shall notify Nortel Networks in writing of any non-conformance within sixty (60) days of the date on which the Services are completed. Provided Customer gives written notice to Nortel Networks of any non-conforming Services within the above 60-day period, Nortel Networks will re-perform the non-conforming Services.

9.2 THIS WARRANTY IS CUSTOMER'S EXCLUSIVE WARRANTY. NORTEL NETWORKS HEREBY DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND/OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.  Limitation on Liability

10.1 In no event shall Nortel Networks or its agents or subcontractors be liable to Customer for more than the greater of the amount of any actual direct damages or the fees paid for Services that are the subject of the claim, regardless of the cause and whether arising in contract, tort (including negligence) or otherwise. This limitation will not apply to claims for damages for bodily injury (including death) and damage to real property and tangible personal property for which Nortel Networks is legally liable and payments as set forth in Section 7 - Patents and Copyrights.

10.2 IN NO EVENT SHALL NORTEL NETWORKS OR ITS AGENTS OR SUPPLIERS BE LIABLE FOR ANY OF THE FOLLOWING: A) DAMAGES BASED ON ANY THIRD PARTY CLAIM EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN AND IN

     SECTION 7; B) LOSS OF, OR DAMAGE TO, CUSTOMER'S RECORDS, FILES OR DATA; OR
     C) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST SAVINGS), EVEN IF NORTEL NETWORKS IS INFORMED OF THEIR POSSIBILITY.

11.  Force Majeure

11.1 Neither party shall be liable for delays or nonperformance of this Agreement occasioned by fire, casualty, explosion, lightning, accident, strike, lockout, labor unrest, labor dispute (whether or not, in respect of the foregoing labor-related matters, the affected party is in a position to settle the matter), war (declared or undeclared), armed conflict, civil disturbance, riot, Act of God, delay of common carrier, the enactment, issuance, or application of any law, local by-law, regulation, or executive, administrative, or judicial order, acts (including delay or failure to act) of any governmental authority, or any other cause or causes (whether of the foregoing, nature or not), or any other similar or different occurrence, which cause or occurrence is beyond the reasonable control of the affected party and whether or not foreseeable by such party ("Force Majeure"). However, if the delay or non-performance due to Force Majeure exceeds 3 (three) months, the party not affected by Force Majeure may terminate this Agreement provided written notice has been given to the other party.

12.  Independent Contractors

12.1 The parties herein are independent contracting entities. Nothing herein shall be construed to create a relationship of employer and employee, joint venture, partnership or association between Customer and Nortel Networks. Except as expressly provided herein, neither party shall have the right to bind or obligate the other party in any manner without the written consent of the other party.

13.  Termination; Survival

13.1 Without prejudice to any rights and remedies provided for hereunder, either party hereto may terminate this Agreement, effective immediately, upon written notice to any other party, upon the occurrence of any of the following events or conditions (each, an "Event of Default"):

     (i) the other party applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,

     (ii) the other party makes a general assignment for the benefit of its creditors,

     (iii) the other party commences a voluntary proceeding under the bankruptcy, insolvency or similar laws relating to relief from creditors generally,

     (iv) the other party fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the bankruptcy, insolvency or similar laws relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property or its liquidation, reorganization, dissolution or winding-up; or

     (v) the other party materially fails to perform any term or condition under this Agreement or any of its Annexes, which failure continues for a period of thirty (30) days after written notice has been given to the breaching party; provided, however, that if any party exercises its termination rights as provided in this Section 13.1 after the sale of the FWA Business by any affiliate of Nortel Networks, the FWA Supply Contract shall automatically be terminated concurrently therewith; and provided, further, that if any party exercises its termination rights as provided in this Section 13.1 prior to the sale of the FWA Business by any affiliate of Nortel Networks, the three other Replacement Agreements shall automatically be terminated concurrently therewith.

13.2 In addition, without prejudice to any other rights and remedies provided for hereunder, Nortel Networks may terminate all four Replacement Agreements, effective immediately, upon written notice to Customer, upon the occurrence of any of the following events or conditions:

     (i) Customer fails to make payment in accordance with the terms and conditions hereof, which failure continues for a period of ten (10) business days (in Mexico) after written notice to Customer,

     (ii) within eighteen (18) months from the date hereof, the identity of Customer's business materially changes by sale of its business, transfer of control of its capital stock, merger or otherwise, unless prior written consent therefore has been received from Nortel Networks; or

     (iii) the occurrence of an Event of Default under any one of the Senior Note or the other Replacement Agreements which by the terms of such agreements would allow Nortel Networks to declare such Senior Note due and payable or to terminate such Replacement Agreement, as the case may be.

13.3 The respective obligations of each party pursuant to Sections 2, 3, 6, 7, 8, 9, 10, 12, 13, 14 and 15 hereof, and any other obligations of each party pursuant to this Agreement that by their nature would continue beyond the termination, cancellation, or expiration hereof shall survive such termination, cancellation, or expiration; provided, however, that if Customer fails to make payment in accordance with the terms and conditions hereof (subject to the cure period provided in Section 13.2 above), the parties expressly agree that Section 9.1 hereof shall not survive such termination, cancellation, or expiration.

14.  Confidential Information

14.1 Confidential information ("Information") means: (i) software; and (ii) all business, technical, marketing and financial information and data that is clearly marked with a restrictive legend of the disclosing party ("Discloser").

14.2 The party receiving Information ("Recipient") will use the same care and discretion to avoid disclosure, publication or dissemination of Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The Recipient may disclose Information only to: (i) its employees and employees of its parent, subsidiary or affiliated companies or subcontractors who have a need to know for purposes of carrying out this Agreement; and (ii) any other party with the Discloser's prior written consent. Before disclosure to any of the above parties, the Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement.

14.3 The Recipient may disclose Information to the extent required by law. However, the Recipient must give the Discloser prompt notice and make a reasonable effort to obtain a protective order.

14.4 No obligation of confidentiality applies to any Information that the
     Recipient: (i) already possesses without obligation of confidentiality;
     (ii) develops independently; or (iii) rightfully receives without obligations of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

14.5 Each party's obligations hereunder shall survive for a period of five (5) years after receipt of Information hereunder from the Discloser, except as otherwise mutually agreed upon by the parties.

14.6 The Discloser makes no representations or warranties of any nature whatsoever with respect to any Information furnished to the recipient, including, without limitation, any warranties of merchantability or fitness for a particular purpose or against infringement.

15.  General Provisions

15.1 This Agreement will be governed by and construed in accordance with the laws of the State of New York, United States of America, with the exclusions of its conflicts of law provisions.

15.2 If, within thirty (30) days from the date of any notice of dispute from a Party to any other Party, such Parties are unable to resolve the issue, then either Party may initiate the binding arbitration to resolve such dispute by written notice to such other Party upon expiration of such thirty (30) day period. Any dispute between the Parties arising in connection with this Agreement shall be exclusively resolved by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in force. The arbitration proceedings pursuant to this
     Section 18(c) shall take place in the English language in the City of Miami, State of Florida, before a panel of three (3) arbitrators appointed in accordance with the aforementioned rules. The decision of the arbitrators shall be final and binding upon the Parties and their respective successors and assigns. The decision and award rendered by the arbitrators may be entered in any court of competent jurisdiction and any such court may order the enforcement of such award against the Parties and their respective successors and assigns.

15.3 EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING ANY ORDER ISSUED AND ACCEPTED HEREUNDER.

15.4 The terms and conditions stated herein, together with its Exhibits A, B, and C attached hereto, are the complete and exclusive statement of the agreement between the parties with respect to the Services (including the provision of the Software Enhancement Release and its related services) described herein. There are no representations, warranties, promises, covenants or undertakings between the parties except as described in this Agreement.

15.5 If any of the provisions of this Agreement are found to be invalid under an applicable statute or rule of law, they are to be enforced to the maximum extent permitted by law and beyond such extent are to be deemed omitted from this Agreement, without affecting the validity of any other provision of this Agreement.

15.6 The headings and captions in this Agreement are for convenience only and shall not be used to construe the meaning of this Agreement.

15.7 Customer agrees not to assign or otherwise transfer this Agreement or Customer's rights under it, or delegate Customer's obligations, without Nortel Networks' prior written consent, and any attempt to do so is void. Notwithstanding the foregoing, Nortel Networks may assign or otherwise transfer this Agreement or its rights under it, or delegate its obligations, to any of its affiliates or to any purchaser of the FWA Business, under the terms set forth in Section 20 of the FWA Supply Contract.

15.8 Any changes to this Agreement must be made by mutual agreement and in writing.

15.9 Capitalized terms used in this Agreement without definition shall have the meaning assigned to those terms in the FWA Supply Contract.

16.  Notices

16.1 The Parties expressly agree that any notices, communications or requests which must be made under this Contract shall be given in person, by express or overnight courier or telefax (in which case hard copy by express courier must follow) at the following addresses (or in such other address or telefax number that the Parties may designate by notice to the other party under the terms set forth herein):


        If to Customer:             Axtel, S.A. de C.V.
                                    Blvd.. Gustavo Diaz Ordaz Km. 333
                                    Piso 2
                                    Col. Unidad San Pedro
                                    San Pedro Garza Garcia, 66215 N.L.
                                    Attention:  Alberto de Villasante Herbert
                                    Tel:  (52-81) 8114-1131
                                    Fax: (52-81) 8114-1771

       With a copy to:              Axtel, S.A. de C.V.
                                    Blvd.. Gustavo Diaz Ordaz Km. 333
                                    Piso 2
                                    Col. Unidad San Pedro
                                    San Pedro Garza Garcia, 66215 N.L.
                                    Attention:  Corporate Counsel
                                    Tel:  (52-81) 8129-8137
                                    Fax: (52-81) 8114-1762

       If to Nortel Networks:       Nortel Networks UK Limited
                                    c/o Nortel Networks (CALA) Inc.
                                    1500 Concord Terrace
                                    Sunrise, FL  33323-2815
                                    U.S.A.
                                    Attention:  Senior Counsel
     With a copy to                 Tel:  954-858-7158
                                    Fax: 954-851-8817


                                    Nortel Networks de Mexico, S.A. de C.V.
                                    Insurgentes Sur No. 1605, Piso 30
                                    Col. San Jose Insurgentes
                                    03900 Mexico, D.F.
                                    Attention:  President and General Manager
                                    Tel:  (52-55) 5480-2100
                                    Fax: (52-55) 5480-2977





     Any notices to be given under this Agreement shall be made in writing and shall be effective upon receipt at the address or telefax number specified herein, or shall be given in any other way that the Parties may agree, which may prove that the notice was effectively given.


IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives.


NORTEL NETWORKS UK LIMITED          AXTEL, S.A. DE C.V.



By: ________________________         By: ________________________
Name: ______________________         Name: ______________________
Title: _______________________       Title: _______________________

                                                                     Exhibit B-4


                      Technical Assistance Support Services
                         Agreement for Non-FWA Equipment



This Technical Assistance Support Services Agreement for Non-FWA Equipment (the "Agreement"), dated as of February __, 2003, is entered into between Axtel, S.A. de C.V. ("Customer") and Nortel Networks de Mexico, S.A. de C.V. ("Nortel Networks").

The parties hereto agree to the following terms and conditions:

1.   Scope

1.1 Nortel Networks will provide the technical assistance support services described in Exhibit "B" of this Agreement (the "Services") at the prices set forth in Exhibit "A".

1.2 The scope of Services is described in the following Exhibits attached hereto and made an integral part of this Agreement:

     o    Exhibit A: Price Summary

     o Exhibit B: Description of the Technical Assistance Support Services ("TAS" or the "Services")

2.   Price

2.1  The price for the Services to be rendered by Nortel is indicated in Exhibit
     A. All amounts have been expressed in US Dollars and do not include any taxes that may be levied by any governmental authority for the sale of the Services.

2.2 If any payment hereunder is to be made in Mexican pesos, the prices in Exhibit A shall be converted to Mexican pesos at the exchange rate published in the Diario Oficial de la Federacion on the date of payment; provided, however, that payment may only be made in Mexican pesos as long as the Services are being provided by a Mexican legal entity.

2.3 Each party shall be responsible for the payment of its own income taxes as they relate to this Agreement. If any authority imposes a tax, duty, levy or fee, excluding those based on Nortel Networks' net income, in connection with the Services supplied by Nortel Networks under this Agreement, Customer agrees to pay that amount as specified in the invoice, or provide exemption documentation.

2.4 If Customer is compelled by law to deduct or withhold any amounts from any payment, then Customer shall pay to Nortel Networks such additional amounts as may be necessary to ensure that Nortel Networks receives a net amount equal to the full amount which would have been received had the payment not been subject to such deduction or withholding.

2.5 Customer consents without qualification to the sale of receivables by Nortel Networks, subject to a 30-day prior written notice, and authorizes the disclosure of this Agreement and any attachments or associated documents as necessary to facilitate such sale. Any tax impact to Customer resulting from such sale and/or assignment shall be borne by Nortel Networks.

3.   Payment Terms

3.1 Nortel Networks shall invoice Customer for the Services every three (3) months, 30 days in advance of the invoice due date, for Services to be provided within such 3-month period.

3.2  Payment for the Services rendered by Nortel Networks shall be within thirty
     (30) days from the date of invoice is received by Customer.

3.3 All payments shall be made in accordance with the payment instructions contained in the applicable invoice if they are not in conflict with the provisions of this Agreement.

3.4 Customer shall pay interest on any late payments at the rate of 18% per annum (11/2% per month).

4.   Term

4.1 The term ("Term") of this Agreement is one (1) year starting on the Closing Date (as such term is defined in the Restructuring Agreement), automatically renewed for four (4) subsequent one-year periods, unless one of the parties notifies the other in writing at least sixty (60) days before the end of the then-current Term of its intention not to renew this Agreement.

5.   Customer Responsibilities

5.1 Customer agrees to reasonably cooperate with Nortel Networks in the performance by Nortel Networks of the Services, including, without limitation, providing Nortel Networks with sufficient and timely access free of charge to facilities, data, information and personnel of Customer in accordance with its then-current access internal policies, including the recovery by Nortel Networks of any diagnostic or test equipment, documentation or other items used by Nortel Networks in the performance of the Services.

5.2 In addition, Customer shall be responsible for the accuracy and completeness of all data and information that it provides or causes to be provided to Nortel

     Networks. In the event that there are any delays by Customer in fulfilling its responsibilities as stated above, there is a disagreement between the parties as to the cooperation required from Customer, or there are errors or inaccuracies in the information provided, Nortel Networks shall be entitled to appropriate schedule and pricing adjustments.

6.   Personnel

6.1 Nortel Networks and Customer are each responsible for the supervision, direction, compensation and control of their own employees and subcontractors. Nortel Networks may subcontract any portion or all of the Services to subcontractors selected by Nortel Networks.

6.2 Neither party shall knowingly hire, engage as independent contractors or solicit employees of the other party with whom it had contact as a result of the performance of the Services for a period ending one year after completion of the Services. Neither party shall be precluded from conducting generalized searches for employees (and hiring those employees who respond to generalized searches), through the use of advertisements in the media or through the use of search firms, provided that searches are not specifically targeted on employees providing Services.

7.   Patents and Copyrights

7.1 Nortel shall indemnify and hold harmless Customer, its officers, directors, representatives, agents, employees, contractors, subcontractors, subsidiaries and affiliates against any actual direct loss, damage, liability, cost, expense, action or claim, including reasonable attorneys' fees, litigation costs and expenses and amounts paid in settlement, subject to the limitations set forth in the following paragraphs, arising out of or in connection with any infringement or alleged infringement of patents, copyrights, trademarks, trade secrets, or any other intellectual property right of a third party. Therefore, if a third party claims that any materials manufactured by Nortel Networks and provided to Customer in the performance of the Services infringe that party's patent or copyright, Nortel Networks will defend Customer against that claim at Nortel Networks' expense and pay all costs and damages that a court finally awards or are agreed to in settlement, provided that Customer (a) promptly notifies Nortel Networks in writing of the claim; and (b) allows Nortel Networks to control, and cooperates with Nortel Networks at Nortel Networks' expense in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, Nortel Networks agrees to secure the right for Customer to continue to use the materials, or to modify them, or to replace them with materials that are functionally equivalent. If Nortel Networks determines that none of these alternatives is reasonably available, Customer agrees to return the materials upon Nortel Networks' written request. Nortel Networks will give Customer a credit equal to the amount paid by Customer to

     Nortel Networks for the infringing materials returned. Any such claims against the Customer or liability for infringement arising from use of the materials following a request for return by Nortel Networks are the sole responsibility of Customer. This represents Customer's sole and exclusive remedy regarding any claim of infringement.

7.2 Nortel Networks has no obligation regarding any claim based on any of the following: (a) anything Customer provides which is incorporated into the materials; (b) compliance by Nortel Networks with the Customer's specifications, designs or instructions; (c) the amount of revenues or profits earned or other value obtained by the use of a product by Customer;
     (d) Customer's modification of the materials; or (e) Customer's failure to install or have installed changes, revisions or updates as instructed by Nortel Networks.

7.3 In case of any infringement caused by any Third Party Vendor Item, Nortel Networks shall reasonably cooperate with Customer and hereby assigns to Customer any of its rights to request the proper defense and indemnification for such claim to such Third Party Vendor. Nortel Networks shall provide Customer with all necessary contact information and applicable documentation, if available, for those third party vendors. Furthermore, Nortel Networks shall use its best efforts to provide reasonable assistance to Customer for Customer to be able to obtain from the Third Party Vendor the applicable defense and indemnification for such Third Party Vendor Item infringement, but only to the extent such assistance does not cause Nortel Networks to incur any out-of-pocket expenses or material additional costs.


8.   Intellectual Property

8.1 Nortel Networks, on behalf of itself and its subcontractors, reserves all proprietary rights in and to (i) all methodologies, designs, engineering details, and other data pertaining to the Services and designs, documentation and other work product prepared by Nortel Networks and delivered to Customer, (ii) all original works, computer programs and updates developed in the course of providing the Services (except Customer's developed programs) or as otherwise agreed in writing between the parties, (iii) discoveries, inventions, patents, know-how and techniques arising out of the Services, and (iv) any and all products (including software and equipment) developed as a result of the Services. The performance by Nortel Networks of Services shall not be deemed work for hire. Nortel Networks grants to Customer a perpetual, non-exclusive, world-wide, paid up license to use, copy and modify the designs, documentation and other work product prepared by Nortel Networks and delivered to Customer in the performance of Services solely for Customer's internal business purposes.

8.2 It is understood between the parties that Nortel Networks will employ its know-how, techniques, concepts, experience and expertise, as well as all other intellectual property to which it reserves its rights, to perform services the same as or similar to the Services for others.

9.   Warranty and Disclaimer

9.1 Nortel Networks will perform the Services in a professional and workmanlike manner. Customer shall notify Nortel Networks in writing of any non-conformance within sixty (60) days of the date on which the Services are completed. Provided Customer gives written notice to Nortel Networks of any non-conforming Services within the above 60-day period, Nortel Networks will re-perform the non-conforming Services.

9.2 THIS WARRANTY IS CUSTOMER'S EXCLUSIVE WARRANTY. NORTEL NETWORKS HEREBY DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND/OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.  Limitation on Liability

10.1 In no event shall Nortel Networks or its agents or subcontractors be liable to Customer for more than the greater of the amount of any actual direct damages or the fees paid for Services that are the subject of the claim, regardless of the cause and whether arising in contract, tort (including negligence) or otherwise. This limitation will not apply to claims for damages for bodily injury (including death) and damage to real property and tangible personal property for which Nortel Networks is legally liable and payments as set forth in Section 7 - Patents and Copyrights.

10.2 IN NO EVENT SHALL NORTEL NETWORKS OR ITS AGENTS OR SUPPLIERS BE LIABLE FOR ANY OF THE FOLLOWING: A) DAMAGES BASED ON ANY THIRD PARTY CLAIM EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN AND IN SECTION 6; B) LOSS OF, OR DAMAGE TO, CUSTOMER'S RECORDS, FILES OR DATA; OR C) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST SAVINGS), EVEN IF NORTEL NETWORKS IS INFORMED OF THEIR POSSIBILITY.

11.  Force Majeure

11.1 Neither party shall be liable for delays or nonperformance of this Agreement occasioned by fire, casualty, explosion, lightning, accident, strike, lockout, labor unrest, labor dispute (whether or not, in respect of the foregoing labor-related matters, the affected party is in a position to settle the matter), war (declared or undeclared), armed conflict, civil disturbance, riot, Act of God, delay of common carrier, the enactment, issuance, or application of any law, local by-law, regulation, or executive, administrative, or judicial order, acts (including delay or failure to act) of any governmental authority, or any other cause or causes (whether of the foregoing, nature or not), or any other similar or different occurrence, which cause or occurrence is beyond the reasonable control of the affected party and whether or not foreseeable by such party ("Force Majeure"). However, if the delay or non-performance due to Force Majeure exceeds 3 (three) months, the party not affected by Force Majeure may terminate this Agreement provided written notice has been given to the other party.

12.  Independent Contractors

12.1 The parties herein are independent contracting entities. Nothing herein shall be construed to create a relationship of employer and employee, joint venture, partnership or association between Customer and Nortel Networks. Except as expressly provided herein, neither party shall have the right to bind or obligate the other party in any manner without the written consent of the other party.

13.  Termination; Survival

13.1 Without prejudice to any rights and remedies provided for hereunder, either party hereto may terminate this Agreement, effective immediately, upon written notice to any other party, upon the occurrence of any of the following events or conditions (the "Events of Default"):

     (i) the other party applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,

     (ii) the other party makes a general assignment for the benefit of its creditors,

     (iii) the other party commences a voluntary proceeding under the bankruptcy, insolvency or similar laws relating to relief from creditors generally,

     (iv) the other party fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the bankruptcy, insolvency or similar laws relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property or its liquidation, reorganization, dissolution or winding-up, or

     (v) the other party materially fails to perform any term or condition under this Agreement or any of its Annexes, which failure continues for a period of thirty (30) days after written notice has been given to the breaching party; provided, however, that if any party exercises its termination rights as provided in this Section 13.1 after the sale of the FWA Business by any affiliate of Nortel Networks, the Supply Contract for Non-FWA Equipment, dated as of even date herewith, entered into among Nortel Networks Limited, Nortel Networks and Customer (the "Non-FWA Supply Contract"), shall automatically be terminated concurrently therewith; and provided, further, that if any party exercises its termination rights as provided in this Section
          13.1 prior to the sale of the FWA Business by any affiliate of Nortel Networks, the three other Replacement Agreements shall automatically be terminated concurrently therewith.

13.2 In addition, without prejudice to any other rights and remedies provided for hereunder, Nortel Networks may terminate all four Replacement Agreements, effective immediately, upon written notice to Customer, upon the occurrence of any of the following events or conditions:

     (i) Customer fails to make payment in accordance with the terms and conditions hereof, which failure continues for a period of ten (10) business days (in Mexico) after written notice to Customer,

     (ii) within eighteen (18) months from the date hereof, the identity of Customer's business materially changes by sale of its business, transfer of control of its capital stock, merger or otherwise, unless prior written consent therefore has been received from Nortel Networks; or

     (iii) the occurrence of an Event of Default under any one of the Senior Note or the other Replacement Agreements which by the terms of such agreements would allow Nortel Networks to declare such Senior Note due and payable or to terminate such Replacement Agreement, as the case may be.

13.3 The respective obligations of each party pursuant to Sections 2, 3, 6, 7, 8, 9, 10, 12, 13, 14 and 15 hereof, and any other obligations of each party pursuant to this Agreement that by their nature would continue beyond the termination, cancellation, or expiration hereof shall survive such termination, cancellation, or expiration; provided, however, that if Customer fails to make payment in accordance with the terms and conditions hereof (subject to the cure period provided in Section 13.2 above), the parties expressly agree that Section 9.1 hereof shall not survive such termination, cancellation, or expiration.

14.  Confidential Information

14.1 Confidential information ("Information") means: (i) software; and (ii) all business, technical, marketing and financial information and data that is clearly marked with a restrictive legend of the disclosing party ("Discloser").

14.2 The party receiving Information ("Recipient") will use the same care and discretion to avoid disclosure, publication or dissemination of Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The Recipient may disclose Information only to: (i) its employees and employees of its parent, subsidiary or affiliated companies or subcontractors who have a need to know for purposes of carrying out this Agreement; and (ii) any other party with the Discloser's prior written consent. Before disclosure to any of the above parties, the Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement.

14.3 The Recipient may disclose Information to the extent required by law. However, the Recipient must give the Discloser prompt notice and make a reasonable effort to obtain a protective order.

14.4 No obligation of confidentiality applies to any Information that the
     Recipient: (i) already possesses without obligation of confidentiality;
     (ii) develops independently; or (iii) rightfully receives without obligations of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

14.5 Each party's obligations hereunder shall survive for a period of five (5) years after receipt of Information hereunder from the Discloser, except as otherwise mutually agreed upon by the parties.

14.6 The Discloser makes no representations or warranties of any nature whatsoever with respect to any Information furnished to the recipient, including, without limitation, any warranties of merchantability or fitness for a particular purpose or against infringement.

15.  General Provisions

15.1 This Agreement will be governed by and construed in accordance with the laws of Mexico.

15.2 The terms and conditions stated herein, together with its Exhibits A and B attached hereto, are the complete and exclusive statement of the agreement between the parties with respect to the Services described herein. There are no representations, warranties, promises, covenants or undertakings between the parties except as described in this Agreement.

15.3 If any of the provisions of this Agreement are found to be invalid under an applicable statute or rule of law, they are to be enforced to the maximum extent permitted by law and beyond such extent are to be deemed omitted from this Agreement, without affecting the validity of any other provision of this Agreement.

15.4 The headings and captions in this Agreement are for convenience only and shall not be used to construe the meaning of this Agreement.

15.5 Customer agrees not to assign or otherwise transfer this Agreement or Customer's rights under it, or delegate Customer's obligations, without Nortel Networks' prior written consent, and any attempt to do so is void. Nortel Networks reserves the right to assign this Agreement, in whole or in part.

15.6 Any changes to this Agreement must be made by mutual agreement and in writing.

15.7 Capitalized terms used in this Agreement without definition shall have the meaning assigned to those terms in the Non-FWA Supply Contract.

16.  Notices

16.1 The Parties expressly agree that any notices, communications or requests which must be made under this Contract shall be given in person, by express or overnight courier or telefax (in which case hard copy by express courier must follow) at the following addresses (or in such other address or telefax number that the Parties may designate by notice to the other party under the terms set forth herein):


     If to Customer:                  Axtel, S.A. de C.V.
                                      Blvd.. Gustavo Diaz Ordaz Km. 3.33
                                      Piso 2
                                      Col. Unidad San Pedro
                                      San Pedro Garza Garcia, 66215 N.L.
                                      Attention:  Alberto de Villasante Herbert
                                      Tel:  (52-81) 8114-1131
                                      Fax: (52-81) 8114-1762
                                      With copy to:
                                      Corporate Counsel
                                      Tel:  (52-81) 8129-8137
                                      Fax: (52-81) 8114-1762

     If to Nortel Networks:           Nortel Networks de Mexico, S.A. de C.V.

                                      Insurgentes Sur No. 1605, Piso 30
                                      Col. San Jose Insurgentes
                                      03900 Mexico, D.F.
                                      Attention:  President and General Manager
                                      Tel:  (52-55) 5480-2100
                                      Fax: (52-55) 5480-2977

     With a copy to:                  Nortel Networks (CALA) Inc.
                                      1500 Concord Terrace
                                      Sunrise, FL  33323-2815
                                      U.S.A.
                                      Attention:  Senior Counsel
                                      Tel:  954-858-7158
                                      Fax: 954-851-8817


     Any notices to be given under this Agreement shall be made in writing and shall be effective upon receipt at the address or telefax number specified herein, or shall be given in any other way that the Parties may agree, which may prove that the notice was effectively given.


IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives.


NORTEL NETWORKS DE                           AXTEL, S.A. DE C.V.
MEXICO, S.A. DE C.V.




By: ________________________                 By: ________________________

Name: ______________________                 Name: ______________________

Title: _______________________               Title: _______________________

EXHIBIT B-5 FORM OF FWA TECHNOLOGY LICENSE AGREEMENT



                                                                     Exhibit B-5

                                                  Execution Copy - March 4, 2003





                        FWA TECHNOLOGY LICENSE AGREEMENT

                                     between

                             Nortel Networks Limited

                                       and

                               Axtel, S.A. de C.V.

                                                  Execution Copy - March 4, 2003

                        FWA TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT ("Agreement") is made and entered into as of the day of March 2003 (the "Effective Date")

BY AND BETWEEN

     Nortel Networks Limited, a corporation organized and existing under the laws of Canada, having its executive offices at 8200 Dixie Road, Brampton, Ontario, Canada L6T 5P6, on behalf of itself, its Subsidiaries and its Affiliates (hereinafter referred to as "Nortel Networks");

AND

     Axtel, S.A. de C.V. , a corporation organized and existing under the laws of Mexico, having its primary business office at Blvd. Diaz Ordaz Km. 3.33 L-1, Col. Unidad San Pedro, San Pedro Garza Garcia, N.L. 66215, Mexico (hereinafter referred to as "Licensee").

WHEREAS Nortel Networks and Licensee have entered into a supply agreement with respect to Licensee's purchase of Nortel Networks Fixed Wireless Access product operating in the 3.5 GHz spectrum using TDMA technology ("FWA Product"); and

WHEREAS Nortel Networks owns certain rights in technology and software pertaining to the FWA Product and intellectual property rights associated therewith; and

WHEREAS Licensee wishes to acquire a contingent license to certain of these rights, and Nortel Networks is willing to grant Licensee such license upon the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties agree as follows:

1.   DEFINITIONS

1.1 Definitions. The following capitalized terms, and other capitalized terms defined elsewhere in this Agreement, will have the meanings ascribed thereto wherever used in this Agreement:

     (a) "Affiliate" means a company which Nortel Networks Limited, or its parent, Nortel Networks Corporation, effectively controls, directly or indirectly, other than a Subsidiary, through the ownership or control of shares in the company.

     (b) "Binary Code" means the machine-executable code included with the Technology.

     (c) "Confidential Information" means any business, marketing, technical, scientific or other information disclosed by any Party which, at the time of disclosure, is designated as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by the Parties, exercising reasonable business judgment, to be confidential. Confidential Information includes, without limitation, all Technology, all Source Code, all Binary Code, all Technical Information, and the terms and conditions of this Agreement.

     (d) "Contractor" means a third party contracted by Licensee to perform services on behalf of Licensee.

     (e) "Derivative Work(s)" means any works based upon the Technology and/or Technology IP to the extent that they are developed or created by or for Licensee.

     (f) "Documentation" means all end user documentation (in any form), other than Technical Information (in any form), related to the Technology and provided by Nortel Networks to Licensee.

     (g) "End User" means an end user of Licensee Products in the Licensee network.

     (h) "End User License Agreement" means a license agreement between Licensee and End User that is substantially similar to the license agreement formerly used by Nortel Networks in connection with the Licensee Product.

     (i) "Event of Default" has the meaning set out in Section 2.9 of this Agreement.

     (j) "Field of Use" means, only upon the Event of Default, the deployment, use, offer for use, lease, or other commercialization of the Licensee Products within the Licensee Network for the use of its End Users and shall include the right to make, have made, and support the Licensee Products solely for such purposes. Prior to the Event of Default, there is no permissible Field of Use.

     (k) "Infringement Claim" means a claim by a third party that the Licensee's use of the Technology under the terms of this Agreement will infringe the patents, copyrights, trademarks, trade secrets, or any other intellectual property right of that third party solely to the extent to which Nortel Networks had actual knowledge of the third party claim prior to the Event of Default and failed to promptly disclose such claim to the Licensee upon or promptly after the Event of Default provided that Nortel Networks shall be deemed to have so disclosed to Licensee to the extent to which the Licensee itself had actual knowledge of such claim.

     (l) "Licensee Network" means the current and future network owned and operated by the Licensee that is and/or will be located in Mexico and is based on the FWA Product.

     (m) "Licensee Product" means the FWA Product as more fully described in Schedule A.

     (n) "Manufacturing Licensee" means a third party with whom Nortel Networks has entered into an agreement permitting such third party to make and sell or lease products based on products designed by or for and sold or leased by Nortel Networks.

     (o) "Modified Binary Code" means machine-executable code obtained from Modified Source Code or works derived from Binary Code.

     (p) "Modified Documentation" means works derived from Documentation and includes translations.

     (q) "Modified Source Code" means software code in human-readable form derived from Source Code.

     (r)  "Party" means either Licensee or Nortel Networks.

     (s) "Patent Rights" means any patent rights associated with the patents and patent applications owned by Nortel Networks respectively having at least one claim which reads on the Technology provided to Licensee by Nortel Networks and which Technology is incorporated in the manufacture, use, or sale of the Licensee Products in the Territory together with any patents or patent rights arising or issuing from said patent applications, provided, however, that such patents and patent applications have an effective filing date prior to or including the Effective Date.

     (t) "Source Code" means the software code in human-readable form that is included with the Technology.

     (u) "Subsidiary" means any corporation or other legal entity in which Nortel Networks Corporation directly or indirectly owns or controls, and continues to own or control, fifty percent (50%) or more of the voting stock or shares.

     (v) "Supply Agreement" means the Purchase and License Agreement for FWA Equipment among Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V. and Axtel, S.A. de C.V. entered into by those Parties in or about March 2003 and effective on the Closing Date (as defined in the Supply Agreement).

     (w) "Supply Period" means period for the supply of FWA Product commencing on the Closing Date (as defined in the Supply Agreement) and continuing for the term of the Supply Agreement.

     (x) "Technical Information" means all technical or scientific documentation, product drawings, bills of materials, component supplier lists, and other information (in any form) that is related to the manufacture, use, support or maintenance of Licensee Products, or that is related to the Technology, and that is provided by Nortel Networks to Licensee.

     (y) "Technology" means the Software and Hardware described in Schedule A and as provided by Nortel Networks to Licensee, and the Technical Information as provided by Nortel Networks to Licensee.

     (z) "Technology IP" means the copyrights, trade secrets and Patent Rights owned by Nortel Networks as of the Effective Date directed to and covering the Technology but excludes the Trademarks.

     (aa) "Territory" means Mexico (subject to applicable United States and Canadian export restrictions).

     (bb) "Trademarks" means the registered and unregistered trademarks, service marks, trade names and/or product names of Nortel Networks including those formerly used in connection with the Licensee Product.

2.   LICENSES

2.1 Grant of Licenses. Subject to the terms and conditions of this Agreement, Nortel Networks grants to Licensee, a personal, non-transferable, non-exclusive, non-sublicensable (except for the purposes set forth in Section 2.2 below), fully paid-up license, including under the Technology IP, within the Territory and solely in the Field of Use:

     (a) to make a reasonable number of backup copies of the Source Code and the Binary Code and retain such copies on Licensees business premises;

     (b) to use, copy, modify, and create Derivative Works from the Source Code (provided that all Source Code shall remain on Licensees premises) solely to the extent to which it is commercially necessary to support the Licensee Product:

          (1) to create, compile and assemble Binary Code and such Modified Binary Code integral to Licensee Products for use therewith;

          (2) to integrate Binary Code and such Modified Binary Code into Licensee Products; and

          (3) to provide technical support for Licensee Products used within the Field of Use;

     (c) to make, have made, use, sell, offer to sell, manufacture and produce Licensee Products for use within the Field of Use and to use the Technology in conjunction with such manufacture and production;

     (d) to create Modified Documentation for use with Licensee Products within the Field of Use solely to the extent to which it is commercially necessary to support the Licensee Product;

     (e) to use the Technology, Technology IP, and any such Derivative Works internally to provide technical support for Licensee Products used within the Field of Use;

     (f)  subject to End User License Agreements:

          (1) to use Licensee Products internally to provide associated services to End Users within the Field of Use;

          (2)  to use Licensee Products within the Field of Use;

          (3) to sell, lease and license Licensee Products to End Users for use within the Field of Use;

          (4) to use, copy and distribute such Modified Documentation in conjunction with the use of Licensee Products within the Field of Use;

     (g) and, to use the Technical Information only as may be necessary to exercise the rights granted in this Section 2.1.

2.2  Contractors. Licensee may sublicense its rights in Subsections 2.1 (b),
     (c), (d), (e), (f)(1), (f)(3) and (g) to Contractors solely to allow such Contractors to develop or assist in the development, manufacture, installation, provision and/or support of Licensee Products and/or Licensed Services. Prior to, or at the time of providing any portion of the Technology to a Contractor, Licensee shall enter into a written agreement with the Contractor requiring that:

     (a) the Contractor use the provided Technology exclusively for the benefit of the Licensee;

     (b) the Contractor shall incur and agree to be bound by all of the same obligations and restrictions with respect to the Technology as those incurred by and applicable to Licensee under this Agreement, including, without limitation, the restrictions set forth herein associated with use of the Technology and the confidentiality provisions contained herein; and

     (c) all copies of any Technology provided to or made by the Contractor shall be returned to Licensee upon Contractor's completion of work or termination.

2.3 Limited License. Notwithstanding any other provision of this Agreement, neither Licensee nor any Contractor, End User or any other third party shall use, exercise, practice or exploit any Technology or Technology IP except in conjunction with Licensee Products within the Field of Use.

2.4 Copying. Licensee shall not reproduce or copy, except as permitted hereunder or for back up or archival purposes, or in any other manner use any part of the Technology except in association with the Licensee Products.

2.5 Prohibited Uses. Licensee shall not reverse engineer, disassemble, reverse translate, decompile, or in any other manner decode any Binary Code provided or licensed under this Agreement in order to derive the source code form unless the Source Code for such Binary Code is also licensed under this Agreement. Licensee shall not decode any passwords, encrypted keys or other security features associated with any Binary Code that has been provided or licensed under this Agreement.

2.6 Grant Back License. In partial consideration of the License granted herein by Nortel Networks, Licensee hereby grants to Nortel Networks and its Manufacturing Licensees, to the full extent of its legal right to do so, an irrevocable, perpetual, non-exclusive, fully-paid up, royalty-free, worldwide license under any patents or patent applications that Licensee owns or acquires that relate to the Technology or Technology IP.

2.7 Specific Acknowledgments. (i) Licensee acknowledges that Licensee shall be solely responsible for integrating, manufacturing and obtaining any required government or regulatory approvals for Licensee Products and any associated services. (ii) Nortel

     Networks represents that if it fails to meet the scheduled delivery date set out in an accepted purchase order under the Supply Agreement, then 30 days after that scheduled delivery date, Licensee shall have the right to request Nortel Networks to provide any and all documentation and information relating to the manufacture of the FWA Products (the "Licensee Request"), and Nortel Networks shall be obligated to provide such documentation and information within a period no longer than thirty (30) days after such Licensee Request. Additionally, for the purposes of obtaining information relating to the manufacture of the FWA Products, Licensee shall have the right to send one of its employees, solely at Licensee's expense, to observe the manufacture, if any, of FWA Products at the appropriate Nortel Networks facility, subject to Licensee's and its employee's compliance with Nortel Networks then-current confidentiality and safety policies and procedures. In the event that such information and documentation is insufficient to allow Axtel to manufacture the FWA Products, Nortel Networks will make its best efforts to provide further information or documentation to allow the manufacture of the FWA Products, or it may offer reasonable assistance, for a reasonable fee, that Axtel may require for such purposes.

2.8 Third Party Components. Except at expressly set out herein, this Agreement does not grant Licensee any rights to copy, modify, manufacture, distribute or use (in any manner) any third party hardware or software, including any Third Party Components identified in Schedule A. Licensee acknowledges and agrees that Licensee must acquire from suppliers of any third party hardware or software, including the Third Party Components, all rights necessary to provide services using Licensee Products containing software and hardware supplied by such third parties or covered by intellectual property rights owned by such third parties, and to create, manufacture, and use such Licensee Products. Licensee shall be solely responsible for payment of all applicable third party royalties and license fees directly to the applicable third party licensors and/or suppliers. To the extent to which Nortel Networks has paid-up license rights that are assignable (or sublicensable) with respect to the use of such Third Party Components in the FWA Product, Nortel Networks will assign (or sublicense) such rights to Licensee on a non-exclusive basis without additional consideration payable to Nortel Networks. To the extent to which any such rights cannot be assigned (or sublicensed), Nortel Networks will grant to Licensee a non-exclusive right to source such Third Party Components without additional consideration payable to Nortel Networks and Nortel Networks will provide commercially reasonable assistance to Licensee to obtain such Third Party Components directly from such third party suppliers.

2.9 Event of Default. For the purposes of this Agreement, "Event of Default" shall mean

     (a)  a general product discontinuance of the FWA Product by Nortel
          Networks,

     (b) a material failure by Nortel Networks for any reason, other than a reason contemplated under the Supply Agreement, through no fault of Licensee, to supply FWA Product to Licensee within 120 days of the scheduled delivery date set out in an accepted purchase order under the Supply Agreement. For avoidance of doubt, "material failure" shall mean Nortel Networks' failure to deliver, in a period of 120 days of the relevant scheduled delivery date, the amount of product which is essential for the business objective of the relevant purchase order. Furthermore, Nortel Networks acknowledges that Licensee, by exercising its rights under this Agreement, shall not relinquish any of its rights under the Supply Agreement.

2.10 Insolvency. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or other applicable bankruptcy or insolvency laws, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code (or comparable sections). The parties agree that Licensee shall retain and may fully exercise its rights and elections under the U.S. Bankruptcy Code or other applicable bankruptcy or insolvency laws. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the U.S. Bankruptcy Code or otherwise, the party that is not a party to such proceedings shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in their possession, shall be delivered to them (i) in the event of any such commencement of a bankruptcy proceeding, upon their written request therefore, unless the party subject to such proceeding (or trustee on behalf of the subject party) elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the party subject to such proceeding upon written request therefore by the non-party.

3.   OWNERSHIP, RESERVATION OF RIGHTS, AND PROTECTION

3.1 Ownership. Except for the rights (including the license rights) expressly granted under this Agreement, Nortel Networks shall retain all right, title, and interest in and to the Technology, Technology IP and Trademarks. Nortel Networks reserves all rights not expressly granted herein, and any express reservations of rights set forth herein shall not be construed as limiting such reservation or as implying any grant or license not expressly set forth in this Agreement.

3.2 Copies. Nortel Networks retains title to all copies of Technology, and Licensee hereby grants and assigns title to Nortel Networks of all copies of Technology made, or to be made, by or on behalf of Licensee, including copies of Source Code and Binary Code.

3.3 Non-exclusivity. Nortel Networks reserves all rights to continue to develop, manufacture, license and use the Technology as Nortel Networks, in its discretion, sees fit. Nortel Networks also reserves the right to license the Technology to other parties.

3.4 Specific Disclaimers. Nothing contained in this Agreement shall be construed as:

     (a) a warranty or representation by Nortel Networks as to the validity or scope of any of the Technology IP;

     (b) subject to Section 6.0, a warranty or representation that any use of the Technology will be free from infringement of any patent, copyright, trade secret, or other industrial or intellectual property rights of any third party;

     (c) conferring on Nortel Networks an obligation to file, secure or maintain in force any Technology IP;

     (d) conferring on Nortel Networks an obligation to make any determination as to the applicability of any Technology IP to any product or service of Licensee; or

     (e) imposing on any Party any obligation to institute any suit or action for infringement of any of the Technology IP licensed under this Agreement or to defend any suit or action brought by a third party which challenges or concerns the validity of any Technology IP, it being expressly understood that Licensee shall have no right to institute any such suit or action for infringement of any Technology IP, nor the right to defend any such suit or action which challenges or concerns the validity of any Technology IP.

3.5 Trademarks. No trademark license is granted hereunder, and Licensee shall not use or display any name, trade name or trademark of Nortel Networks on or in association with Licensee Products, Licensed Services, Modified Documentation, or in any other manner, including but not limited to in branding, labelling, advertising or promotions. Licensee shall not employ trade dress similar to that used by Nortel Networks in its products, documentation, advertising or publicity.

3.6 Duty to Enforce. Licensee shall enforce its sublicense agreements with Contractors and End Users as Nortel Networks deems necessary to protect its intellectual property rights.

3.7  Intellectual Property Notices.

     (a) Licensee shall not remove or destroy any patent, copyright or restricted rights notices affixed to any original media containing any Technology or Documentation. All copies of Technology made by or on behalf of Licensee shall either be labeled in the same manner as on the original media or in a manner substantially similar to the following:

          Copyright Nortel Networks. All Rights Reserved.

     (b) All copies of Modified Source Code, Modified Binary Code and Modified Documentation made by or on behalf of Licensee shall either be labeled in the same manner as on the original media or in a manner substantially similar to the following:

          Copyright [year(s)] [name of Licensee] and its licensors. All Rights Reserved.

     (c) Upon request from Nortel Networks, Licensee shall provide Nortel Networks with a sample of all of Licensee Products related packaging and publicity (including but not limited to advertising, catalogues and brochures, and the like), to enable verification of such marking and notation.

4.   FEES AND RECORDS

4.1 Third Party License Fees. Licensee acknowledges that Licensee may be required to pay license fees to suppliers of Third Party Components.

4.2 Taxes. All costs, such as stamp duties, taxes and other similar levies originating from or in connection with this Agreement shall be borne by Licensee, except for Nortel Networks income tax, if any.

4.3 Records. Licensee shall keep clear, complete and accurate records with respect to Licensee Products for a period of at least three (3) years following such sale, lease or license, including but not limited to the date of sale, lease and/or license of same, and the End User License Agreement applicable to same. Nortel Networks shall have the right, through independent certified public accountants to examine and audit, during normal hours, at least semi-annually (or at less frequent intervals) all such records, and such other records and accounts monitor the Licensees compliance with the terms and conditions of this Agreement. Such examinations and audits shall be completed at Nortel Networks' expense.

5.   LIMITATION OF LIABILITY

5.1 THE TECHNOLOGY IS LICENSED TO LICENSEE BY NORTEL NETWORKS (AND ITS SUPPLIERS/LICENSORS, IF ANY) "AS IS" WITHOUT WARRANTY, REPRESENTATION OR CONDITION OF ANY KIND. NORTEL NETWORKS (AND ITS SUPPLIERS/LICENSORS, IF
     ANY) EXPRESSLY DISCLAIM ALL WARRANTIES, REPRESENTATIONS AND CONDITIONS, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY, REPRESENTATION OR CONDITION OF TITLE, NON-INFRINGEMENT (SUBJECT TO SECTION 6.0), MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (EVEN IF ON NOTICE OF SUCH PURPOSE), CUSTOM OR USAGE IN THE TRADE.

5.2 IN NO EVENT SHALL NORTEL NETWORKS (OR ITS SUPPLIERS/LICENSORS, IF ANY) BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST BUSINESS, LOST SAVINGS, LOST DATA, AND LOST PROFITS, REGARDLESS OF THE CAUSE AND WHETHER ARISING IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
5.3 The Parties acknowledge and agree that the exclusions of liability contained herein are reasonable and appropriate in the circumstances and were a material factor in concluding this Agreement.

6.   INDEMNIFICATION

6.1 Licensee shall defend and indemnify Nortel Networks from any and all claims and actions brought against Nortel Networks by any third party, and shall hold Nortel Networks harmless from all corresponding damages, penalties, liabilities, costs and expenses, (including reasonable attorneys' fees) incurred by Nortel Networks arising out of or in connection with this Agreement, including but not limited to Licensee's exercise of its rights granted in this Agreement, or arising out of or in connection with Licensee's use, sale, lease, license or provision of Licensee Products and any associated services.

6.2 Nortel Networks shall indemnify and hold harmless Licensee, its officers, directors, representatives, agents, employees, contractors, subcontractors, subsidiaries and affiliates against any actual direct loss, damage, liability, cost, expense, action or claim, including reasonable attorneys' fees, litigation costs and expenses and amounts paid in settlement, subject to the limitations set forth in the following paragraphs, arising out of or in connection with any Infringement Claim. Nortel Networks will defend Licensee against an Infringement Claim at Nortel Networks' expense and pay all costs and damages that a court finally awards or are agreed in settlement, provided that Licensee: (a) promptly notifies Nortel Networks in writing of the Infringement Claim, and (b) allows Nortel Networks to control, and cooperates with Nortel Networks at Nortel Networks' expense in, the defense and any related settlement negotiations. If such an Infringement Claim is made or appears likely to be made, Nortel Networks agrees to secure the right for Licensee to continue to use the Technology, or use its best efforts to assist the Licensee to modify it, or to replace it with equivalent Technology. If Nortel Networks determines that none of these options is reasonably available, Nortel Networks may upon thirty (30) days notice terminate the rights of the Licensee under this Agreement, such termination will not in any way limit Nortel Networks obligations with respect to any Infringement Claim arising out of events occurring prior to the effective date of termination. This represents Licensee's sole and exclusive remedy regarding any claim of infringement.

6.3 Nortel Networks has no obligation regarding any claim based on any of the following: (a) anything Licensee provides which is incorporated into the Licensee Product; (b) the amount of revenues or profits earned or other value obtained by the use of a Licensee Product by Licensee or its End Users; (c) Licensee's modification of Technology; (d) the combination, operation, or use of Technology with any product, data, or apparatus that Nortel Networks did not provide; (e) the Licensee's failure to install or have installed changes, revisions or updates as instructed by Nortel Networks; or (f) infringement by a Third Party Vendor Item alone, as opposed to its combination with Products Nortel Networks provided to Licensee as a system.

6.4 In case of any infringement caused by any Third Party Vendor Item, Nortel Networks shall reasonably cooperate with Licensee and hereby assigns to Licensee any of its rights to request the proper defense and indemnification for such claim to such Third Party Vendor. Nortel Networks shall provide Licensee with all necessary contact information and applicable documentation, if available, for those third party vendors. Furthermore, Nortel Networks shall use its best efforts to provide reasonable assistance to Licensee for Licensee to be able to obtain from the Third Party Vendor the applicable defense and indemnification for such Third Party Vendor Item infringement, but only to the extent such assistance does not cause Nortel Networks to incur any out-of-pocket expenses or material additional costs.

7.   CONFIDENTIALITY

7.1 Confidential Information. Any Confidential Information received by Licensee pursuant to this Agreement shall be used, disclosed, or copied, only for the purposes of, and only in accordance with, this Agreement. Licensee shall use, as a minimum, the same degree of care as it uses to protect its own Confidential Information of a similar nature, but no less than reasonable care, to prevent the unauthorized use, disclosure or publication of Confidential Information. Without limiting the generality of the foregoing:

     (a) Licensee shall only disclose Confidential Information to its bona fide employees, agents, Contractors or End Users who need to obtain access thereto consistent with Licensee's license and sublicense rights under this Agreement;

     (b) Licensee shall not make or have made any copies of Confidential Information except those copies which are necessary for the purposes of this Agreement; and

     (c) Licensee shall affix to any copies it makes of the Confidential Information, all proprietary notices or legends affixed to the Confidential Information as they appear on the copies of the Confidential Information originally received from Nortel Networks.

7.2 Persons with Access. Licensee acknowledges that Nortel Networks Confidential Information associated with Technology and/or Technology IP is Nortel Networks' sole and exclusive property. Therefore, in addition to the confidentiality obligations Licensee assumes in Section 7.1 above, Licensee also agrees to devote its best efforts to ensure that all persons afforded access to Confidential Information associated with Technology and/or Technology IP protect such Confidential Information against unauthorized dissemination or disclosure and that all employees and Contractors sign a written Confidentiality and Intellectual Property Agreement containing substantially similar terms to the provisions contained in this Agreement.

7.3 Exclusions. Licensee shall not be bound by obligations restricting disclosure and use set forth in this Agreement with respect to any Confidential Information that is not part of Technology or Technology IP, which:

     (a) was known by Licensee prior to disclosure, as evidenced by its business records;

     (b) was lawfully in the public domain prior to its disclosure, or lawfully becomes publicly available other than through a breach of this Agreement or any other confidentiality obligation on behalf of any third party;

     (c) was disclosed to Licensee by a third party provided such third party, or any other party from whom such third party receives such information, is not in breach of any confidentiality obligation in respect of such information;

     (d) is independently developed by Licensee, as evidenced by its business records; or

     (e) is disclosed when such disclosure is compelled pursuant to legal, judicial, or administrative proceedings, or otherwise required by law, provided that Licensee advises Nortel Networks of any such disclosure in a timely manner prior to making any such disclosure (so that either Party can apply for such legal protection as may be available with respect to the confidentiality of the information which is to be disclosed), and provided that Licensee shall apply for such legal protection as may be available with respect to the confidentiality of the Confidential Information which is required to be disclosed.

7.4 Return of Confidential Information. Immediately upon termination of this Agreement, Licensee shall return to Nortel Networks all Confidential Information and all copies thereof, or, if so directed by Nortel Networks, shall immediately destroy such Confidential Information and all copies thereof and shall certify such destruction to Nortel Networks. Except for the documentation that Licensee requires to operate and support the FWA Products already installed in their Licensee Network.

7.5 Notice of Disclosures. Except for disclosures authorized under the terms of this Agreement, Licensee shall notify Nortel Networks immediately upon learning of any disclosure of Nortel Networks' Confidential Information.

8.   TERM AND TERMINATION

8.1 Term. The term of this Agreement shall commence on the Effective Date and will expire at the end of the Supply Period unless earlier terminated as permitted elsewhere in this Agreement.

8.2 Licenses Under Patent Rights. Notwithstanding Section 8.1, all licenses granted under Patent Rights shall commence on the Effective Date, solely in the Field of Use, to the extent Patent Rights exist as of that date, or when letters patent are issued or granted or Patent Rights arise or become effective if subsequent thereto, and, provided this Agreement is not terminated as permitted elsewhere in Section 8.0, shall continue for the shortest of:

     (a) the entire terms of the respective Patent Rights under which they are granted or are in force,

     (b) for that part of such Patent Right terms for which Nortel Networks has the right to grant such licenses, or

     (c)  the term of this Agreement.

8.3 Breach. In the event Licensee is in breach of, or fails to perform a material obligation under this Agreement, and fails to cure such breach or perform such obligation within thirty (30) days after notice thereof, Nortel Networks may upon notice immediately terminate the rights of the Licensee under this Agreement.

8.4 Bankruptcy. If Licensee should file a voluntary petition in bankruptcy, make any assignment for the benefit of its creditors, seek any court or governmental protection from creditors, or should an order be entered pursuant to any law relating to bankruptcy or insolvency or appointing a receiver or trustee for Licensee or for any tangible or intangible assets of Licensee related to this Agreement, and if any such order, proceeding or receivership is not terminated within sixty (60) days, or if Licensee is otherwise dissolved, then Nortel Networks may immediately upon notice terminate this Agreement and the license and rights granted to Licensee herein, in whole or in part as specified in such notice.

8.5 Other Default. In addition, and without prejudice to any rights and remedies provided for hereunder, Nortel Networks may terminate this Agreement together with all four Replacement Agreements (as defined in the Supply Agreement), effective immediately, upon written notice to Licensee, upon the occurrence of any of the following events or conditions:

     (i) Licensee fails to make payment in accordance with the terms and conditions of the Supply Agreement, which failure continues for a period of ten (10) business days (in Mexico) after written notice to Licensee,

     (ii) within eighteen (18) months from the commencement of the Supply Period, the identity of Licensee's business materially changes by sale of its business, transfer of control of its capital stock, merger or otherwise, unless prior written consent therefor has been obtained from Nortel Networks; or

     (iii) the occurrence of an Event of Default under any one of the Senior Note or the other Replacement Agreements, all as defined in the Supply Agreement, which by the terms of such agreements would allow Nortel Networks to declare such Senior Note due and payable or to terminate such Replacement Agreement, as the case may be.

8.6 Return of Technology. Licensee shall, within thirty (30) days of termination, return to Nortel Networks or certify in writing to Nortel Networks that all copies of the Technology have been destroyed.

8.7 Survival. In addition to this Section 8.0, the following provisions shall survive termination or expiry of this Agreement: Section 1.0 - Definitions,
     Section 2.6 - Grant Back License, Section 3.0 - Ownership, Reservation of Rights and Protection, Section 4.0 -Fees and Records, Section 5.0 - Limitation of Liability, Section 6.0 - Indemnification, and Section 7.0 - Confidentiality. Further, any End User License Agreements shall, subject to their terms, survive termination or expiry of this Agreement.

9.   GENERAL

9.1 Notices. All notices shall be in writing and sent by certified or registered mail, return receipt requested, or by hand delivery to the other Party at the following address or fax number:

     (a)  if to Licensee:

                  Boulevard Gustavo Diaz Ordaz Km. 3.33 L-1
                  Colonia Unidad San Pedro
                  San Pedro Garza Garcia
                  Nuevo Leon, Mexico

                  Attention: Director de Negociaciones Estrategicas with a copy to the Corporate Counsel.

     (b)  if to Nortel Networks:

                  Nortel Networks (CALA) Inc.
                  1500 Concord Terrace
                  Sunrise, Florida  33323-2815

                  Attention: Senior Counsel

         with a copy to:

                  Nortel Networks de Mexico, S.A. de C.V.
                  Insurgentes Sur 1605, Piso 30
                  Col. San Jose Insurgentes
                  03900 Mexico, D.F.
                  Attn.: President

          Such notices shall be deemed to have been received five (5) business days after mailing if forwarded by mail or on the day of receipt if delivered by hand. The address of either

          Party may be changed by giving notice to the other Party in accordance with the foregoing.

9.2 Independent Contractors. No agency, partnership, joint venture or employment relationship is or shall be created by virtue of this Agreement.

9.3  Solicitation of Employees. Neither Party shall during the Term or for one
     (1) year thereafter solicit for employment or hire, directly or indirectly, the other Party's employees who are directly involved in the conception, reduction to practice, or development of any Technology, Derivative Work or related technology, or the transfer or receipt of any Technology, Derivative Work or related technology, hereunder, without the express prior written consent of the other Party.

9.4 Publicity. No Party shall use the name of the other Party in any advertising, public relations or media release without the prior written consent of the other Party.

9.5 Assignment. This Agreement may not be assigned or transferred by Licensee or by operation of law without the prior written consent of the Nortel Networks. Any purported assignment in violation of this provision shall be null and void and shall constitute a material breach of this Agreement that is not subject to cure, notwithstanding Section 8.3. Either Party shall have the right to delegate any duty or assign any right hereunder upon the prior written consent of other Party, such consent not to be unreasonably withheld. Notwithstanding any of the foregoing, either Party shall have the right to delegate or assign this Agreement to any Subsidiary or in conjunction with the transfer or sale of a substantial portion of that Party's business or an entire business unit of that Party without the consent of the other Party, and that Party shall provide notice to the other Party of any such delegation or assignment.

9.6 Non-Assertion of Rights. If at any time a Party shall elect not to assert its rights under any provision of this Agreement, such action or lack of action in that respect shall not be construed as a waiver of its rights under such provision or of any other provision of this Agreement.

9.7 Arbitration. If, within thirty (30) days from the date of any notice of dispute from a Party to any other Party, such Parties are unable to resolve the issue, then either Party may initiate the binding arbitration to resolve such dispute by written notice to such other Party upon expiration of such thirty (30) day period. Any dispute between the Parties arising in connection with this Agreement shall be exclusively resolved by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in force. The arbitration proceedings pursuant to this Section 9.7 shall take place in the English language in the City of Miami, State of Florida, before a panel of three (3) arbitrators appointed in accordance with the aforementioned rules. The decision of the arbitrators shall be final and binding upon the Parties and their respective successors and assigns. The decision and award rendered by the arbitrators may be entered in any court of competent jurisdiction and any such court may order the enforcement of such award against the Parties and their respective successors and assigns.

9.8 Section Headings. Section headings are for convenience only and shall not be considered in the construction or interpretation of this Agreement.

9.9 Entire Agreement. The attached Schedule(s) form part of this Agreement and are incorporated by reference herein. This Agreement constitutes the entire agreement between the Parties as to the subject matter contained herein and supersedes all other agreements between the Parties concerning such subject matter. This Agreement may only be modified by an instrument in writing executed by each Party's duly authorized representative(s).

9.10 Export. Licensee acknowledges that the Technology may be subject to Canadian and United States export control laws. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology as may be required after delivery to Licensee. Licensee shall notify and inform its employees and Contractors having access to the Technology of Licensee's obligation to comply with the requirements stated in this section of this Agreement.

9.11 Language. This Agreement has been drafted in the English language at the mutual request of the Parties hereto.

9.12 Severability. In the event that any provision of this Agreement is found to be invalid, void, voidable or unenforceable, the Parties agree that unless such provision materially affects the entire intent and purpose of this Agreement, such invalidity, voidness, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining portions herein, and that the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision. In the event that any provision of this Agreement is found to be invalid, void, voidable or unenforceable, and such provision materially affects the entire intent and purpose of this Agreement, the Parties shall negotiate in good faith to enter into a new agreement replacing this Agreement. In the event that the Parties are unable to enter into a new agreement replacing this Agreement within sixty
     (60) days of such event, this Agreement shall terminate.

9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law rule or conflict of law, rules or provisions thereof.

9.14 Representation of Nortel Networks. Notwithstanding any contrary provision, condition, or term set forth in this Agreement, the Parties hereby agree that if an Event of Default occurs as provided in Section 2.9 of this Agreement, unless Licensee permits otherwise in writing, (i) all obligations of Nortel Networks under the Supply Agreement shall remain valid and enforceable, including but not limited to Nortel Networks' obligation to deliver the FWA Products requested by Licensee pursuant to an Order Document, (ii) the Supply Agreement shall remain valid and enforceable, unless Licensee terminates the Supply Agreement pursuant to the terms set forth thereunder, and (iii) Nortel Networks shall not be released from its liabilities and obligations to Licensee under the Supply Agreement, including but not limited to its obligations arising out of any delay in the delivery of the FWA Products.

9.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


Nortel Networks Limited                     Axtel, S.A. de C.V.
______________________________              ______________________________
Authorized Signature                        Authorized Signature
______________________________              ______________________________
Printed Name and Title                      Printed Name and Title
______________________________
Authorized Signature
______________________________
Printed Name and Title

                                                  Execution Copy - March 4, 2003


                                   SCHEDULE A:
                                   TECHNOLOGY

Much of the documentation listed below is held on Nortel Proprietary databases. Access to theses databases would be made available in the event of the TLA coming into force.

The following describes the resources required to enable a third party to build and maintain all FWA operating software from source code in the event of change of ownership. The scope of this document is limited to software for system releases SR13 and SR14.

This document does not include software and systems used to test the software prior to release to a customer.

Section A 1.1 Documentation

Nearly all FWA software design Documentation (both current and archive) is stored on the European Livelink Server in a hierarchical fashion. The Server URL is (http://eur-livelink.europe.nortel.com). The following project folders are applicable to FWA software development:

o FWA Core Library: Line Interface Specifications for RSS Code and archive material

o    FWA Environment: Livelink Project Hierarchy etc.

o    Internet FWA Development Project: Software Design Documents

o    FWA Admin and Department: Quality Documents

o    Some older documents are currently stored in the Nortel PLS system
     (MDIVDOC).

The document FWA-ENV Folder Structure.doc located in the Livelink project Folder `FWA Environment' describes the document storage hierarchy.

These Livelink folders contain confidential data for all FWA developments and customers and not all of it is required for the licensee, and access to those areas would be restricted.

Section B 1.2 Source Code

All FWA source code is maintained using two different source code control and configuration management systems.

The REM and FET software is managed using MDE (Multi-Site Development Environment) which is a proprietary Nortel tool. However standard Unix SCCS tools can be used to view and maintain the source code if required. The source code is stored on server pnd-project-pp3. The NFS mount points are currently/project/fra/rem and /project/fra/fet.

All other software is managed using Clearcase.
Source code for each Network Element is stored in Clearcase Versioned Object Bases (VOBs) on the SUN Server zmdhs000. The applicable VOB names used for the Axtel SR13/SR14 product are as follows:

         F5 RTU and RDA            : g_rss
         F2 RTU                    : fra_rss
         ITS (TPM,TTM,TPM-PD)      : fra_its_d, fra_dsp , fra_pdsp, v52
         ASEM                      : pd_asem
         RMT                       : fra_rmt
         TMU                       : fra_tmu
         TBM-CD                    : tbm_cd
         MIB                       : fra_mibpd
         Tools                     : tools (Third Party Tools compilers etc.)

Details of the tools required and how to build the software can be found in various Process/Work Instruction documents stored in Livelink with the other FWA documentation. The top-level documents are: -

Airside Software : MQAPR622 - Airside software module release procedure Issue 1.1, Livelink Location : FWA Admin And Department/QUA/UNC/Airside Development

FET : QUA-PRO FET Build, Release and Sanity Process Instruction, Version 0.1, Livelink Folder : FWA Core Library/QUA/PRO

REM : FWA REM Loadbuild Guide, Doc ID: REMLDBLD, Version AB02, Located in: PLS MDIVDOC

The term `Airside Software' is used for all operating FWA software apart from the REM and FET.

Once the software has been built the processes to release the software onto CDROM are described in several documents located at Livelink Folder FWA Core Library/QUA/SR.

Section C 1.3 Object Code

All FWA software (bootcode, applications and scripts) is stored in the `FWA Software release folder'/mdn05/fwa/software currently located on server pnd-tools-pp4. The system release notes, engineering data files and sysrel files are also stored here. The Product Engineering Codes (PECs) and associated software version numbers for each network element required for a specific system release are defined within the system release note.

Software required in OEM production is also stored within the manufacturing database (DDME) and is included in the relevant Bill Of Materials (BOM) referenced by PEC.

2 Hardware:

Formal Nortel Networks hardware design information is stored in the `design delivery management environment' (DDME) database. DDME is a Nortel proprietary database storing design information from which the product can be manufactured. GDL is the Global Documentation Library for use with DDME from which all the documentation associated with DDME can be retrieved.

Other hardware design information (both current and archive) is stored on the European Live-link Server in a hierarchical fashion. The Server URL is (http://eur-livelink.europe.nortel.com). The following project folders are applicable to FWA hardware development:

     o    EMEA - Enterprise: FWA: Prox I hardware archive

     o EMEA - Enterprise: FWA: Internet FWA Development Project:-: HW - Hardware Design

The tables below list the main hardware components, their Nortel identification number (PEC code) and the key design / manufacturing documents. Table A1 provides a list of ITS sub-modules whilst table A2 provides a list for the RSS and RIS.

                                                  Execution Copy - March 4, 2003




----------------------- ----------------------------------- ------------- --------------------- ---------------------------------
    Product                       Description                PEC              Document                Document Type
======================= =================================== ============= ===================== =================================
Radio base-station                                                        PREG 10-3             Product specification
Cabinet                 2M Internal ITS cabinet             NTEG94CA      PDEG94CA FM00         Procurement Document
                                                                          REWORK 103-496        Rework EC detail
                                                                          FM00
----------------------- ----------------------------------- ------------- --------------------- ---------------------------------
OVPU                    Over-Voltage Protection Unit        NTEG74BA      SLEG74BA MSL          DDME Stock List
                                                                          ADEG74BA PEAM         Pro Engineer 3D drawing
                                                                          DSEG74BA FM00         Design Specification
                                                                          ISEG74BA ARC          DDME Interconnection Schematic
                                                                          ISEG74BA SH01         Interconnection Schematic,
                                                                          PSEG74BA ACAD         sheet 1
                                                                          VPEG74BA FM00         Product Structure
                                                                          VREG74BA FM00         Verification Test Plan
                                                                          XSEG74BA FM00         Verification Test Report
                                                                                                Test Specification
----------------------- ----------------------------------- ------------- --------------------- ---------------------------------
TMU                     Transceiver Microwave Unit          NTEG77GB      SLEG77GB MSL          DDME Stock List
                                                                          ADEG77GB PEAM         Pro Engineer 3D drawing
                                                                          ISEG77GB ARC          DDME Interconnection Schematic
                                                                          ISEG77GB SH01         Interconnection Schematic,
                                                                          ISEG77GB SH02         sheet 1
                                                                          VPEG77G PS            Interconnection Schematic,
                                                                          XSEG77GB PS           sheet 2
                                                                                                Verification Test Plan
                                                                                                Test Specification
----------------------- ----------------------------------- ------------- --------------------- ---------------------------------
TBM-CD                  Transceiver baseband Module-        NTEG72AD      SLEG72AD MSL          DDME Stock List
                        Combining Diversity                               ADEG72AD PEAM         Pro Engineer 3D drawing
                                                                          DSEG72AD PS           Design Specification
                                                                          VPEG72AD PS           Verification Test Plan
                                                                          XSEG72AD PS           Test Specification
----------------------- ----------------------------------- ------------- --------------------- ---------------------------------
TTM                     Transceiver Timer Module            NTEG63AA      SLEG63AA MSL          DDME Stock List
                                                                          ADEG63AA PEAM         Pro Engineer 3D drawing
                                                                          DSEG63AA FM00         Design Specification
                                                                          PSEG63AA ACAD         Product Structure
                                                                          VPEG63AA FM00         Verification Test Plan
                                                                          VREG63AA FM00         Verification Test Report
                                                                          XSEG63AA FM00         Test Specification
----------------------- ----------------------------------- ------------- --------------------- ---------------------------------
NMM                     Network Management Module           NTEG73AA      SLEG73AA MSL          DDME Stock List
                                                                          ADEG73AA PEAM         Pro Engineer 3D drawing
                                                                          DSEG73AA FM00         Design Specification
                                                                          P0884577 PS           Piece Part drawing
                                                                          PSEG73AA ACAD         Product Structure
                                                                          VPEG73AA FM00         Verification Test Plan
                                                                          VREG73AA FM00         Verification Test Report
                                                                          XSEG73AA PS           Test Specification
----------------------- ----------------------------------- ------------- --------------------- ---------------------------------
TPM-PD                  Transceiver Processor Module        NTEG71HA      SLEG71HA MSL          DDME Stock List

                                                                          ADEG71 HA PEAM        Pro Engineer 3D drawing
                                                                          XSEG71HA PS           Test Specification
----------------------- ----------------------------------- ------------- --------------------- ---------------------------------
Antenna                 Basestation Antenna -               NTEG97KC      PDEG97KC FM00         Procurement Document
                        Omni-Directional,
                        Vertically Polarised                NTEG97KD      PDEG97KD FM00         Procurement Document
                        Basestation Antenna -
                        Omni-Directional,
                        Horizontally Polarised
----------------------- ----------------------------------- ------------- --------------------- ---------------------------------


      Table A1: Key design and manufacturing documents for ITS sub-modules


------------------------- ---------------------------- ------------- ------------------------- --------------------------
        Product                   Description              PEC               Document                Document Type
========================= ============================ ============= ========================= ==========================
RSS                       Remote Service System                      PREG 10-3                 Product Specification
F2100                     RTU with application code    NTEG17DA      SLEG17DA MSL              DDME Stock List
                          RTU hardware                 NTEG17GB      SLEG17GB MSL              DDME Stock List
                                                                     ADEG17GB PEAM             Pro Engineer 3D drawing
                                                                     VPEG18-1 PS               Verification Test Plan
                                                                     ISEG17G ARC               DDME Interconnection
                                                                                                 Schematic
                                                                     XSEG17GB PS               Test Specification
                          RMB (radio modem board)      NTEG1781      SLEG1781 MSL              DDME Stock List
                                                                     ADEG1781 PEAM             Pro Engineer 3D drawing
                                                                     CSEG1781.PDF              Circuit Diagrams
                                                                     DSEG1781 PS               Design Specification
                                                                     FDEG1781 PS               Functional Description
                                                                     FTEG1781 SP01             Unicad Board Solder
                                                                                                 Paste file
                                                                     NTEG1781 ARC              Unicad Design File
                                                                     NTEG1781 IPLA             Unicad Component
                                                                                                 Placement file
                                                                     WI-F2F5RMB_01 PS          Work Instruction
                                                                     WI-F2F5RMB_02 PS          Work Instruction
                                                                     XSEG1781 PS               Test Specification
                          PSM (power supply module)    NTEG1760      PDEG1760                  Procurement Document
F5100PD                   RTU with application code    NTEG18DA      SLEG18DA MSL              DDME Stock List
                          RTU hardware                 NTEG18HB      SLEG18HB MSL              DDME Stock List
                                                                     ADEG18HB PEAM             Pro Engineer 3D drawing
                                                                     VPEG18-1 PS               Verification Test Plan
                                                                     WI-18HB F51D DOC          Work Instruction
                                                                     XSEGI8H PS                Test Specification
                          RMB (radio modem board)      NTEG1810      SLEG1810 MSL              DDME Stock List
                                                                     ADEG1810 PEAM             Pro Engineer 3D drawing
                                                                     CSEG181O.PDF              Circuit Diagrams
                                                                     DSEG1810 PS               Design Specification
                                                                     FTEG1810 SP01             Unicad Board Solder
                                                                                                 Paste file
                                                                     NTEG 1810 ARC             Unicad Design File
                                                                     NTEG1810 IPLA             Unicad Component
                                                                                                 Placement file
                                                                     WI-F2F5RMB_01 PS          Work Instruction
                                                                     WI-F2F5RMB_02 PS          Work Instruction
                                                                     WI-1810SLIC DOC           Work Instruction
                                                                     XSEG1810 PS               Test Specification
                          PSM (power supply module)    NTEG1816      PDEG1816                  Procurement Document
RPCU                      RPCU                         NTEG12FA      PDEG12FA PS               Procurement Document
RTU DCA                   RTU DROP CABLE ASS'Y         NTEG19AT      PDEG19AT PS               Procurement Document
PCA                       POWER CORD ASS'Y             NTEG12CL      PDEG12CL PS               Procurement Document
EBCA                      EXT. BATTERY CABLE ASS'Y     NTEG15CA      PDEG15CA PS               Procurement Document
RDA                       RSS Data Adapter             NTEG18FG      PDEG18F                   Procurement Document
R.I.S                     RSS Installation System                    PREG-20                   Product specification
R.I.S                     RIS GLOBAL SURVEY KIT        NTEG24BF      SLEG24BF MSL              DDME Stock List
                                                                     ADEG24BF PS               Pro Engineer 3D drawing
------------------------- ---------------------------- ------------- ------------------------- --------------------------


        Table A2: Key design and manufacturing documents for RSS and RIS

3 (End user) Documentation

Internet FWA end user documentation, otherwise known as `customer documentation' within Nortel Networks, is produced in the Adobe `Framebuilder' application and supplied to customer as .PDF documents (Adobe Acrobat). All internet FWA customer documents are held on a Windows server known as 'custdocs', actually node zmdhb000 at 47.96.0.128. Currently this documentation is being migrated to the European live-link server, locations TBD.

Documents for SR11 and SR14.0.2 releases are referenced below for convenience. NTPs are Nortel Networks Technical Publications that are released to the customer, whilst IMs are Installation Methods for use by Nortel installation staff.

Section A 3.1 SR11 Customer documentation NTEG00NC containing


RBS NTEG50BF containing

     o    RBS product description 411-8541-103 NTEG94DF

     o Internal ITS and mast maintenance and trouble shooting 411-8541-540 NTEG94BG

RSS NTEG10CR containing

     o    RSS maintenance and trouble shooting 411-8541-542 NTEG10CK

     o    RSS I&C 411-8541-207 NTEG10CC

     o    RSS product description 411-8541-104 NTEG10CQ

     o    RSS safety guidelines 411-8541-108 NTEG10CP

     o    RSS install quick ref 411-8541-900 NTEG10CD

     o    RIS user guide 411-8541-503 NTEG20AD

     o    RIS product description 411-8541-101 NTEG20HJ

Reference guide NTEG00ND containing

     o    MIB ref guide 411-8541-801 NTEG00NE

     o    System release ref guide 411-8541-800 NTEG00NF

FET NTEG30BD containing

     o    FET product description 411-8541-105 NTEG30QP

     o    FET user guide 411-8541-500 NTEG30DB

     o    Linux installation guide 411-8541-230 NTEG30QQ

     o    Panasonic installation guide 411-8541-234 NTEG30QW

REM NTEG40BL containing

     o    REM product description 411-8541-102 NTEG40CJ

     o    REM network management guide 411-8541-509 NTEG40CK

     o    REM line and RSS provisioning guide 411-8541-516 NTEG40CH

     o    Remote fault management guide 411-8541-507 NTEG40CG

     o    REM operation measurement data collection 411-8541-510 NTEG40AW

     o    REM I&C guide 411-8541-221 NTEG40AF

     o    REM network communications server config guide 411-8541-233 NTEG40AV

     o    REM disaster recovery 411-8541-518 NTEG40AX

Section B 3.2 MR14.0.2 Customer documents NTEG00NH containing

RBS NTEG50BG containing

     o    RBS product description 411-8541-103 NTEG50CA

     o Internal ITS and mast maintenance and trouble shooting 411-8541-540 NTEG50CD

     o    RBS test procedure 411-8541-235 NTEG50CB

     o    RBS upgrades using rehoming 411-8541-237 NTEG50CC

RSS NTEG10DC containing

     o    RSS maintenance and trouble shooting 411-8541-542 NTEG10DE

     o    RSS I&C 411-8541-207 NTEG10DD

     o    RSS product description 411-8541-104 NTEG10DF

     o    RSS safety guidelines 411-8541-108 NTEG10DG

     o    RSS install quick ref 411-8541-900 NTEG10DH

     o    RIS user guide 411-8541-503 NTEG20DJ

     o    RIS product description 411-8541-101 NTEG20DK

     o RDA installation, maintenance and trouble shooting guide 411-8541-236 NTEG18JC

     o    RDA installation quick reference 411-8541-903 NTEG18JB

     o    RDA user guide 411-8541-904 NTEG18JG

     o    RDA safety leaflet 411-8541-905 NTEG18JF

Reference guide NTEG00KF containing

     o    System release ref guide 411-8541-800 NTEG00KH

FET NTEG30BE containing

     o    FET product description 411-8541-105 NTEG30DC

     o    FET user guide 411-8541-500 NTEG30DE

     o    Linux installation guide 411-8541-230 NTEG30DF

     o    Panasonic installation guide 411-8541-234 NTEG30DG

REM NTEG40BM containing

     o    REM product description 411-8541-102 NTEG40CL

     o    REM network management guide 411-8541-509 NTEG40CM

     o    REM subscriber provisioning guide 411-8541-519 NTEG40CN

     o    Remote fault management guide 411-8541-507 NTEG40CG

     o    REM operation measurement data collection 411-8541-510 NTEG40AW

     o    REM I&C guide 411-8541-221 NTEG40AF

     o    REM network communications server config guide 411-8541-233 NTEG40CS

     o    REM disaster recovery 411-8541-518 NTEG40AX

Section C 3.3 MR14.0.2 Installation methods (Ims)

     o    System Upgrade Preface 01-9116 03.06

     o    Changing the Frequency of a Cell Site 65-9140 03.02

     o    SR11 to SR13 65-9141 03.01

     o    SR13 to SR14 65-9147 03.01

     o    Adding Trunks 35-9121 03.08

     o    Adding Bearers 35-9122 03.05

     o    Transfer Of Service GDL Site 214 35-9142 02.01

     o    Connect FET 65-9117 03.04

     o    Disconnect FET 65-9125 03.05

     o    FET Upgrade Procedure 65-9129 03.05

     o    RSS Software Upgrade (full and selected populations) 65-9119 03.05

     o    RBS Software Upgrade (SR6 & SR10) 65-9120 03.04

     o    RBS Software Upgrade (SR11 Onwards) 65-9120 04.06

     o    RMT Software Upgrade Procedure 65-9128 03.05

     o    RTU Software Upgrade Using an RMT 65-9130 03.05

     o    Upgrade TBM Boot Code 65-9151 03.01

     o    Changing Classified Carrier Lists 65-9123 03.06

     o    Bring Carrier(s) into Service 65-9134 03.04

     o    Change the Channel Number of an RF Carrier 65-9135 03.04

     o    Take Carrier(s) Out of Service 65-9136 03.04

     o    Synchronising Classified Carrier Lists 65-9150 03.01

     o    Permanently Shut Down a Carrier 65-9152 03.01

     o    Activate Unused Carriers 65-9133 03.02

     o    Activating Diversity 65-9124 03.03

     o    TBM Upgrade Module Swap-out 65-9126 03.04

     o    Upgrade Audit 65-9118 03.06

     o    Upgrade Viability 65-9132 03.06

     o    Removing Trunks 35-9130 03.02

     o    Saving, loading and deleting IRS configuration data 65-9145 03.03

     o    Connecting and disconnecting masthead cables 65-9146 03.01

     o    Sector re-alignment 65-9149 03.01

     o    Fixed Wireless Access (FWA) - Preface 01-9100 03.04

     o    Proximity-II Cell-site Job Planning 02-9101 03.05

     o    Proximity-II Cell-site General Information 04-9102 03.05

     o    Proximity-II Internal ITS Cabinet Floor Preparation 06-9103 03.04

     o    Proximity-II External RBS Cabinet Floor Preparation 06-9112 03.03

     o    Proximity-II Internal ITS Handling and Securing 08-9104 03.03

     o    Proximity-II Mast Equipment Handling and Securing 08-9105 03.07

     o    Proximity-II External RBS Cabinet Handling and Securing 08-9109 03.03

     o    Proximity-II External RBS Cabinet Primary Assembly 12-9110 03.04

     o    Proximity-II External RBS Cabinet Alarm Configuration 12-9131 03.03

     o    Proximity-II Mast Equipment Cabling 18-9106 03.09

     o    Proximity-II Internal ITS Cabinet Preparation and Power-up 22-9107
          03.06

     o    Proximity-II External RBS Cabinet Preparation and Power-up 22-9111
          03.04

     o Proximity-II Cabinet and Mast Equipment Configuration Procedure 24-9108 03.11

4. Technical Information

In addition to the documents listed in previous sections, access will be provided to the areas within the European Live-link server covering systems information, product test and verification. The location of this is at:

     o    Internet FWA Development Project: P2 Sys

     o    Internet FWA Development Project: P6 PT

     o    Internet FWA Development Project: P7 Ver

These locations contain product specifications additional to those listed under the hardware heading:

         PREG 00 Proximity I FRA System
         PREG 30 Field Engineering Terminal (FET)
         PREG 40 Radio Element Manager (REM03)

5. Third Party Software

The software components listed below represents some key third party software components that are required to integrate and manufacture a Licensee Product. This list is provided for the convenience of Licensee and may not / does not include all third party software components necessary to produce a working Licensee Product.

Section A 5.1 Third party software with the FWA product

Third party software that is included within the FWA product is as shown below. There may be a charge to transfer these licenses to the Licensee.

Supported HPUX-10 REM System Third Party Software Configuration:


---------------------------- ------------------------- ----------------------------- --------------------
      Server Software                Version                 Client Software               Version
============================ ========================= ============================= ====================
        HP-UX (800)                   10.20                    HP-UX (700)                  10.20
---------------------------- ------------------------- ----------------------------- --------------------
     Remedy AR Server                 3.2.1                  Remedy AR Client               3.2.1
---------------------------- ------------------------- ----------------------------- --------------------
        Netstation                     9.1                      Netstation                   9.1
     (D-series XTerm)
---------------------------- ------------------------- ----------------------------- --------------------
   Adobe Acrobat Reader                4.0                    Adobe Acrobat                  4.0
                                                                  Reader
---------------------------- ------------------------- ----------------------------- --------------------
     HP-UX Application                10.20                 HP-UX Application               10.20
         Dynatext                                                Dynatext
---------------------------- ------------------------- ----------------------------- --------------------
HP-UX Application Jetadmin            10.20             HP-UX Application Jetadmin          10.20
         (Printer)                                              (Printer)
---------------------------- ------------------------- ----------------------------- --------------------
          Oracle                    7.3.4.1.1
---------------------------- ------------------------- ----------------------------- --------------------
          Cleo A+                     HP9000
                                    3.14.1100
---------------------------- ------------------------- ----------------------------- --------------------
      Openview NNMGR                   4.11
---------------------------- ------------------------- ----------------------------- --------------------
HP General Release Patches          10.20.51.2              HP General Release           10.20.51.2
         for HPUX                                            Patches for HPUX
---------------------------- ------------------------- ----------------------------- --------------------
            AMP                        3.11
---------------------------- ------------------------- ----------------------------- --------------------
     Middleware (TOME)                2.6.6
---------------------------- ------------------------- ----------------------------- --------------------


                  Table A3: Software incorporated with the REM

The airside system contains third party software as listed below:


--------------------------------------------- ------------------------------- --------------------------------------
                  Software                        Original manufacturer              Contained in FWA module
============================================= =============================== ======================================
VRTX Operating System                         Mentor Graphics                 ITS(TPM-C/TTM/TPMPD/NMM)
TCP/IP Stack                                  Spider                          ITS/NMM
IFX (comes with VRTX)                         Mentor Graphics                 ITS/NMM
IP/L2TP RouterWare Protocol Stack             WindRiver                       ITS/TPM-PD
RTX Operating system & libraries              Keil                            RDA
--------------------------------------------- ------------------------------- --------------------------------------


             Table A4: Software incorporated with the Airside system


In addition, the FET contains the RED Hat 4.0 Linux operating system.

Section B 5.2 Third party Software packages used for software maintenance &
              development

The software tools required to maintain and build (compile and link the source code) are listed in the table below. These tools execute on various target platforms that are also listed in the table. The FWA development team uses the latest versions of Operating Systems that execute on these platforms (e.g. SUN, HP or PC) as licensed to Nortel.



--------------------------------------------- -------------------------- ---------------
Software Tool                                 Target                     Platform
============================================= ========================== ===============
Microtec Mitsubishi 7702 Compiler             RSS- F2                    SUN/Solaris
Clearcase                                     All                        SUN/Solaris
Microsoft Word                                Design Docs                PC/Windows
Framemaker (Adobe)                            Design Docs                PC/Windows
Open T1                                       MIB GDMO                   PC/Windows
Borland C++                                   MIB GDMO                   PC/Windows
HC11 Compiler/Assembler                       TMU                        PC/Windows
Microtec 68360 Dev Tools                      TTM/TPM/NMM                SUN/Solaris
SUN Sparkworks (C/C++compiler)                ITS/RSS-F2                 SUN/Solaris
Analog Devices 218x                           TPM-PD                     PC/Windows
Analog Devices 2171                           ITS                        SUN/Solaris
Motorola DSP compilers                        ITS                        PC/Windows
Code Warrior                                  ITS                        SUN/Solaris
Hitachi SH2 IDE                               RSS - F5                   PC/Windows
Keil /UV2 IDE                                 RDA                        PC/Windows
Microtec PowerPC Compilers                    TPM-PD/TBM-CD              SUN/Solaris

Linux (Red Hat 4.0)                           FET/PTG                    PC/Linux
Quantify                                      REM                        HP/HP-UX 10:20
Purify                                        REM                        HP/HP-UX 10:20
TCLPro (TCL debugger)                         REM/Scripts                Various
Glance                                        REM                        HP/HP-UX 10:20
Ansi C Compiler                               REM                        HP/HP-UX 10:20
TCL 7 & 8 - Tix, BLT, TcIX, TcIDP             REM                        Various
Psion Dev Kit                                 RMT                        PC/Windows 95
MDE                                           REM/FET                    Unix Scripts
--------------------------------------------- -------------------------- ---------------------


      Table A5: Software tools required to maintain and build FWA Software

Section C 5.3 Software packages used for hardware design maintenance &
              development



-----------------------------------------------------------------------------------------------
       Package                                     Package Description
===============================================================================================
DDME                                     Manufacturing data-base
PACES                                    Component & Software coding data-base
GDL                                      Global Document Library for manufacturing &
                                         Procurement Specifications
UNICAD                                   CAD package for all FWA designs with exception
                                         of F5 Daughter Board
VIEWDRAW                                 CAD package utilised in conjunction with Unicad
                                         for Assembly, Circuit Diagrams & IPLA files
PADS                                     CAD package for pcb layout
LIVELINK                                 Project information store
CLARIFY                                  Problem management
EXTRANET                                 Security client for Nortel intranet access
XILINX FOUNDATION                        EPLD/FPGA compiler/simulator/download
ISE                                      EPLD/FPGA compiler/simulator/download
DUALSLICON/DUALSLICOS                    Coefficient generator for F5 line interface
CAM 350                                  Gerber viewer/manipulator & ipla generation
PROENGINEER                              3D CAD drawing package
AUTOCAD                                  Drawing package
FRAMEMAKER                               Publisher package for Specifications
ACROBAT DISTILLER                        PDF Generator for PostScript conversion
GE PREVIEW                               HPGL & Gerber viewer
CLIT                                     Country line interface test software
HITACHI EMBEDED WORKSHOP                 C compiler for Hitachi processor
CYGWIN                                   Unix environment emulator
XEMACS                                   Unix text editor
VI                                       Unix text editor
MINIMON                                  JTAG debugger/download for RDA
VISUAL BASIC                             Test set maintenance
---------------------------------------------------------------------------------------------


      Table A6: Software tools required to maintain and build FWA Hardware

6. Third Party Hardware

The hardware components listed below represents the majority of key third party hardware components that may be required to integrate and manufacture a Licensee Product. This list is provided for the convenience of Licensee and may not include all third party hardware components necessary to produce a working Licensee Product.

Section A 6.1 Software development

Software development is carried out on standard PC's, SUN & HP Workstations. The only software development specific hardware items are:

Hitachi E6000 Emulator - with suitably modified F5 RTU
Easy ICE for DSP-2188M for TPM-PD (In circuit emulator)

Section B 6.2 System Integration and Test

System Integration and Test requires a complex captive office containing the following major items:

DMS switch including GPPs running MMP13/15
Service gateway equipment (Shasta and Passport)
FWA equipment including traffic rigs with up to 180 RTUs for exercising base-stations Fading simulator (HP 11759C)
Call generators (Ameritec AM-2)
PSTN Analogue interface analysis equipment (Ameritec AM-5)
Packet traffic generator (`PTG' - proprietary Nortel Networks equipment based on Linux PC) General purpose test gear including signal generators, oscilloscopes, spectrum analysers etc.

Section C 6.3 Manufacturing (production test)

1. 6.3.1 RTU and board level test set

The Manufacturing process of the RTU requires the transceiver board (RMB) is calibrated and tested before being integrated with the antenna (RTU) and body.

The test sets are 2- meter high 19-inch racks containing proprietary test equipment.

     o    Spectrum analyser

     o    RF pulse power meter

     o    RF signal/modulation generator

     o    DVM

     o    DC power supply.

     o    Frequency counter

     o    Pulse generator

     o    Ruggedised PC (for industrial environments)

     o    Audio Analyser

     o A test fixture (RF tray) connected via spring loaded pins to the board under test.

The test set requires a compressed air supply to operate the fixture and an external 10MHz-frequency reference signal.

The test set is fully automated controlled by the PC through a Visual Basic test programme and takes approximately 4.5 minutes to complete the electrical parametric tests

Once fully assembled the RTU is placed in a 1 meter anechoic chamber and connected to the verification test set. This contains proprietary test equipment.

     o    DC power supply

     o    RF pulse power meter

     o    RS232 interface module

     o    DVM

     o    Ruggedised PC (for industrial environments)

The test set is full automated and again completes the electrical testing with the aid of a Visual Basic test programme.

2. 6.3.2 TMU Production Test Set

This test set performs the functional tests on the complete TMU as defined in production spec XSEG77XX.

The following proprietary test equipment is housed in racks, with the TMU's to be tested brought up on custom trolleys.

     o    Spectrum Analyser

     o    RF Power Meter and Sensor

     o    Signal Generator (55.296MHz reference source)

     o    Vector Signal Analyser (hp89410A)

     o    Downconverter (hp89411A)

     o    Programmable Power Supply

     o    Network Analyser

     o    Noise Figure Meter

In addition,

     RF trays containing switches, ferrite isolators, amplifiers, directional couplers, noise source etc. Special custom interface test box - enabling controlling communications etc 100 metres of 50 ohm lossy cable Punch tool type T10180

     PC running code controlling the above instrumentation, the interface test box and to perform code downloads to the TMU.

3. 6.3.3 TBM-CD Production Test Set.

This test set consists of two 2-metre equipment racks and an adjacent bench.

The process of production testing is fully automated, controlled by a PC, once the TBM-CD board to be tested has been installed. A diagnostic / engineering mode is available for product repair etc.

The test software to implement test spec XSEG72AD has been rewritten using "LabView", originally in Visual Basic.

The equipment racks contain the following proprietary test equipment, all programmable.

     o    Spectrum Analyser

     o    RF power Meter

     o    Wide band variable noise source

     o    Signal generator providing "pi/4-QPSK" modulation

     o    Signal generator providing CW interferer signals

     o DC power supply and current monitoring o Ruggedised PC (for industrial environments)

     o RF trays containing switches, amplifiers, ferrite isolators and directional couplers

The adjacent bench houses a frame into which the TBM-CD to be tested is positioned to connect to a special interface card, the "CDIC".

The TBM-CD to be tested has to be loaded with a special "test-code" download to permit the CDIC to control functions. The CDIC is under PC control. At the end of a successful functional test, "operational" code is then downloaded.
These download functions require a dedicated BDM box assigned to the test set.

4. 6.3.4 BTS Card Production Test

6.3.4.1 TTM Card Test Set

The TTM Card is tested to the Production Test Specification for the FWA Transceiver Timing Module - XSEG63AA.

The Equipment List for the TTM Production Test Set is detailed below.

--------------------------------------------- ----------------- -------------------------------------------
ITEM                                          MODEL             COMMENT
--------------------------------------------- ----------------- -------------------------------------------
Control PC                                    --                486 with 8M RAM, IEEE, RS232 & 96 DIO
--------------------------------------------- ----------------- -------------------------------------------
E1 Telecom Analyser                           HP37732A
--------------------------------------------- ----------------- -------------------------------------------
External E1                                   Reference         HP3325A
--------------------------------------------- ----------------- -------------------------------------------
48V Power Supply
--------------------------------------------- ----------------- -------------------------------------------
Standard ITS Backplane                       --                 Backplane to insert Unit Under Test
--------------------------------------------- ----------------- -------------------------------------------
Gold Standard TTM                            --                 Standard working TTM Card
--------------------------------------------- ----------------- -------------------------------------------
BIC Card                                     --                 Proprietary Backplane Interface Card
--------------------------------------------- ----------------- -------------------------------------------


The Control PC runs the test set from a Production Test Application, written in LabView (ported from original Visual Basic software).

6.3.4.2 NMM Card Test Set

The TTM Card is tested to the Production Test Specification for the FWA Network Management Module - XSED4619.

The Equipment List for the NMM Production Test Set is detailed below.


--------------------------------------------- ----------------- -------------------------------------------
ITEM                                          MODEL             COMMENT
--------------------------------------------- ----------------- -------------------------------------------
Control PC                                    --                486 with 8M RAM, IEEE,RS232 & 96 DIO
--------------------------------------------- ----------------- -------------------------------------------
4 Line PBX                                    BT Renown         Small PBX
--------------------------------------------- ----------------- -------------------------------------------
E1 Signal Generator                           HP37732A
--------------------------------------------- ----------------- -------------------------------------------
External E1 Reference                         HP3325A
--------------------------------------------- ----------------- -------------------------------------------
Gold Standard TPM                            --                 Standard Working TPM
--------------------------------------------- ----------------- -------------------------------------------
2 x Gold Standard TTM                        --                 Standard Working TTMs
--------------------------------------------- ----------------- -------------------------------------------
Standard ITS Backplane                       --                 Backplane to insert Unit Under Test
--------------------------------------------- ----------------- -------------------------------------------
Gold Standard TTM                            --                 Standard working TTM Card
--------------------------------------------- ----------------- -------------------------------------------
BIC Card                                     --                 Proprietary Backplane Interface Card
--------------------------------------------- ----------------- -------------------------------------------
48V Power Supply                             --
--------------------------------------------- ----------------- -------------------------------------------
2 Standard |Telephones                       --
--------------------------------------------- ----------------- -------------------------------------------



The Control PC runs the test set from a Production Test Application, written in LabView (ported from original Visual Basic software).

6.3.4.3 TPM-PD Card Test Set

The TPM-PD Card is tested to the E1 Production Test Specification - XSEG71AA.

The Equipment List for the TPM Production Test Set is detailed below.


--------------------------------------------- ----------------- -------------------------------------------
ITEM                                          MODEL             COMMENT
--------------------------------------------- ----------------- -------------------------------------------
Control PC                                    --                486 with 8M RAM, IEEE,RS232 & 96 DIO
--------------------------------------------- ----------------- -------------------------------------------
Oscilloscope                                  HP54520
--------------------------------------------- ----------------- -------------------------------------------
48V Power Supply                             --
--------------------------------------------- ----------------- -------------------------------------------
Switch Matrix                                 Pickering         120/75
--------------------------------------------- ----------------- -------------------------------------------
2 x Gold Standard TTM                        --                 Standard Working TTMs
--------------------------------------------- ----------------- -------------------------------------------
Standard ITS Backplane                       --                 Backplane to insert Unit Under Test
--------------------------------------------- ----------------- -------------------------------------------
BIC Card                                     --                 Proprietary Backplane Interface Card
--------------------------------------------- ----------------- -------------------------------------------
BBA Card                                     --                 Proprietary Baseband Adaptor Card
--------------------------------------------- ----------------- -------------------------------------------


The Control PC runs the test set from a Production Test Application, written in LabView (ported from original Visual Basic software).

EXHIBIT B-6           form of certification of amendment to by-laws



                                                                     EXHIBIT B-6

                 SECRETARY'S CERTIFICATE OF AMENDMENT TO BY-LAWS


     Pursuant to Section 4.01(a)(i) of the Restructuring Agreement dated as of March _______, 2003 (the "Restructuring Agreement"), among Axtel, S.A. de C.V. (the "Company"), as Borrower and Customer, Nortel Networks Limited, as Lender, Nortel Networks Limited together with Nortel Networks de Mexico, S.A. de C.V., as Supplier, and Toronto Dominion (Texas), Inc., as Collateral Agent, the undersigned hereby certify the following:

1. Attached hereto as Exhibit A is a true, correct and complete copy of all amendments to by-laws (estatutos) of the Company made from the date of execution of the Amended and Restated Finance Agreement to the Closing Date.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the resolutions duly adopted by the Shareholders of the Company at a meeting on February 28, 2003 (the "Shareholders' Meeting"). Such resolutions have not been amended or modified and are in full force and effect on the date hereof. Such resolutions are the only resolutions adopted by the Board of Directors or by the Shareholders' Meeting relating to the transactions contemplated by the Transaction Documents

     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Restructuring Agreement.

              [the remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of March, 2003.



                                          By: _______________

                                          Name: ______________

                                          Title: _______________

EXHIBIT B-7           FORM OF INCUMBENCY CERTIFICATE




                                                                     EXHIBIT B-7

                             INCUMBENCY CERTIFICATE



     Pursuant to Section 4.01(a)(ii) of the Restructuring Agreement dated as of March _______, 2003 (the "Restructuring Agreement"), among Axtel, S.A. de C.V., as Borrower and Customer, Nortel Networks Limited, as Lender, Nortel Networks Limited together with Nortel Networks de Mexico, S.A. de C.V., as Supplier, and Toronto Dominion (Texas), Inc., as Collateral Agent, the undersigned hereby certify the following:

Each of the persons whose names, titles and signatures appear below are duly elected, qualified and acting officers of the Borrower and hold on the date hereof the offices set opposite their respective names and the signatures appearing opposite their respective names thereon are genuine signatures of such officers:

Name                                Title                     Signature

Tomas Milmo Santos          Chief Executive Officer       _______________


Patricio Jimenez Barrera    Chief Financial Officer      ________________


     IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of March, 2003.



                                   By: _______________

                                   Name: Alberto J. Morales

                                   Title: Corporate Secretary

     I, Tomas Milmo Santos, do hereby certify that I am the duly elected, qualified and acting Chief Executive Officer of Axtel, S.A. de C.V., a Mexican corporation, that the signature subscribed to the foregoing certificate purporting to be the signature of Alberto J. Morales is the genuine signature of said person and that said Alberto J. Morales is the duly elected, qualified and acting Corporate Secretary of Axtel, S.A. de C.V.


                                    By: _______________

                                    Name: Tomas Milmo Santos

                                    Title: Chief Executive Officer

EXHIBIT B-8           FORM OF BORROWER OFFICER'S CERTIFICATE




                                                                     EXHIBIT B-8

                          OFFICER'S CLOSING CERTIFICATE


     Pursuant to Section 4.01(b) of the Restructuring Agreement dated as of March ______, 2003 (the "Restructuring Agreement") among Axtel, S.A. de C.V., as Borrower and Customer, Nortel Networks Limited, as Lender, Nortel Networks Limited together with Nortel Networks de Mexico, S.A. de C.V., as Supplier, and Toronto Dominion (Texas), Inc., as Collateral Agent, the undersigned hereby certifies the following:


1. That as of the date hereof and upon effectiveness of the Restructuring Agreement, all representations and warranties contained in Article III of the Restructuring Agreement are true and correct in all material respects.

2.   That since January 1, 2003, no Material Adverse Effect has occurred.


     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Restructuring Agreement.


     IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of March, 2003.


                                  Axtel, S.A. de C.V.

                                  By: __________________
                                  Name:
                                  Title:

EXHIBIT B-9           FORM OF POWER OF ATTORNEY



                                                                     Exhibit B-9




                             NORTEL NETWORKS LIMITED

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that NORTEL NETWORKS LIMITED (the "Corporation"), a Corporation duly organized and existing under the laws of Canada and having its executive offices at 8200 Dixie Road, Suite 100, Brampton, Ontario L6T 5P6, Canada, hereby constitutes and appoints EDUARDO SANTOYO, Senior Customer Finance Manager, Nortel Networks de Mexico, S.A. de C.V., and JORGE H. SUAREZ, Senior Legal Counsel, Nortel Networks (CALA) Inc., jointly or individually, as its attorneys with full power and authority to do all acts and things as fully and effectually as and in the name, place and stead of, the Corporation with respect to the execution and delivery, on behalf of the Corporation, of any and all amendments, modifications, consent, waivers, supplemental agreements or other correspondence or documentation related to the executed US$495,000,000 Amended and Restated Finance Agreement (the "Agreement"), between Axtel, S.A. de C.V. (the "Borrower"), Toronto Dominion (Texas), Inc. and the Corporation, and the ancillary documents executed in conjunction therewith.

The Corporation hereby ratifies and confirms and agrees to ratify and confirm whatever its said attorneys shall do or purport to do in and by virtue hereof whether prior to or after the date hereof.

This Power of Attorney shall remain in full force and effect until June 30, 2003, unless otherwise revoked by the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed and signed on this 10th day of January, 2003, and its corporate seal to be hereunto affixed.


                                       NORTEL NETWORKS LIMITED


                                       ----------------------------------
                                       Blair F. Morrison
                                       Assistant Secretary


                                       ----------------------------------
                                       Deborah J. Noble
                                       Corporate Secretary

EXHIBIT B-10      FORM OF LENDER OFFICER'S CERTIFICATE



                                                                    EXHIBIT B-10

                          OFFICER'S CLOSING CERTIFICATE


     Pursuant to Section 4.02(c) of the Restructuring Agreement dated as of March _______, 2003 (the "Restructuring Agreement") among Axtel, S.A. de C.V., as Borrower and Customer, Nortel Networks Limited, as Lender, Nortel Networks Limited together with Nortel Networks de Mexico, S.A. de C.V., as Supplier, and Toronto Dominion (Texas), Inc., as Collateral Agent, the undersigned hereby certify the following:


1. That as of the date hereof and upon effectiveness of the Restructuring Agreement, all representations and warranties contained in Article III of the Restructuring Agreement are and will be true and correct in all material respects.

2.   That since January 1, 2003, no Material Adverse Effect has occurred.


     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Restructuring Agreement.


     IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of March, 2003.


                             Nortel Networks Limited


                             By: __________________
                             Name:
                             Title:



                             Nortel Networks Mexico, S.A. de C.V.


                             By: ___________________
                             Name:
                             Title:

Exhibit C-1           form of extraordinary shareholders meeting

Exhibit C-2           Form of Share subscription Agreement



                                                                     Exhibit C-2

SUBSCRIPTION AGREEMENT


     SUBSCRIPTION AGREEMENT dated as of March ___, 2003 (this "Agreement"), entered by AXTEL, S.A. DE C.V., a corporation organized under the laws of the United Mexican States with its principal office at Boulevard Diaz Ordaz Km. 3.33, Colonia Unidad San Pedro, Garza Garcia, N.L., Mexico, (the "Corporation") and NORTEL NETWORKS LIMITED, a company organized under the laws of Canada, with its principal office at 8200 Dixie Road, Suite 100, Brampton, Ontario L6T 5P6, Canada, as (the "Investor").



WITNESSETH


     WHEREAS, the shareholders of the Corporation held a General Extraordinary Shareholders Meeting as of February 28, 2003 (the "Extraordinary Meeting") in order to approve the execution of a Restructuring Agreement to be entered into by and between the Corporation and the Investor (the "Restructuring Agreement") and to approve a capital stock increase in the Corporation by means of a debt-capitalization of amounts owed by the Corporation to the Investor as provided for under the Restructuring Agreement, a copy of which Extraordinary Meeting is attached hereto as Exhibit "1".

     WHEREAS, simultaneously with the execution of the Restructuring Agreement, the Corporation and the Investor will enter into this Subscription Agreement as provided under Section 2.06(b) of the Restructuring Agreement.

     WHEREAS, the Investor hereby agrees to subscribe a certain number of Series N shares to comply with all terms and conditions provided under the Restructuring Agreement.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Corporation, the Shareholders and the Investor hereby agree as follows:


     1. Subscription of the Shares. Subject to the conditions precedent described in Section 2 below, the Investor hereby agrees to subscribe for 250,836,980 (Two Hundred Fifty Million Eight Hundred Thirty Six Thousand Nine Hundred Eighty) nominative, non par value and non-voting Series N Shares (the "Shares") at a subscription price per share of US$0.711617561334059, for a total subscription price of US$178,500,000.00 (the "Subscription Price"). Such Subscription Price shall be considered to be satisfied by means of the debt capitalization as contemplated in the Restructuring Agreement in such amount owed by the Corporation to the Investor as currently recorded in the accounts of the Corporation. Upon subscription of the Shares, such Shares shall represent 9.9% (nine and nine tenths percent) of the total issued and outstanding shares of capital stock of the Corporation.

     2. Conditions Precedent to the Shares.

     (a) Notwithstanding any other provision of this Subscription Agreement, the Investor's subscription for the Shares remains subject to (i) payment in full of the US$60,000,000 capital increase resolved in the Extraordinary Meeting, and (ii) the pre-emptive rights of other Shareholders under the Shareholders' Agreement (as defined in the Restructuring Agreement). Accordingly, the subscription of the Shares as described in Section 1 above shall not produce any legal effects until payment in full of the aforementioned capital increase and the expiration of the relevant pre-emption period. In the event the capital increase is not paid in full or all or any of the Shares are acquired by any other shareholder of the Borrower or are otherwise not available to be acquired by and delivered to the Lender upon expiration of the relevant pre-emption period, such subscription shall be null and void to the extent of the portion of Shares not made available to the Lender.

     (b) In accordance with article 1,939 of the Federal Civil Code as in effect, related with Article 1,833 of the Civil Code for Nuevo Leon as in effect, the subscription of the Shares as described in Section 1 above shall not produce any legal effects until the Corporation obtains the authorization of the Federal Commission of Competition of Mexico ("Comision Federal de Competencia") (the "COFECO Authorization"). The Corporation hereby agrees to give immediate written notice to the Investor of the fulfillment of the condition above referred.

     3. Headings. Sections used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     4. Governing Law. This Agreement shall be governed by Mexican law.

     5. Jurisdiction and Venue. For all matters related to the interpretation and performance of the obligations set for in this Agreement, the parties hereto expressly submit themselves to exclusive jurisdiction of the competent courts siting in the city of Monterrey, State of Nuevo Leon, Mexico. Each Party to this is Agreement hereby knowingly, voluntarily and intentionally waives any right it may have to a trial by jury of any claim, demand or cause of action under or in connection with this Agreement.


     6. Notices. All communications and notices provided for hereunder shall be in writing and shall be personally delivered, delivered by internationally recognized courier service, or telefaxed (with a confirmation copy by internationally recognized courier service),

           To the Corporation:                 Axtel, S.A. de C.V.
                                               Boulevard Diaz Ordaz Km 333
                                               Colonia Unidad San Pedro 400
                                               Garza Garcia, N.L., Mexico 66360

                                               Attention: Tomas Milmo-Santos
                                               Fax No.: 52 8 114 1771

                                               Attention: Patricio Jimenez
                                               Fax No.: 52 8 114 1771

          with a copy to:


                                               D&A Morales y Asociados, S.C.
                                               Vallarta 811 Sur Colonia Mirador
                                               64070 Monterrey, N.L., Mexico



                                               Attention: Alberto J. Morales
                                               Fax No.: 52 8 129 9220


           To the Investor:                    Nortel Networks Limited
                                               c/o Nortel  Networks (CALA) Inc.

                                               1500 Concord Terrace
                                               Sunrise, FL  33323-2815


                                               Attention: Jorge H. Suarez
                                               Fax No.: 1 954 851 8763


     Except as otherwise specified herein, all notices shall be deemed duly given on the date of receipt.


     7. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     8. Amendment. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified without the consent of each of the parties hereto.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (whether by merger, consolidation, exchange of securities, acquisition of assets or otherwise). No party hereto may assign its rights and obligations hereunder, and any such purported assignment in contravention of this Section 9 shall be null and void, unless consented to in writing by the other party hereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the individuals whose names appear below and by the duly authorized representatives of each party hereto as of the date first above written.


THE INVESTOR:

NORTEL NETWORKS LIMITED

By:      _________________________
         Name:
         Title:


THE CORPORATION:

AXTEL S.A. DE C.V.

By:      _________________________
         Name:
         Title:

Exhibit D-1           Form of joinder to unanimous Shareholders Agreement

Exhibit D-2           Supplemental joinder agreement

EXHIBIT E-1           FORM OF New York LEGAL OPINION


                                                                     Exhibit E-1

                     [Letterhead of Cahill Gordon & Reindel]








                                 March 20, 2003




Nortel Networks Limited
c/o Nortel Networks (CALA) Inc.
1500 Concord Terrace
Sunrise, Florida  33323-2815

Nortel Networks de Mexico S.A. de C.V.
Insurgentes Sur No 1605
Piso 26 Torre Mural
Col. San Jose Insurgentes C.P.
Mexico City, D.F.  03900 Mexico

     We have acted as New York special counsel to Axtel, S.A. de C.V. (the "Borrower") in connection with the execution and delivery of the Restructuring Agreement (the "Restructuring Agreement") dated March 20, 2003 by and among the Borrower, Nortel Networks Limited, as the Lender (the "Lender"), Nortel Networks Limited, together with Nortel Networks de Mexico, S.A. de C.V., as Supplier, and Toronto Dominion (Texas), Inc., As Collateral Agent (the "Collateral Agent").

     This opinion is delivered to you pursuant to Section 4.01(h)(i) of the Restructuring Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings specified in the Restructuring Agreement.

     In connection with the opinions expressed herein, we have examined the following documents:

     (a) the Restructuring Agreement;

     (b) the Restructured Amended and Restated Restructured Finance Agreement (the "Restructured Finance Agreement"), dated as of March 20, 2003, by and among the Borrower, Nortel Networks Limited, as Administrative Agent, the Collateral Agent and the Lender; and

     (c) the note in the form of Exhibit C to the Restructured Finance Agreement (the "Note") to be issued by Borrower in favor of the Lender pursuant to the Restructured Finance Agreement.

     The documents listed in (b) and (c) above are collectively referred to as the "Loan Documents". The Loan Documents and the Restructuring Agreement are collectively referred to as the "Transaction Documents".

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Borrower and other instruments as we have deemed necessary or appropriate to enable us to render this opinion. As to questions of fact material to this opinion, we have relied without independent verification upon certificates of public officials and statements, representations and certificates of officers and other representatives of the Borrower.

     In rendering this opinion to you, we have assumed, without inquiry:

     (a) (i) the genuineness of all signatures on original copies of the Transaction Documents; (ii) the conformity to the original documents of all documents submitted to us as copies and the authenticity of all documents submitted to us as originals; (iii) the due authorization, execution and delivery of the Transaction Documents by each of the parties thereto and (iv) the validity and enforceability of the Transaction Documents against each of the parties thereto other than the Borrower;

     (b) that the execution, delivery and performance of the Transaction Documents by each party thereto do not breach, conflict with or constitute a violation of (i) any Applicable Law of any jurisdiction other than the United States of America and the State of New York; (ii) any agreement, instrument or document to which any such party was, or is, a party or by which any such party or any of its properties was, or is, bound or (iii) any order, judgment or decree to which any such party was, or is, bound or subject or by which any of its properties was, or is, bound;

     (c) that the execution, delivery and performance of the Transaction Documents by each party thereto do not violate or conflict with the organizational documents, certificate of incorporation, by-laws or any other charter or governing document of such party; and

     (d) that any consideration contemplated to be given on or prior to the Closing Date by any party in any of the Transaction Documents was given on or prior to such date.

     Based upon the foregoing assumptions and subject to the limitations, qualifications and exceptions herein set forth, we are of the opinion that:

          1. The execution and delivery by the Borrower of the Loan Documents and the performance by the Borrower under the Loan Documents of its obligations thereunder do not and will not contravene any currently effective provision of the law of the State of New York or of the federal law of the United States of America generally applicable to transactions of the type contemplated by the Loan Documents.

          2. The Loan Documents constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms.

          3. No New York or U.S. Federal Governmental Approval, and no notice to any New York or U.S. Governmental Authority, is required in connection with: (a) the execution, delivery or performance by the Borrower of either of the Loan Documents, (b) the maintenance of the Liens contemplated thereby or (c) the legality, binding effect or enforcement thereof.

          4. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes or similar charges, are payable to the State of New York or to any jurisdiction therein on account of the execution and delivery of either of the Loan Documents.

          5. Under the law of New York and applicable federal law relating to submission to jurisdiction, the Borrower has validly and irrevocably: (a) submitted to the jurisdiction of the courts of the State of New York sitting in New York, Borough of Manhattan and the federal courts of the United States of America for the Southern District of New York and (b) waived any objection to the venue of a proceeding in any such court. Service of process on the process agent in the manner set forth in Section
     12.2 of the Restructured Finance Agreement and Section 6.08 of the Restructuring Agreement will be effective to confer valid jurisdiction over the Borrower.

          6. Except as set forth in this paragraph 6, we express no opinion as to the enforceability of choice of law provisions set forth in the Transaction Documents. You have asked for our opinion as to whether or not a court of competent jurisdiction of the State of New York would, in connection with the interpretation or enforcement of any of the Transaction Documents, apply the conflict-of-laws rules of the State of New York so as to find the internal laws of the State of New York applicable thereto even if the Transaction Documents were executed and delivered outside the State of New York and/or the Borrower were located outside the State of New York.
     Section 5-1401 of the New York General Obligations Law provides, in effect, that the parties to certain contracts involving more than $250,000 may elect to have such contacts governed by New York law whether or not such contacts bear a reasonable relation to New York. Accordingly, we are of the opinion (subject to the matters specified in qualification (a) below or as may be limited by federal law, treaty or convention) that a court of competent jurisdiction of the State of New York should apply the internal laws of the State of New York to the construction or enforcement of the Transaction Documents as against the Borrower.

          7. Assuming that the Borrower is not a "foreign state" or an "agency or instrumentality of a foreign state" as defined in Section 1603 of the Foreign Sovereign Immunities

     Act of 1976 (the "Foreign Sovereign Immunities Act"), the Borrower is not entitled to any immunity under the Foreign Sovereign Immunities Act, in the courts of New York or in any federal court sitting in New York.

     Our opinions set forth above are subject to the following qualifications:

     (a) The enforceability of the Transaction Documents may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer acts, moratorium or other laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

     (b) Certain provisions of the Transaction Documents may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity thereof, taken as a whole, and the Transaction Documents contain adequate provisions for the practical realization of the rights and benefits intended to be provided thereby. Without limiting the foregoing, New York courts or Federal courts applying New York law may deny or limit the enforceability of clauses or provisions that purport to: (i) give the right of specific performance, (ii) limit or expand the rights of set-off or the enforceability of any waiver by any Borrower of demand, (iii) authorize a secured party to take discretionary independent action for the account of or as an agent or attorney-in-fact for a debtor, (iv) give a secured party cumulative or duplicative remedies, to the extent such cumulative or duplicative remedies purport to or would have the effect of compensating such secured party in amounts in excess of the actual loss suffered by such secured party, (v) require that provisions thereof be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provisions of such documents or (vi) limit jurisdiction of any courts or establish any exclusive venue or evidentiary standards.

     (c) The opinions set forth in paragraphs 2 and 5 above are qualified to the extent a court could determine that the submission to jurisdiction and waiver of objection to venue are against public policy.

     (d) Waivers of equitable rights and defenses may not be valid, binding or enforceable under New York State or Federal law.

     (e) We express no opinion on the effect of the laws of any jurisdiction other than New York that limits rates of interest that may be charged or collected by the Lender.

     (f) We express no opinion as to the Lender's right to collect any payment to the extent that such payment constitutes a penalty, forfeiture or late charge.

     (g) We express no opinion as to the existence of, the right, title or interest of any Borrower in, to or under or the validity or enforceability against any obligor of any of, of any property constituting the Collateral.

     (h) We express no opinion as to the creation, validity, perfection or priority of any security interest purported to be created in the Collateral.

     The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, in each case as they exist as of the date of this opinion, and we do not express any opinion as to the laws of any other jurisdiction.

     This opinion is furnished by us solely for your benefit and the benefit of your successors and your assignees and participants under the Restructured Finance Agreement, and it may not be relied upon, quoted from or delivered to any person other than your successors and your assignees and participants under the Restructured Finance Agreement, your legal counsel and the legal counsel of your successors and your assignees and participants under the Restructured Finance Agreement, except that you may deliver copies of this opinion to any state or federal authority having regulatory jurisdiction over you and requesting to see this opinion in connection with its review of the loan transactions contemplated by the Restructured Finance Agreement.

                              Very truly yours,



                              /s/ Cahill Gordon & Reindel

Exhibit E-2                form of mexican legal opinion


                                                                     Exhibit E-2

                         D & A MORALES Y ASOCIADOS, S.C.
                       VALLARTA 811 SUR o COLONIA MIRADOR
                          64070 MONTERREY, N L., MEXICO
          TELEFONO: (52) (81) 8129-9200 / TELEFAX: (52) (81) 8l29-9220
--------------------------------------------------------------------------------








                                                                  March 20, 2003


Nortel Networks Limited
8200 Dixie Road Suite 100
Brampton, Ontario
L6T 5P6 Canada

Nortel Networks de Mexico, S.A. de C.V.
Insurgentes Sur No. 1605
Piso 30 Torre Mural
Col. San Jose Insurgentes
Mexico City, Federal District 03900
Mexico

Toronto Dominion (Texas), Inc.
909 Fannin Street, Suite 77010
Houston, TX  77010
U.S.A.

Ladies and Gentlemen:

     We have acted as special Mexican counsel to Axtel, S.A. de C.V., a "sociedad anonima de capital variable" organized and validly existing under the laws of Mexico (the "Borrower"), in connection with the preparation, execution and delivery of (1) the Restructuring Agreement dated as of March 20, 2003 (the "Restructuring Agreement"), by and among Nortel Networks Limited as Lender and Supplier and Nortel Networks de Mexico, S.A. de C.V. as Supplier, and the Borrower and (ii) the Reviewed Documents (as such term is defined below) and the consummation of the transactions contemplated therein. Capitalized terms used herein but not defined herein shall have the respective meanings given to such terms in the Restructuring Agreement and/or and the Restructured Finance Agreement, as the applicable case may be.

     In rendering the opinions set forth below, we have examined the following documents (the "Reviewed Documents"):

1.   The Restructuring Agreement;

2.   The Restructured Finance Agreement;

3.   The Restructured Note;

4.   The Share Subscription Agreement;

5.   The Amendments to the Mortgages;

6.   The Civil Mortgage;

7.   The Pledges;

8.   The Shares.

Nortel Networks Limited                        D & A MORALES Y ASOCIADOS, S.C.
March 20, 2003
Page 2


In connection with this opinion, we have examined executed counterparts of the documents listed above (other than those identified as forms, in which case we have examined such forms). We have also reviewed the articles of incorporation ("acta constitutiva"), by-laws ("estatutos") and corporate books and records of the Borrower and its Subsidiaries. As to matters of fact, we have also received certificates obtained from certain public records, and other certificates issued by officers of the Borrower and its Subsidiaries and made such other investigations that we deemed necessary or appropriate. Except as set forth above, we have made no other factual investigation and, to the extent that the opinions expressed below involve matters of fact, we have also relied upon such records, documents, certificates, representations and warranties of officers and other representatives of the Borrower and its Subsidiaries as in our judgment we deemed necessary or appropriate to render the opinions set forth below.

     This opinion is being furnished to you pursuant to Section 4.01(h) of the Restructuring Agreement. In rendering this opinion, we have assumed:

          (i) the genuiness of all signatures;

          (ii) the authenticity of all documents submitted to us as originals, and the conformity to the originals of all copies submitted to us as certified, conformed copies or photocopies;

          (iii) that each signatory of the Reviewed Documents, other than the Credit Parties, has the power and authority to enter into and perform their respective obligations under the Reviewed Documents;

          (iv) the due authorization, execution and delivery, validity, binding effect and enforceability of the Reviewed Documents by all parties thereto other than the Credit Parties.

Based on the foregoing assumptions and subject to limitations, qualifications and exceptions hereinafter set forth, we are of the opinion that:

     1. Each of the Credit Parties (a) is a sociedad anonima de capital variable, duly organized and validly existing under the laws of Mexico; (b) have the corporate power and authority to (i) execute, deliver and perform the Reviewed Documents to which it is a party, and (ii) carry on its business as now conducted, to own its property and assets, to incur indebtedness and to create or suffer to exist Liens on its properties; and (c) holds all material Governmental Approvals required under Mexican law to conducts its business as now conducted, except for such Governmental Approvals which can not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     2. The execution, delivery and performance by each Credit Party of the Reviewed Documents to which it is a party (a) has been duly authorized by all necessary corporate actions of the Credit Parties, (b) do not violate any provision of its "Acta Consitutiva " (charter of incorporation) or its "Estatutos" (bylaws), (c) do not violate any material law, rule or regulation of Mexico as of the date hereof, and (d) to the best of our knowledge after due inquiry, do not conflict with, are not inconsistent with and do not result in breach of any material Contractual Obligation which may cause a Material Adverse Effect.

     3. Each Credit Party has duly executed and delivered the Reviewed Documents to which it is a party, each of which constitutes a legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms.

Nortel Networks Limited                        D & A MORALES Y ASOCIADOS, S.C.
March 20, 2003
Page 3


     4. The Borrower has obtained all necessary Governmental Approvals for its execution, delivery and performance of the Reviewed Documents, except for the COFECO Authorization; and, to the best of our knowledge after due inquiry, there is no proceeding pending or threatened against the Borrower that seeks to rescind, terminate or suspend any Governmental Approvals which may cause a Material Adverse Effect.

     5. Except as otherwise disclosed in Schedule 3.01(i) of the Restructuring Agreement, to the best of our knowledge after due inquiry, there is no legal action, suit, proceeding, claim, arbitration or dispute pending or threatened (whether at law or in equity) by or before any Governmental Authority against any of the Credit Parties or any of their respective properties.

     6. To best of our knowledge, each Credit Party is in compliance with all material Mexican laws and Governmental Approvals in respect of its conduct of business and the ownership of its properties, except for such non-compliance that can not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     7. The Secured Parties have a valid, legally binding and perfected security interest under the Civil Mortgage on the assets which such mortgage purports to cover.

     8. The Secured Parties have a valid and legally binding security interest under the Original Mortgage and the Amendments to the Mortgages on all assets owned by the Borrower (subject only to Permitted Liens and excluding the Texas Accounts), subject only to the recording requirements provided for in the Restructure Finance Agreement.

     9. The Secured Parties have a valid, legally binding and perfected security interest under the Pledges on the shares of the Borrower's Subsidiaries. The stock certificates have been duly endorsed in pledge in favor of the corresponding pledgees and such Pledges have been duly registered in shareholders' register of the Borrower's Subsidiaries.

     10. The Reviewed Documents are in proper legal form under the law of Mexico for the enforcement thereof in Mexico. For the purpose of any legal proceeding in the courts of Mexico, an official Spanish translation of any documents not executed in Spanish in respect of which enforcement is sought must be presented to the court. Such translation would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents. Furthermore, the submission of any non-Mexican public document in a Mexican court from (a) a country which is a party to the Convention Abolishing the Requirements of Legalization for Foreign Public Documents (The Hague October 5, 1961), will have to comply with all requirements set forth therein, and (b) a country which is not party to such convention will have to comply with the authentication procedure provided for under the laws of Mexico.

     11. The issuance and subscription of the Shares has been duly and validly authorized by the Borrower. Upon issuance, subscription and payment of the Shares, by means of a debt-capitalization by the Lender pursuant to the terms of the Share Subscription Agreement and the Extraordinary Shareholders Meeting, such Shares will be outstanding, fully paid, non-assessable and not subject to any Liens. There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase the Shares from the Borrower.

Nortel Networks Limited                        D & A MORALES Y ASOCIADOS, S.C.
March 20, 2003
Page 4


     12. The Borrower is subject to civil and commercial law with respect to its respective obligations under the Reviewed Documents. The execution, delivery and performance of the Reviewed Documents by the Borrower constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its properties have any immunity from the jurisdiction of any court or from set-off or from any legal process (whether through service or notice attachment before judgment, attachment in aid of execution, execution or otherwise).

     13. The choice of law of the State of New York as the governing law under the Restructuring Agreement and the Restructured Finance Agreement is legal and binding on the Borrower.

     14. The submission to the jurisdiction of the competent State and Federal courts in the State of New York by the Borrower in the Restructuring Agreement and the Restructured Finance Agreement is legal, valid and binding under Mexican law.

     15. There are no restrictions or requirements that limit the acquisition or transfer of foreign exchange for the purpose of the performance by the Borrower of its obligations under the Reviewed Documents.

     16. A final judgment from a competent court in New York arising out of or in connection with any obligation of the Borrower under the Restructuring Agreement, the Restructured Finance Agreement and/or the Restructured Note will be enforceable in the courts of Mexico; provided, however, that all requirements under the (i) Mexican Federal Code of Civil Procedure ("Codigo Federal de Procedimientos Civlies"), (ii) Mexican Commerce Code ("Codigo de Comercio"), and
(iii) all procedural requirements for the enforcement itself applicable in the state where assets of the Borrower are located must be fully complied with, and such judgment itself most not violate or contravene Mexican laws or public policy ("orden publico").

     17. A final judgment from a competent court in New York or in Monterrey arising out of or in connection with any obligation of the Borrower under the Restructuring Agreement, the Restructured Finance Agreement or the Restructured Note, the enforcement of which is being made in Mexico requesting payment to be made in a currency other than Mexican pesos, may be discharged by any Credit Party by tendering Mexican pesos at the rate of exchange prevailing on the date in which such payment is to take place pursuant to the publications made by the Mexican Central Bank ("Banco de Mexico") in the Mexican Federal Official Gazette ("Diario Oficial de la Federation") in accordance with the terms of the "Ley Monetaria" (the Mexican Monetary Law).

     The opinions set forth above are subject to the following qualifications and, therefore, we express no opinion with respect to the following matters and their impact on the opinions set forth hereinabove:

(a) Any laws or regulations other than the laws, rules or regulations of the United Mexican States ("Mexico").

(b) Any enforcement may be subject to the limitations, imposed by bankruptcy, insolvency, liquidation, concurso mercantil, moratorium or similar laws relating to or affecting the priority and enforcement of creditors' rights generally, and by Liens, claims and other interests that arise by operation of law and do not require any possession, filing or similar action to take priority over perfected security interests, or by public order ("orden publico");

Nortel Networks Limited                        D & A MORALES Y ASOCIADOS, S.C.
March 20, 2003
Page 5


(c) Any proceedings brought before the courts of Mexico, including any enforcement action, are subject to Mexican procedural laws, as well as Mexican laws concerning statutes of limitations and expirations ("prescripcion y caducidad");

(d) The construction or interpretation and enforceability by a Mexican court of the provisions of Sections 2.4(b) of the Restructure Finance Agreement as it relates to interest on overdue interest, as well as the provisions in the laws of the State of Nuevo Leon regarding usury;

(e) Any covenant, provision or agreement in the Reviewed Documents which (i) intends to bind any Credit Party or its assets on matters reserved by Mexican law to a shareholders meeting, or (ii) impose an obligation on the holders of any shares of capital stock to exercise or refrain from exercising any voting rights arising from such of shares of capital stock.

(f) The provisions of the Reviewed Documents granting discretionary authority to any party thereto with respect to the determination of any right or obligation of any other party; and, in addition, under Mexican law, the parties will have the right to contest in court any notice or certificate purporting to be conclusive and binding;

(g) The provisions included in the Restructured Note with respect to (i) choice of governing law, (ii) interest on overdue interest, and (iii) any calculations involved in the determination of the principal amount due;

(h) The admissibility in a court of Mexico of any document not drafted in Spanish for the enforcement thereof, and the submission of any non-Mexican public document, are subject to federal and/or state (as the applicable case may be) procedural rules of evidence.

(i) With respect to provisions contained in the Reviewed Documents in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico.

     We are furnishing this opinion to you and solely for your benefit and the benefit of your assignees under the Restructuring Agreement in connection with the transactions contemplated under the Reviewed Documents. This opinion letter may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our express written consent. This opinion is limited solely to questions arising under the laws of Mexico, and speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, which may occur after the date of this opinion.

                                           Very truly yours,



                                           /s/ D & A Morales y Asociados, S.C.
                                           -----------------------------------
                                           D & A Morales y Asociados, S.C.

exhibit E-3                form of mexican tax opinion



                                                                     Exhibit E-3




              [Letterhead of Chevez, Ruiz, Zamarripa y Cia., S.C.]












                                 March 19, 2003




Mr. Patricio Jimenez Barrera
AXTEL, S.A. DE C.V.
Blvd. Diaz Ordaz Km. 333
Unidad San Pedro 400
Garza Garcia, N.L.

Dear Patricio:

     We are pleased to give you our opinion on the tax consequences of the capitalization of debt arising from the contemplated financial restructuring between Axtel, S.A. de C.V. (AXTEL) and Nortel Networks Limited (NORTEL).

Scope

     The opinion contained in this letter is based on the Facts, Assumptions and Representations stated herein. You have provided us with all facts and circumstances that you know or have reason to know are pertinent to this opinion letter. If any of these facts, assumptions or representations is not entirely complete or accurate, it is imperative that we are informed immediately in writing as the incompleteness or inaccuracy could cause us to change our opinion.

     This opinion is provided solely for the benefit of AXTEL and NORTEL and may not be relied upon, in whole or in part, by any other person.

     In rendering our opinion, we are relying upon the relevant provisions of applicable Mexican legislation. These legal provisions are subject to change or modification and any such change could affect the validity or correctness of our opinion. We will not update our advice for subsequent changes or modifications to the law, unless you separately engage us to do so in writing after such subsequent change or modification.

     This opinion is not binding on the Mexican tax authorities, or any court, and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.

Background

     In 1997, 1998 and 1999 NORTEL and AXTEL entered into a supply and service agreement whereby the former and some of its affiliates have supplied AXTEL various telephone equipment and accessories.

     In this respect, there is a revolving credit line utilized by AXTEL and provided by NORTEL to finance equipment and accessories supplied to the former.

     As a result of negotiations between the companies, the debt owed by AXTEL, which is properly documented, will be restructured.

     You informed us that the companies referred to herein are not related parties, because they do not participate either directly or indirectly in each other's management, control or equity, nor is there any related-party pricing in accordance with the customs legislation.

     Accordingly, based on the information you furnished to us the contemplated restructuring of the documented debt would be carried out as follows:

     1) A portion of the balance of the debt would be paid by AXTEL in cash. For this purpose it is evaluating the possibility of a capital contribution by the current stockholders and/or obtaining a loan from a third party;

     2) The current conditions of another portion of the loan would be renegotiated;

     3) A portion would be paid through the issuance of AXTEL shares delivered to NORTEL as capital increase.

     4) Finally, the remaining part would be discharged through the acquittance of the debt, including capital and interest.

     In accordance with the proposed restructuring agreement the AXTEL shares would be issued at par value plus a premium (paid-in surplus).

     We have been informed that the par value per share plus the related premium would be proportionally higher than AXTEL's theoretical equity per share on the date of the restructuring.

     You have requested our opinion with respect to the income tax implications derived from the above-mentioned capitalization.

Applicable tax provisions
and our comments

     The proposed restructuring implies an increase in the company's capital stock, through the execution of certain legal acts whereby a company's legal capital is increased either through a direct contribution from the stockholders, or the transfer of equity accounts, or the capitalization of debt in exchange for the issuance of the company's shares of stock.

     Indeed, a company may agree with any creditor that in lieu of a repayment in cash under the agreed timing and terms, or on the due date of the corresponding collateral securities, it will deliver its own shares in full or partial payment of the debt.

     In this respect, the direct capitalization of a liability or debt is the act through which a company increases its legal capital in order to substitute the debt with capital, since the creditor receives shares of stock of the debtor in exchange for the extinguishment of the debt.

     Under this approach, it is valid to consider that the concurring obligations in a capitalization of debt are extinguished through a set-off, because the issuing company, on the one hand, and the shareholder that subscribes the shares, on the other, have the characteristic of being reciprocally debtor and creditor.

     In accordance with Article 9 of the Law of Commercial Companies (Ley General de Sociedades Mercantiles), any company may increase or reduce its legal capital by complying, in accordance with its characteristics, with the requirements established in such statute. Considering that the issued stock could be formed by par or non-par value shares, as regulated in Article 125-JV of such law, legal capital Increments may have different modalities:

     - They may be at par value, which occurs when the stock issued by the issuer company is represented by par value shares for the total amount of the stockholder's contribution.

     - Also, the stock issued may not have a stated par value, in which case it is considered that the value of each share is the theoretical value determined by dividing the aggregate amount of the contribution by the number of shares issued.

     - A capital contribution with a premium is another modality in which the stockholder receives shares with a par or theoretical value lower than the amount of his contribution.

     There is no specific provision in the Law of Commercial Companies regarding the last mentioned modality; nevertheless, its existence is recognized explicitly in several provisions of the commercial statute, such as Article 116, which establishes that fully paid shares are those delivered to the stockholders as a result of the capitalization of stock premiums or other contributions previously made by the stockholders.

     For this purpose, Mexican legal doctrine unanimously recognizes that a premium is an amount contributed by a stockholder in addition to the par value of the legal capital that he has subscribed, but for which the company does not assume a predetermined obligation to reimburse such amount to the stockholder because it is considered an integral part of his contribution to the legal capital. There are various reasons why a new stockholder may be willing to pay a premium for subscribing an increase of the legal capital.

     In light of the foregoing, we are of the opinion that the proposed restructuring constitutes a capitalization of AXTEL through the extinguishment of its debt by means of an increase in the legal capital and equity.

     In other words, by subscribing the shares, NORTEL would capitalize in AXTEL the amount required so that the latter will be able to repay the agreed portion of the debt, thus complying with its obligation.

     Notwithstanding that the proposed restructuring will be effected through the issuance of shares with a premium, such circumstance is not an obstacle for the capitalization.

     In this specific case, we understand that shares equivalent to 10% of the total AXTEL shares will be issued; these shares will be acquired by NORTEL in exchange for the agreed portion of the debt. The difference between the par value of the shares and the amount capitalized will represent the premium paid on the subscription.

     Income Tax Law

     Article 17 of the Income Tax Law in effect beginning January 1, 2002 establishes that a contribution to increase a company's capital, or the premium obtained for placement of its shares, do not constitute income of the taxpayer.

     In accordance with this provision, the issuance of shares with a premium through the capitalization of debt does not constitute taxable revenue of AXTEL, either from the capital stock increase or from the premium obtained from the placement of shares issued.

     Accordingly, the capitalized amount shall be considered the proven cost of acquisition of the shares for the new investors.

     Indeed, we are of the opinion that for creditors that become stockholders, the proven cost of acquisition that will be the tax cost basis of their shares in a future sale or disposition thereof will be represented by the amount of the contribution to the capital plus the amount of the corresponding premium paid.

     The above affirmation is supported by analogy with Article 89 of the law, which establishes that the contributed capital account shall be increased by the amount of capital contributions and also with net premiums on the subscription of shares paid by the stockholders, which confirms that for purposes of this statute both capital contributions and premiums paid by the stockholders are characterized as increases in the legal capital.

     There is no specific provision in the Income Tax Law that limits or restricts the decisions made by the stockholders when determining the value of capital contributions or premiums, because, in any event, both items are includible in the proven cost of acquisition of the shares acquired by the new stockholder.

     On the other hand, as indicated in the Background section of this letter, it is worth pointing out that a part of the debt would be discharged through the acquittance of the debt, which would settle the applicable capital and interest.

     In this respect, Article 17 of the Income Tax Law establishes that legal entities resident of Mexico shall accumulate the aggregate amount of income in cash, goods, services, credit or in any other type that is obtained through the tax year.

     In this way, we consider that income should be understood as every entry that increases positively the patrimony of an economic entity or of an individual, even when such increase originates from the decrease or cancellation of a payable liability.

     Under this context, the acquittance of debt would generate that the patrimony of AXTEL will be increased while its liabilities decrease; in consequence, the discharged amount of the debts shall be deemed as taxable income for income tax purposes.

     Estimated Income

     Generally, Article 91 of the income Tax Law establishes that the tax authorities may modify the taxable income or loss determined by the taxpayers through a presumptive determination of the price at which taxpayers acquire or dispose of property as well as the amount of the consideration in the event of transactions other than a sale or other disposition. These cases are, among others, when transactions are performed at less than the market price, or the cost of acquisition is higher than such price, or the sale or disposition is made at cost or less than cost, unless the taxpayer is able to prove that the sale or disposition was made at the market price on the date of the transaction, or that the property has deteriorated, or that there existed circumstances that caused the need to make the sale or disposition under such conditions.

     The law also provides that for purposes of the foregoing, the tax authorities may apply the prices prevailing in the domestic or foreign market, or request or perform appraisals.

     It should be noted that the Income Tax Law indicates that transactions must be carried out at the market value. The law also provides that in the case of transactions where the tax authorities attempt to presume income of the taxpayer, it is necessary to analyze the situations or circumstances that could have had an effect on the determination of the consideration fixed for the transaction in question.

     In the case referred to herein, a restructuring would be carried out through the issuance of shares at a premium. For determining the premium, risk factors and the value of money in time are taken into consideration, which presupposes a market value in transactions among non-related parties; therefore, in our opinion, AXTEL will not be subject to the rules for the estimation of income.

     Further, we consider that a possible claim by the tax authorities for a determination of presumed income would not apply, because this transaction does not imply a sale of shares, but a capital increase for which the tax laws do not establish a presumption of income.

     Other considerations

     You have expressed doubt about whether the tax authorities could consider the proposed restructuring a fraudulent act. In this respect, we consider it advisable to analyze the provisions, currently in effect, dealing with tax fraud, in order to provide you with several elements of judgment that will allow you to evaluate this situation.

     In accordance with Article 108 of the Federal Fiscal Code (FFC), whoever by means of deceit or taking advantage of errors omits, partially or in full, payment of any tax, or obtains an undue benefit to the detriment of the federal tax authorities, commits the criminal offense of tax fraud. In this respect, In our opinion, the transaction referred to herein does not contain any kind of deception, nor takes advantage of errors; as a consequence, it cannot be characterized as fraudulent.

     Indeed, in order to commit the criminal offense of tax fraud it is necessary that the two following situations occur:

     1) That there be a full or partial omission of a tax payment, or that an undue benefit is obtained to the detriment of the federal tax authorities;

     2) That said omission in the payment of a tax or the obtainment of a benefit is achieved by means of deceit, or by taking advantage of errors.

     For a better understanding of the previously described legal presumption, we consider it advisable to define the following items, starting from their meaning:

     1) An undue benefit arises when a gain or benefit not allowed by the law is obtained;

     2)   Deceit is a lack of truth in what is said;

     3)   Error is a false appreciation of reality.

     It should be noted that, based on the foregoing, the cited presumptions do not occur in the transaction analyzed herein, because the proposed capitalization of the debt to be carried out between the companies originates from an exact observance of the tax laws. There is no deceit in the transactions carried out, therefore, the concept of deceiving anyone does not arise herein, nor is there a distortion of the reality of the legal acts to be performed.

     In turn, Article 109-IV of the FFC establishes that whoever simulates one or more acts or contracts and obtains an undue benefit to the detriment of the federal tax authorities is subject to the same penalties applicable in the case of tax fraud. In our opinion, the transaction referred to herein does not contain the element of simulation in the execution thereof, because it is carried out through the performance of valid and real legal acts; as a consequence, it should not be characterized as fraudulent.

     Regarding the foregoing, it is worth referring to Article 2180 of the Federal Civil Code which literally establishes: "A simulated act is that in which the parties declare or confess falsely what in reality has not occurred or has not been agreed among them."

     In common language, simulate means "to make appear what is not, present a thing that does not exist in reality. The etymological origin confirms this term: simulate is to make similar, to give appearance and semblance to what is not real.

     The Federal Criminal Code establishes that the same penalties applicable to fraud shall be imposed "on whoever simulates a contract, an act or judicial writing to the detriment of another in order to obtain any undue benefit".

     Concerning the issue of simulation, we are faced with a situation in which the subjectivity of the tax authorities could generate some controversy, because the latter, upon exercising their powers of inspection, could consider that any given transaction should have been carried out through other legal form and that, if the transaction had been carried out under such form, the federal tax authorities would have obtained a benefit, if it did not obtain it, or a greater benefit than that obtained from the performance of the presumably simulated act.

     Obviously, an irresponsible performance on the part of the fiscal inspection authorities could give rise to arbitrariness or political harassment derived from a broad definition of the term; however, from an essentially technical standpoint, we are of the opinion that the transaction analyzed herein should not be considered fraudulent under the simulation term set out in the FFC, since the case posed is not intended to pretend the realization of an act or contract or make it appear as something different from what in reality has been agreed by the parties.

Conclusions

     1. The proposed restructuring contemplates a capitalization of AXTEL by the extinguishment of its debt through the issuance of legal capital with a premium, which is a legally valid transaction and can be carried out by complying with the requirements for capital stock increases established in the Law of Commercial Companies.

     2. The capitalization in an amount equal to a portion of the restructured debt plus a premium in the subscription thereof, does not constitute income of the issuing company in accordance with the provisions of Article 17 of the Income Tax Law currently in force.

     3. The restructuring that would be carried out through the issuance of shares of stock with a premium does not give rise to presumed income, because it is a capital stock increase, which is not included in the presumptions for the determination of such presumed income.

     4. In view of the fact that part of the debt was discharged through the acquittance of the debt, such amount should be considered as taxable income for purposes of calculating AXTEL's income tax during the tax period it occurs.

     5. In our opinion, the transaction analyzed herein should not be considered fraud under the concept of simulation set out in the Federal Fiscal Code, because in the case posed herein there is no intention to pretend the realization of an act or contract or make it appear different from that agreed in reality between the parties.

     Despite that we consider that there are elements to support the previously mentioned conclusions, it should be noted that the tax authorities could not concur with such criteria. However, we consider that there are sound and reasonable arguments of defense to sustain such criteria in the event this case were litigated before the competent courts, even though, as is the case with tax litigation, it is not possible to guarantee the outcome.

                                    * * * * *

     We will be glad to provide you with any additional information or comment you may require with respect to the issue discussed in this letter.

                               Sincerely,

                               CHEVEZ, RU1Z, ZAMARRIPA Y CIA., S.C.




                               /s/ Manuel C. Scapachini
                               ------------------------
                               Manuel C. Scapachini

EXHIBIT f                  FORM OF LENDER OPINION


                                                                       Exhibit F

March 20, 2003

Axtel, S.A. de C.V.
Boulevard Diaz Ordaz Km 3.33
Colonia Unidad San Pedro
Garza Garcia, N.L., Mexico 66215

Dear Sirs:

     I am the Chief Legal Officer of Nortel Networks Limited (the "Corporation") and give this opinion pursuant to Section 4.02(f) of the Restructuring Agreement dated as of March 20, 2003 (the "Restructuring Agreement") among the Corporation, as Lender, the Corporation together with Nortel Networks Mexico SA. de C.V., as Supplier, Axtel, S.A. de C.V., ("Axtel"), as Borrower and Customer, and Toronto Dominion (Texas), Inc., as Collateral Agent. Terms defined in the Restructuring Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     In rendering this opinion, I have assumed the genuineness of all signatures other than those on behalf of the Corporation, the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as copies, whether facsimile, photostatic, certified or otherwise.

     The opinions expressed herein are subject to the following qualifications:

          (a) enforceability of the Restructuring Agreement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally;

          (b) enforceability of the Restructuring Agreement may be limited by general principles of equity, including the fact that equitable remedies, including remedies of specific performance and injunction, may only be granted in the discretion of a court of competent jurisdiction;

          (c) the Currency Act (Canada) precludes the courts in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars;

          (d) any requirement to pay interest at a greater rate after than before default may not be enforceable if the same is construed by a court to constitute a penalty or is contrary to the Interest Act (Canada);

          (e) provisions which purport to waive any statutory rights or which purport to sever any provision which is invalid or unenforceable under applicable law without affecting the validity or enforceability of the remainder of the Restructuring Agreement may not be enforceable; and

          (f) no opinion is expressed as to the enforceability of any provision of the Restructuring Agreement:

          (i) which purports to waive any or all defences which might be available to, or constitute a discharge of the liability of, the Corporation;

          (ii) to the extent it purports to exculpate Axtel from liability in respect of acts or omissions which may be illegal, fraudulent or involve willful misconduct; or

          (iii) which states that modifications, amendments or waivers are not binding unless in writing.

     In expressing the opinions stated below, I have relied exclusively upon the opinion of Gordon A. Davies, Assistant Secretary of the Corporation, dated the date hereof (the "Opinion"), a copy of which is attached hereto as Schedule A. The opinions expressed herein are limited in scope to the matters addressed in the Opinion, and to the extent any such opinion is stated to be based on any assumption or to be given in reliance on any certificate or other document or to be subject to any limitation, qualification or exemption, the opinions expressed herein in reliance on such opinion are based upon the same assumption, are given in reliance on the same certificate or document, and are subject to the same limitation, qualification or exemption. I have reviewed the Opinion and found it to be satisfactory in form, substance and scope to address the matter for which it has been relied upon by me herein.

     Upon the basis of the foregoing, I am of the opinion that:

     1. the Corporation is a corporation duly incorporated and validly existing under the laws of Canada;

     2. the execution, delivery and performance by the Corporation of the Restructuring Agreement (i) have been duly authorized by all necessary corporate action, and (ii) do not contravene any provision of applicable law or regulation or any provision of the certificate of incorporation or by-laws of the Corporation or any contractual restriction, order, decree or other instrument binding upon the Corporation, except, in the case of (ii), any such contravention which would not have a material Adverse effect on the ability of the Corporation to perform its obligations under the Restructuring Agreement;

     3. the Restructuring Agreement has been duly executed and delivered by the Corporation; and

     4. assuming the execution, delivery and performance of the Restructuring Agreement by each of the parties thereto, other than the Corporation, are within such persons' corporate powers and have been duly authorized by all necessary corporate action, the Restructuring Agreement constitutes a valid and binding agreement of the Corporation, enforceable in accordance with its terms.

     This opinion is furnished solely for your benefit in connection with the Restructuring Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                    Yours truly,


                                    -----------------------
                                    Nicholas J. DeRoma
                                    Chief Legal Officer

                                   SCHEDULE A


March 20, 2003

Mr. N.J. DeRoma
Chief Legal Officer
Nortel Networks Limited
8200 Dixie Road, Suite 100
Brampton, Ontario
L6T 5P6

Dear Sir:

     I am Assistant Secretary of Nortel Networks Limited (the "Corporation") and an attorney qualified to practice law in the Province of Ontario. I understand that you will rely on this opinion letter in connection with the delivery of your opinion pursuant to Section 4.02(f) of the Restructuring Agreement dated as of March 20,2003 (the "Restructuring Agreement") among the Corporation, as Lender, the Corporation together with Nortel Networks Mexico S.A. de C.V., as Supplier, Axtel, S.A. de C.V. ("Axtel"), as Borrower and Customer, and Toronto Dominion (Texas), Inc., as Collateral Agent. Terms defined in the Restructuring Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     In rendering this opinion, I have assumed the genuineness of all signatures other than those on behalf of the Corporation, the authenticity of, all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as copies, whether facsimile, photostatic, certified or otherwise.

     I am qualified to practice law solely in the Province of Ontario, Canada and express no opinion as to any laws or matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     The opinions expressed herein are subject to the following qualifications:

          (a) enforceability of the Restructuring Agreement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally.

          (b) enforceability of the Restructuring Agreement may be limited by general principles of equity, including the fact that equitable remedies, including remedies of specific performance and injunction, may only be granted in the discretion of a court of competent jurisdiction;

          (c) the Currency Act (Canada) precludes the courts in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars;

          (d) any requirement to pay interest at a greater rate after than before default may not be enforceable if the same is construed by a court to constitute a penalty or is contrary to the Interest Act (Canada);

          (e) provisions which purport to waive any statutory rights or which purport to sever any provision which is invalid or unenforceable under applicable law without affecting the validity or enforceability of the remainder of the Restructuring Agreement may not be enforceable; and

          (f) no opinion is expressed as to the enforceability of any provision of the Restructuring Agreement:

          (i) which purports to waive any or all defences which might be available to, or constitute a discharge of the liability of, the Corporation;

          (ii) to the extent it purports to exculpate Axtel from liability in respect of acts or omissions which may be illegal, fraudulent or involve willful misconduct; or

          (iii) which states that modifications, amendments or waivers are not binding unless in writing.

     Upon the basis of the foregoing, I am of the opinion that:

          (a) the Corporation is a corporation duly incorporated and validly existing under the laws of Canada;

          (b) the execution, delivery and performance by the Corporation of the Restructuring Agreement (i) have been duly authorized by all necessary corporate action and (ii) do not contravene any provision of applicable law or regulation or any provision of the certificate of incorporation or by-laws of the Corporation or any contractual restriction, order, decree or other instrument binding upon the Corporation, except, in the case of (ii), any such contravention which would not have a material adverse effect on the ability of the Corporation to perform its obligations under the Restructuring Agreement;

          (c) the Restructuring Agreement has been duly executed and delivered by the Corporation; and

          (d) assuming the execution, delivery and performance of the Restructuring Agreement by each of the parties thereto, other than the Corporation, are within such persons' corporate powers and have been duly authorized by all necessary corporate action, the Restructuring Agreement constitutes a valid and binding agreement of the Corporation, enforceable in accordance with its terms.

     This opinion is furnished solely for your benefit in connection with the aforementioned delivery of your opinion letter (including as an attachment to your opinion) in connection with the Restructuring Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                        Yours truly,



                                        Gordon A. Davies
                                        Assistant Secretary

EXHIBIT G                  cnie aUTHORIZATION

EXHIBIT H                  FORM OF RELEASE


                                                                       Exhibit H

                        RELEASE OF BORROWER SHAREHOLDERS

     WHEREAS NORTEL NETWORKS LIMITED (formerly known as NORTEL NETWORKS CORPORATION), a company organized under the laws of Canada, with its principal office at 8200 Dixie Road, Suite 100, Brampton, Ontario L6T 5P6, Canada, as lender (the "Lender"), is the beneficiary under the Amended and Restated Shareholders' Undertaking dated as of June 18, 2001 (the "Shareholders' Undertaking") of certain obligations undertaken by Bell Canada International (Mexico Telecom) Limited, a limited liability company duly organized and existing under the laws of the British Virgin Islands, with its registered offices at Arawak Chambers, Road Town, Tortola, British Virgin Islands ("BCI Mexico Telecom"), Bell Canada International Inc., a corporation duly organized and existing under the laws of Canada, with its registered offices at 1000 rue de la Gauchetiere Ouest, Bureau 1100, Montreal, (Quebec), Canada H3B 4Y8 ("BCI Inc."), Telinor Telefonia S. de R.L. de C.V., a limited liability company duly organized and existing under the laws of the United Mexican States, with its registered offices at Vasconcelos 210 Ote., Piso 12, Residencial San Agustin, San Pedro, Garza Garcia, N.L., Mexico ("Holdco") and WorldTel Mexico Telecom Limited, a corporation duly organized and existing under the laws of Bermuda, with its registered offices at 41 Cedar Avenue, Hamilton HM12, Bermuda ("WorldTel") (BCI Mexico Telecom, Holdco, and WorldTel each a "Borrower Shareholder" and hereinafter collectively referred to as the "Borrower Shareholders").

     WHEREAS that certain Restructuring Agreement dated as of March __, 2003 between, among others, Lender and AXTEL, S.A. DE C.V., a corporation organized under the laws of the United Mexican States, with its principal office at Boulevard Diaz Ordaz Km 333, Colonia Unidad San Pedro 400, Garza Garcia, N.L., Mexico 66260, as borrower (the "Borrower") (the "Restructuring Agreement") provides for a release of the Borrower Shareholders.

     WHEREAS all capitalized terms used herein which are defined in the Restructuring Agreement shall have the same meaning herein as therein.

     NOW, THEREFORE, in consideration of and subject to Lender's full and final receipt of the Cash Payment, the Restructured Note, the Shares and the Secretary's Certificate, the Lender as sole Lender under the Amended and Restated Finance Agreement releases and discharges the Borrower Shareholders, and any shareholder of the Borrower Shareholders from any and all undertakings in the Shareholders' Undertaking and any other obligations arising under the Loan Documents (as defined in the Amended and Restated Finance Agreement) with respect to their direct or indirect equity interest in the Borrower.

     This Release shall be governed by and construed in accordance with the laws of the State of New York, except for choice of law provisions thereof which would require the application of the laws of another state.

     IN WITNESS WHEREOF, the Lender has caused this Release to be executed and delivered by its duly authorized officer as of the date first written above.


                                 NORTEL NETWORKS LIMITED

                                 By:     ______________________
                                 Its:    ______________________

EXHIBIT I                  ADDITIONAL MORTGAGES


                                                                       EXHIBIT I

                         "LIST OF ADDITIONAL MORTGAGES"


1.- Pursuant to public instrument number 2,648 dated August 27, 2001, which was certified by Jose Luis Farias Montemayor, Notary Public number 120 of Monterrey, Nuevo Leon, and was recorded in the Public Registry of Real Property of Mexico City under real estate folio #802492 dated September 20, 2001, Axtel granted a voluntary unilateral first priority security interest for the benefit of Nortel, HP and other lenders (represented thereunder by the Collateral Agent), pursuant to the provisions of Articles 92 and 93 of the General Law on Communications Means, in those certain industrial facilities located at Jose F. Gutierrez #346, Col. Angeles Zimbron, Del. Azcapotzalco, Mexico, D.F., and the land where such property is constructed. This land is formed by three parcels that resulted from the subdivision of section "A" of the former orchard of "Rancho de San Lucas", and is identified, for cadastral purposes, as lot 3 of block 99, cadastral region 44, and has a total surface area of 2,106.41 square meters.

2.- Pursuant to public instrument number 2,814 dated March 18, 2002, which was certified by Jose Luis Farias Montemayor, Notary Public number 120 in and for Monterrey, Nuevo Leon, and was recorded in the Public Registry of Real Property of Distrito Federal under real estate folio 9181087, dated April 25, 2002, Axtel granted a voluntary unilateral first priority security interest for the benefit of Nortel, HP and other lenders (represented thereunder by the Collateral Agent), pursuant to the provisions of articles 92 and 93 of the General Law on Communication Means, in the southern portion that resulted from the subdivision of the remaining section of those certain parcels formerly known as "Copalantitla" and "Xocalco", located in the town then called Santa Cruz Atoyac. The current address of the mortgaged land is Uxmal street number 973, Colonia Santa Cruz Atoyac, and is identified, for cadastral purposes, as lot 51 of block number 107, cadastral region 41, and has a total surface area of 2,086.55 square meters.

3.- Pursuant to public instrument number 11,032 dated March 20, 2002, which was certified by Eduardo Adolfo Manautou Ayala, Notary Public number 123 in and for Monterrey, Nuevo Leon, and was recorded in the Public Registry of Real Property of Leon, Guanajuato under real estate folio R20*062572, dated April 12, 2002, Axtel granted a unilateral voluntary first priority security interest for the benefit of Nortel, HP and other lenders (represented thereunder by the Collateral Agent), pursuant to the provisions of articles 92 and 93 of the General Law on Communication Means, in certain plot of land having no officially assigned number, located at Miguel Aleman street [formerly Venustiano Carranza], in the city of Leon, Guanajuato, in block XIII, XXVII Quarter, and having a total surface area of 1,254.78 square meters.

4.- Pursuant to public instrument number 11,031 dated March 20, 2002, which was certified by Eduardo Adolfo Manautou Ayala, Notary Public number 123 in and for Monterrey, Nuevo Leon, and was recorded in the Public Registry of Real Property of Leon Guanajuato under real estate folio R20*038965, dated April 12, 2002, Axtel granted a unilateral voluntary first priority security interest for the benefit of Nortel, HP and other lenders (represented thereunder by the Collateral Agent), pursuant to the provisions of articles 92 and 93 of the General Law on Communication Means, in that certain house located at Miguel Aleman [formerly Venustiano Carranza] #1,308, in the city of Leon Guanajuato, block 13, XXVII Quarter, and having a total surface area of 1,782.92 square meters.

5.- Pursuant to public instrument number 2,845 dated April, 17, 2002, which was certified by Jose Luis Farias Montemayor, Notary Public number 120 in and for Monterrey, Nuevo Leon, Axtel granted a unilateral voluntary first priority security interest for the benefit of Nortel, HP and other lenders (represented thereunder by the Collateral Agent), pursuant to the provisions of articles 92 and 93 of the General Law on Communication Means, in that certain real state located at Extension del Ferrocarril Interoceanico de Mexico #1,318 of the Avenida 4 Poniente in the city of Puebla, Puebla, and having a total surface area of 2,280.52 square meters. Real state recorded in the Public Registry of Real Property of Puebla, Puebla, under real estate folio 571039, dated October 02, 2000.

EXHIBIT J                  AMENDMENT TO THE CIVIL MORTGAGE

EXHIBIT K                  AMENDMENT TO ADDITIONAL MORTGAGES

EXHIBIT L                  AMENDMENT TO THE ORIGINAL MORTGAGE

EXHIBIT M                  CIVIL MORTGAGE

EXHIBIT N                  ORIGINAL MORTGAGE

EXHIBIT O                  FORM OF PLEDGE ON IC'S STOCK

EXHIBIT P                  FORM OF PLEDGE ON IIR'S STOCK

EXHIBIT Q                  FORM OF PLEDGE ON SERVICIOS AXTEL'S STOCK

EXHIBIT R         FORM OF CONFIRMATION OF GUARANTEE



                                                                       EXHIBIT R


                            CONFIRMATION OF GUARANTEE


     This CONFIRMATION OF GUARANTEE, dated as of March __, 2003 (the "Confirmation") made by IMPULSORA E INMOBILIARIA REGIONAL S.A. DE C.V., INSTALACIONES Y CONTRATACIONES, S.A. DE C.V. and SERVICIOS AXTEL, S.A. DE C.V., each a business corporation duly organized, validly existing and in good standing under the laws of the United Mexican States ("Mexico") (herein, each individually, together with its successors and assigns, a "Guarantor" and collectively the ("Guarantors"), in favor of Nortel Networks Limited, a company organized under the laws of Canada, with its principal office at 8200 Dixie Road, Suite 100, Brampton, Ontario L6T 5P6, Canada ("Nortel Networks"), as administrative agent (the "Administrative Agent"), Toronto Dominion (Texas), Inc, a corporation duty organized under the laws of the State of Delaware, United States, with its principal office at 900 Fannin Street, Houston, TX, 77010, United States, as collateral agent (the "Collateral Agent"), and Nortel Networks and the several lenders party from time to time to the Restructured Finance Agreement (as defined below) as lenders (the "Lenders,") (the Administrative Agent, the Collateral Agent and the Lenders being referred to herein as the "Lender Parties").

     WHEREAS, Impulsora e Inmobiliaria Regional S.A. de C.V. and Instalaciones y Contrataciones, S.A. de C.V. entered into the Restricted Subsidiary Guarantee dated August 31, 1999 in favor of the Lender Parties in order to guarantee Obligations under the Finance Agreement dated as of June 18, 1999 among Axtel, S.A. de C.V. (the "Borrower") and the Lender Parties (the "Subsidiary Guarantee");

     WHEREAS, Servicios Axtel, S.A. de C.V. entered into the Supplement to the Restricted Subsidiary Guarantee dated October 6, 2001 in favor of the Lender Parties, pursuant to which it became a party to the Subsidiary Guarantee with the same force and effect as if it had been an original signatory thereto, in order to guarantee Obligations under the Amended and Restated Finance Agreement dated as of June 18, 2001 (the "Amended and Restated Finance Agreement") among the Borrower and the Lender Parties;

     WHEREAS, the Borrower, Nortel Networks de Mexico, S.A. de C.V. and the Lender Parties have entered into a Restructuring Agreement dated as of March 20, 2003 (the "Restructuring Agreement"), pursuant to which the Parties have agreed to amend and restructure the Amended and Restated Finance Agreement;

     WHEREAS, the Borrower and the Lender Parties have entered into the Restructured Amended and Restated Finance Agreement dated as of March __, 2003 (the "Restructured Finance Agreement");

     WHEREAS, capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Restructured Finance Agreement.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby acknowledges and agrees that, upon the effectiveness of the Restructuring Agreement and the Restructured Finance Agreement, the Subsidiary Guarantee and all of such Guarantor's obligations thereunder shall continue to be in full force and effect and to apply to the same extent with respect to the Restructured Fi-nance Agreement and Obligations thereunder as to the Amended and Restated Finance Agreement and Obligations thereunder.

     This Confirmation shall be governed by and construed on accordance with the laws of the State of New York, except for choice of law provisions thereof which would require the application of the laws of another state.

     IN WITNESS WHEREOF, this Confirmation has been duly executed as of the day and year first above written.


                               IMPULSORA E INMOBILIARIA
                                    REGIONAL S.A. DE C.V.



                               By:
                                   --------------------------------
                                      Name:
                                      Title:



                               INSTALACIONES Y CONTRATACIONES,
                                    S.A. DE C.V.



                               By:
                                   --------------------------------
                                      Name:
                                      Title:



                               SERVICIOS AXTEL, S.A. DE C.V.,



                               By:
                                   --------------------------------
                                      Name:
                                      Title:


                                      -2-